UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Warner Bros. Discovery, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of 2024 Annual Meeting of Stockholders &

PROXY STATEMENT

WARNER BROS. DISCOVERY

Letter to our Stockholders

Samuel A. Di Piazza, Jr. Board Chair Warner Bros. Discovery, Inc.
April 19, 2024
Dear Fellow Stockholders,
We look forward to welcoming you to our Annual Meeting on June 3, 2024, at 10:00 a.m. ET. This year’s virtual meeting may be accessed at www.virtualshareholdermeeting.com/WBD2024.
In just its second year, Warner Bros. Discovery has made meaningful strides towards achieving its strategic, operational and financial goals. The Board’s focus has been to support David and our leadership team in pursuing WBD’s strategic priorities and positioning the Company on a solid pathway to growth. Together, we have placed continued emphasis on making sure we maintain the critical balance between appropriately investing in the requisite core capabilities and paying down debt, and we are encouraged by the progress made in what is an especially tough media environment.
There, of course, remains much work to be done. Among the challenges David and the team are focused on are managing the secular trends impacting linear television and the advertising headwinds facing the entire industry. While we know there are no simple solutions, the Board shares their confidence in the Company’s ability to navigate these and other hurdles, grow the business, and drive long-term value for you, our fellow stockholders.
We are especially proud of the significant steps the team took over the past year to achieve our leverage target and generate substantial free cash flow, recognizing these are critical to growth. As we look ahead to the balance of the year and our key investment areas, namely storytelling and technology, we see great opportunity to expand WBD’s global reach and creative impact, particularly through the Company’s strategic priority for this year and next, the global roll-out of Max.
Additionally, the Board and the leadership team are pleased to continue to deliver on stockholders’ desire for greater transparency around our policies and practices. WBD’s inaugural Sustainability Report was published earlier this month, and includes information on WBD’s environmental, social and governance objectives and achievements.
We are excited for all that’s in store for Warner Bros. Discovery this year, and, as always, appreciate your continued, strong support.
Sincerely,
Samuel A. Di Piazza, Jr.
Board Chair
Warner Bros. Discovery, Inc.

2024 PROXY STATEMENT	3

Notice of 2024 Annual Meeting
of Stockholders
To Warner Bros. Discovery Stockholders:

You are cordially invited to attend, and notice is hereby given of, the 2024 Annual Meeting of Stockholders, or 2024 Annual Meeting, of Warner Bros. Discovery, Inc. to be held virtually at www.virtualshareholdermeeting.com/WBD2024 on Monday, June 3, 2024 at 10:00 a.m. ET. To attend the virtual meeting, you will need to log in to www.virtualshareholdermeeting.com/WBD2024 using the 16-digit control number shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. Beneficial stockholders who do not have a 16-digit control number should follow the instructions provided by your broker, bank or other nominee prior to the meeting. Electronic entry to the meeting will begin at 9:45 a.m. ET. The 2024 Annual Meeting will be held for the following purposes:
Date and time: Monday, June 3, 2024 at 10:00 AM, Eastern Time
Virtual web conference: www.virtualshareholder meeting.com/WBD2024
Record date: April 4, 2024
Items of Business:

1		2		3

To elect each of the eight director nominees named herein for a one-year term.		To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.		To vote on an advisory resolution to approve the 2023 compensation of our named executive officers, commonly referred to as a "Say on Pay" vote.

FOR each director nominee	Page 18	FOR	Page 43	FOR	Page 89

4		5-7

To approve the Amended and Restated Warner Bros. Discovery, Inc. Stock Incentive Plan.		To vote on the 3 stockholder proposals described in the accompanying proxy statement, if properly presented at the meeting.

FOR	Page 90	AGAINST			Page 102
The stockholders will also act on any other business that may properly come before the 2024 Annual Meeting or adjournments thereof.
The close of business on April 4, 2024 was the record date for determining the holders of shares of our Series A common stock ("common stock") entitled to notice of and to vote at the 2024 Annual Meeting and any postponement or adjournment thereof. A complete list of registered stockholders entitled to vote at the 2024 Annual Meeting will be available for inspection by stockholders during the entirety of the 2024 Annual Meeting at www.virtualshareholdermeeting.com/WBD2024. Further information about how to attend the 2024 Annual Meeting online, vote your shares before or during the 2024 Annual Meeting and submit questions online during the 2024 Annual Meeting is included in the accompanying proxy statement.
By Order of the Board of Directors,
Tara L. Smith
Executive Vice President & Corporate Secretary
Global Head of ESG
April 19, 2024

This proxy statement, our proxy card and our Annual Report on Form 10-K for the year ended December 31, 2023 were first made available to stockholders on or about April 19, 2024.
If you have any questions, or need assistance in voting your shares, please call our proxy solicitor, INNISFREE M&A INCORPORATED, at 1 (877) 717-3922 (toll-free from the U.S. and Canada), or +1 (212) 750-5833 (from other locations).

4

2024 PROXY STATEMENT	5

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Proxy Statement Summary
The Board of Directors (the "Board") of Warner Bros. Discovery, Inc. (the "Company," "we," "us," "our" "Warner Bros. Discovery" or "WBD") is furnishing this proxy statement and soliciting proxies in connection with the proposals to be voted on at the Warner Bros. Discovery 2024 Annual Meeting of Stockholders, or our 2024 Annual Meeting, and any postponements or adjournments thereof. This summary highlights certain information contained in this proxy statement but does not contain all of the information you should consider when voting your shares. Please read the entire proxy statement carefully before voting.
Proxy Voting Roadmap
The following proposals will be voted on at the 2024 Annual Meeting:

Proposal					For more information	Recommendation

Proposal One: Election of Directors
Eight director nominees will be voted on at the meeting, each to serve a one-year term. The Board and the Nominating and Corporate Governance Committee believe our nominees possess the skills, experience and qualifications to effectively monitor performance, provide oversight and support management’s execution of WBD’s strategy.
					See page 18	The Board of Directors recommends a vote "FOR" the election of each of the nominated directors.

Director Nominees

Li Haslett Chen	Richard W. Fisher	Paul A. Gould	Kenneth W. Lowe	John C. Malone	Fazal Merchant	Paula A. Price	David M. Zaslav

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has evaluated the performance of PricewaterhouseCoopers LLP ("PwC") and has re-appointed them as our independent registered public accounting firm for the fiscal year ending December 31, 2024. You are requested to ratify the Audit Committee’s appointment of PwC.
					See page 43	The Board of Directors recommends a vote "FOR" this proposal.

Proposal Three: Advisory Vote on 2023 Executive Compensation ("Say on Pay")
Stockholders are being asked to vote to approve, on a non-binding, advisory basis, our 2023 named executive officer compensation. The Board and the Compensation Committee believe our executive compensation program reflects our commitment to paying for performance.
					See page 89	The Board of Directors recommends a vote "FOR" this proposal.

6

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices

Proposal	For more information	Recommendation

Proposal Four: Approve Amended and Restated Warner Bros. Discovery, Inc. Stock Incentive Plan
The Board has approved, and is submitting to stockholders for approval, the Amended and Restated Warner Bros. Discovery, Inc. Stock Incentive Plan to provide 125 million additional shares to be used for future equity grants to WBD employees.
	See page 90	The Board of Directors recommends a vote "FOR" this proposal.

Proposal Five: Stockholder Proposal — Report on Use of AI Vote on a stockholder proposal submitted by AFL-CIO Equity Index Funds and the NY City Employees' Retirement Systems	See page 102	The Board of Directors recommends a vote "AGAINST" this proposal.

Proposal Six: Stockholder Proposal — Adopt a Shareholder Right to Call a Special Shareholder Meeting Vote on a stockholder proposal submitted by Kenneth Steiner.	See page 106	The Board of Directors recommends a vote "AGAINST" this proposal.

Proposal Seven: Stockholder Proposal — Corporate Financial Sustainability Vote on a stockholder proposal submitted by the National Center for Public Policy Research	See page 109	The Board of Directors recommends a vote "AGAINST" this proposal.

2024 PROXY STATEMENT	7

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Our Board of Directors
The following provides summary information about each director nominee and each director whose term will extend beyond the 2024 Annual Meeting. Committee memberships, age and tenure information is shown as of April 4, 2024, the record date for our 2024 Annual Meeting. Tenure is shown in years and includes prior service on the Discovery, Inc. Board of Directors, where applicable.

Geoffrey Y. Yang 65 IND
Founding Partner and Managing Director, Redpoint Ventures
Tenure: **2**
Committee Membership: **CC**

Li Haslett Chen 36 IND
Founder and CEO, Howl
Tenure: **2**
Committee Membership: **NCGC**

Richard W. Fisher 75 IND
Former President and CEO, Federal Reserve Bank of Dallas
Tenure: **2**
Committee Membership: **CC, NCGC**

Debra L. Lee 69 IND
Former Chair and CEO of BET Networks
Tenure: **2**
Committee Membership: **CC**

Paul A. Gould 78 IND
Managing Director and EVP, Allen & Company, LLC
Tenure: **15***
Committee Membership: **CC, NCGC**

Samuel A. Di Piazza, Jr. 73 IND
Board Chair, Warner Bros. Discovery, Inc.
Former Global CEO, PricewaterhouseCoopers International Ltd.
Tenure: **2**
Committee Membership: **AC**

Kenneth W. Lowe 73 IND
Former Chairman, President and CEO, Scripps Networks Interactive, Inc.
Tenure: **5***
Committee Membership: **AC, CC**

David M. Zaslav 64
President and Chief Executive Officer, Warner Bros. Discovery, Inc.
Tenure: **15***
Committee Membership: **None**

John C. Malone 83 IND
Chairman, Liberty Media Corporation, Liberty Global Ltd. and Liberty Broadband Corp.
Tenure: **15***
Committee Membership: **NCGC**

Paula A. Price 62 IND
Former EVP and CFO, Macy's, Inc.
Tenure: **2**
Committee Membership: **AC**

Fazal Merchant 50 IND
Former Co-CEO of Tanium Inc.
Tenure: **2**
Committee Membership: **AC, NCGC**

Committee Membership

AC	Audit Committee	CC	Compensation Committee	NCGC	Nominating and Corporate Governance Committee

	Committee Chair	I	Independent
*	Includes prior service on Discovery, Inc. Board of Directors

8

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Board Snapshot
The Warner Bros. Discovery Board of Directors ("Board") is currently comprised of 11 directors. Ten of our 11 directors are independent, including the chair of our Board ("Board Chair"), Samuel A. Di Piazza, Jr. All current members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent and all directors who served on these committees at any time since the 2023 Annual Meeting were independent.
Our Board believes that it is essential that Board members represent diverse backgrounds and viewpoints and includes directors who bring a mix of fresh perspectives and deeper experience. Three of our 11 directors, or 27%, are female and five of our 11 directors, or 45%, are racially or ethnically diverse. In April 2022, upon the closing of the WarnerMedia Transaction, we significantly refreshed the Board with the addition of seven new independent directors.
Additional details on our Board composition are as follows (age and tenure information is shown as of April 4, 2024, the record date for the 2024 Annual Meeting):

Age of Independent Directors	Gender Diversity, Racial/Ethnic Diversity

1
1
1
3
4
66
years
Average age
30s
50s
60s
70s
80s

3
3
6
2
8
Male
Female
Asian
African American
White

Independence	Tenure of Independent Directors

2
4.90
years
Average Tenure
8
0-5 Years
Over 15 years

2024 PROXY STATEMENT	9

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Corporate Governance Highlights
The WBD Board represents and acts on behalf of WBD stockholders and is committed to sound corporate governance, as reflected through its policies and practices. The Board believes that strong corporate governance is essential to effective fulfillment of its oversight responsibilities and fiduciary duties. The Board has adopted Corporate Governance Guidelines, which provide a framework for effective governance of the Company. You can find a copy of our Corporate Governance Guidelines, along with the charters of the three standing Board committees, and our Amended and Restated Bylaws ("Bylaws") in the Investor Relations section of our corporate website at ir.wbd.com.
Some highlights of WBD’s corporate governance include:

Director and Committee Independence	■10 of 11 directors are independent ■3 fully independent Board committees: Audit, Compensation, Nominating and Corporate Governance ■Independent directors meet at least twice a year in executive session
Board Accountability and Leadership
■Annual election of directors (beginning at 2025 Annual Meeting of Stockholders)
■Independent Board Chair
■Annual Board and Committee evaluation processes, periodically led by external party
■Board access to outside experts and independent consultants as the Board deems necessary

Board Refreshment and Diversity
■Balance of new and experienced directors, with tenure of independent directors averaging 4.9 years
■Added 7 new independent directors since 2022
■3 of 11 directors are women
■5 of 11 directors are racially or ethnically diverse
■Average age of independent directors is 66 years

Stockholder Rights
■Single class of common stock with one vote per share
■No preferred shares outstanding
■No stockholder rights plan or "poison pill"
■Supermajority provisions in Second Restated Certificate of Incorporation expire at 2025 Annual Meeting of Stockholders
■Annual "Say on Pay" advisory vote

Director Engagement
■All incumbent directors attended at least 92% of Board and Committee meetings in 2023 and all directors attended the 2023 Annual Meeting of Stockholders
■Annual stockholder outreach efforts led by Board Chair, with other Committee Chairs participating, as appropriate
■Stockholder ability to contact directors

Director Access and Robust Succession Planning
■Significant interaction with senior business leaders through regular business reviews and Board presentations
■Directors have access to senior management and other employees
■Annual Board agenda item dedicated to succession planning, with interim discussions as necessary

10

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices

Comprehensive Clawback and Anti-Hedging Policies
■Clawback policy that requires recoupment of erroneously awarded incentive-based compensation following a financial statement restatement.
■Additional clawback provisions in equity grant documents that permit the Company to recoup equity compensation upon a material financial statement restatement resulting from fraud or intentional misconduct
■Insider Trading Policy prohibits all directors, officers and employees from:
■trading in any public puts, calls, covered calls or other derivative products involving Company securities;
■engaging in short sales of Company securities; and
■hedging without prior consent of our Chief Legal Officer

Stock Ownership
■Robust stock ownership guidelines for directors and executive officers
■CEO required to hold shares equivalent to 6x salary
■Other named executive officers are required to hold shares equivalent to 2x salary
■Directors required to hold shares equivalent to 5x the cash portion of their annual retainer within five years of first joining the Board

Stockholder Engagement on Corporate Governance
During our 2023 engagements with stockholders, we discussed the stockholder proposal presented at the 2023 Annual Meeting of Stockholders relating to the removal of supermajority voting requirements from our governing documents. While the proposal did receive the support of approximately 43% of the votes cast on this proposal at the meeting, it did not receive majority support of the votes cast. In our engagements, stockholders were receptive to the significant governance improvements and enhancements the Board has adopted since April 2022, and took note of the fact that the supermajority provisions contained in our Second Restated Certificate of Incorporation were part of the arm's length negotiations between Discovery, Inc. and AT&T Inc. prior to the closing of the WarnerMedia Transaction and that those provisions would sunset as of our 2025 Annual Meeting of Stockholders. Based on the direct feedback we received from stockholders, the WBD Board determined it was not in the best interests of the Company to adopt the changes called for in the heretofore described stockholder proposal. We look forward to continuing to maintain an open dialogue with our stockholders throughout the year to ensure our corporate governance provisions align with stockholder priorities.

2024 PROXY STATEMENT	11

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Sustainability Highlights
WBD was proud to publish our inaugural Sustainability Report in April 2024 to provide stockholders and other interested stakeholders with enhanced information about our environmental, social and governance programs. Below are some highlights from our 2024 Sustainability Report.
You can find our 2024 Sustainability Report at esg.wbd.com.

Our People

~6,900 employees participated in development programs	40 hours of immersive leadership DEI training through our Inclusion Journey for Executives

12,000+ hours of tech training completed by employees	Launched Inclusive Storytelling Guide, supporting diverse, equitable, and inclusive storytelling

Our Community

Launched Corporate Social Responsibility pillars to guide our social impact efforts	41,488 volunteer hours completed by employees	7,343 causes and organizations supported through employee giving and volunteerism

Our Planet

Established the greenhouse gas emissions inventory for Scope 1 and 2 and five material Scope 3 categories	44,841 MWh of renewable energy generated and purchased in Finland, New Zealand, Poland, the United States, and the United Kingdom with 1,035 MWh generated on-site	40 Environmental Media Association Green Seals, 28 with Gold Seal distinction (EMA’s Green Seal recognition program honors progress in sustainable production)

Governance

New employees required to complete training on Code of Ethics within first 45 days; all employees required to acknowledge Code of Ethics annually and complete training bi-annually	Completed an ESG materiality assessment to guide our ESG strategy and reporting	Robust cybersecurity program using NIST's cybersecurity framework and other leading industry practices as guidelines

12

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Our Performance in 2023
About WBD
2023 marked the first full year of operations for Warner Bros. Discovery, following the transformational merger in April of 2022 between Discovery, Inc. ("Discovery") and the WarnerMedia business (the "WarnerMedia Business" or "WarnerMedia") of AT&T Inc. The combination of Discovery and the WarnerMedia Business is referred to in this proxy statement as the "WarnerMedia Transaction".
Warner Bros. Discovery is a premier global media and entertainment company that provides audiences with a differentiated portfolio of content, brands and franchises across television, film, streaming and gaming. Some of our iconic brands and franchises include Warner Bros. Motion Picture Group, Warner Bros. Television Group, DC, HBO, HBO Max, Max, discovery+, CNN, Discovery Channel, HGTV, Food Network, TNT Sports, TBS, TLC, OWN, Warner Bros. Games, Batman, Superman, Wonder Woman, Harry Potter, Looney Tunes, Hanna-Barbera, Game of Thrones, and The Lord of the Rings.
As of December 31, 2023, we classified our operations in three reportable segments:
■Studios: Our Studios segment primarily consists of the production and release of feature films for initial exhibition in theaters, production and initial licensing of television programs to our networks/direct-to-consumer ("DTC") services as well as third parties, distribution of our films and television programs to various third party and internal television and streaming services, distribution through the home entertainment market (physical and digital), related consumer products and themed experience licensing, and interactive gaming.
■Networks: Our Networks segment primarily consists of our domestic and international television networks.
■DTC: Our DTC segment primarily consists of our premium pay-TV and streaming services.
More information on our business is available in our Annual Report on Form 10-K for the year ended December 31, 2023 ("2023 Form 10-K") which accompanies this proxy statement.
2023 Performance
2023 was a challenging year for WBD and for the media and entertainment industry as a whole. We were impacted by the changing landscape of advertising spending and the continued weakness in the advertising market overall, declines in linear television viewing, increased competition from other traditional media companies and the enhanced presence of large technology companies in the media space, lingering effects of the COVID-19 pandemic on movie-theater attendance, and other general macroeconomic conditions. We also experienced an unprecedented work stoppage in our industry as both the Writers Guild of America ("WGA") and Screen Actors Guild-American Federation of Television and Radio Artists ("SAG-AFTRA") went out on strike for several months during 2023.
Despite these challenges, we delivered strong financial performance in 2023 and progressed against several of our strategic and operational initiatives, including;
■Net loss available to WBD decreased to $(3.1) billion and Adjusted EBITDA increased 12% ex-FX to $10.2 billion, as compared to 2022 on a pro forma combined basis;*
■Delivered solid revenue performance during a challenging year and significantly exceeded our Free Cash Flow guidance;
■Reduced outstanding debt by approximately $5.4 billion during 2023, bringing us to a total of approximately $12.4 billion of outstanding debt repaid since closing the WarnerMedia Transaction;
■Launched Max in the U.S. in May 2023 and prepared for international expansion in 2024, which includes the launch of Max in Latin America in February 2024 and expected launch in EMEA in spring 2024;
■Recorded full-year positive Adjusted EBITDA in our DTC segment, which was aided by the profitable performance of our U.S. DTC business in 2023, ahead of our original expectations;
■Unprecedented successes in our theatrical and gaming businesses, which were supported by cross-functional marketing and promotional campaigns that leveraged WBD's broad portfolio of networks, brands and assets:
■Barbie, the top grossing movie of 2023 and highest grossing movie in the history of Warner Bros. Pictures, and
■Hogwarts Legacy, the best selling game of 2023; and

2024 PROXY STATEMENT	13

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
■Continued to produce award-winning content at Warner Bros. Television, HBO and Warner Bros. Studios, resulting in 36 primetime Emmy® Awards, as well as six Golden Globe® Awards and one Academy Award®.
*More information on our business and our performance in 2023 is available in our 2023 Form 10-K. A reconciliation of Adjusted EBITDA, which is a non-GAAP measure, to net loss, its most comparable GAAP measure, and additional information regarding "ex-FX," a non-GAAP presentation of results on a constant currency basis, and our pro forma combined financial information for 2022, which present the combined results of the Company and the WarnerMedia Business as if the WarnerMedia Transaction had been completed on January 1, 2021, are available in Appendix C.

14

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
2023 Executive Compensation
Compensation Philosophy
WBD's compensation philosophy is to pay for performance, encourage excellence, retain our high-performing executive talent across the blended organization and reward executives who deliver.

Our executive compensation programs are designed to implement our pay-for-performance compensation philosophy, as follows:
■ensure a strong alignment of the interests of our stockholders and employees;
■pay for performance, both short-term and long-term;
■pay competitively, across salary grades and geographies; and
■apply compensation policies in an internally consistent manner for similarly situated employees and executives.

Pay-For-Performance
The Compensation Committee (the "Committee") seeks to deliver the majority of target total direct compensation for each named executive officer (or "NEO" as defined in the "Compensation Discussion and Analysis" which begins on page 46) in performance-based pay, with the balance between the annual cash bonus and long-term incentive awards determined by the Committee as appropriate for each role. Approximately 94% of the CEO’s target total compensation under his employment agreement is performance based, and approximately 71% of the average 2023 target total compensation of our other NEOs was performance based.
Total Target Compensation Pay Mix

CEO*	Other NEOs
*    CEO's 2023 annual cash bonus was required to be paid at target, per the terms of the CEO's employment agreement.

2024 PROXY STATEMENT	15

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
2023 Stockholder Engagement and Responsiveness
Throughout 2023, we routinely engaged with several of our top stockholders, both during the 2023 proxy season and again during the fall and winter of 2023 following our 2023 "Say on Pay" vote. In response to our 2023 Say on Pay vote outcome, we invited our top 15 stockholders to engage with us. We focused on the top 15 stockholders as our stockholder base is fragmented and our 15 largest stockholders represent approximately 45% of our outstanding shares. We ultimately met with 10 of these stockholders representing approximately 37% of our outstanding shares. Participating in our engagement efforts were our independent Board Chair, Mr. Di Piazza, and our independent Compensation Committee Chair, Mr. Gould, with support from the Company's Investor Relations and Legal Departments.

Contacted top 15 stockholders representing 45% of outstanding shares	Engaged with 10 stockholders representing 37% of outstanding shares	100% of engagement meetings attended by independent Board members
Our stockholders conveyed diverse perspectives with regard to our executive compensation program. The majority of our stockholders were aligned with our pay-for-performance philosophy and responded favorably to the compensation-related updates for 2023 disclosed in last year’s proxy, including the reintroduction of performance restricted stock units ("PRSUs") and options in the long-term incentive plan (for NEOs other than our CEO, who already received PRSUs and holds a large number of options), the differentiation of short- and long-term performance metrics, and higher weighting allocated to the free cash flow performance metric.
The following table outlines key feedback we received from our stockholders as it relates to our executive compensation program and the responsive actions the Committee has implemented in light of these discussions. The Committee will continue to evaluate the executive compensation program and commits to maintaining ongoing and open dialogue with our stockholders.

What We Heard	What We Did

■Maintain effective compensation governance and transparent compensation disclosures
■Implemented an annual "Say on Pay" vote in 2023. See Proposal Three on page 89
■Continued to enhance our CD&A (as defined below) disclosures to focus on the Committee's decision-making, such as the inclusion of an "Executive Summary" in our 2024 proxy statement, which appears on page 47

16

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices

What We Heard	What We Did
■Pay and performance should be aligned
■Clear commitment to pay for performance, as demonstrated through the redesign of the 2023 executive compensation program in response to stockholder feedback
■Took several steps to strengthen alignment between executive compensation and the stockholder experience:
■Utilized stock options, which represented 25% of our NEOs (other than the CEO) 2023 target equity grants and each grant was valued between $1.5 million and $2.125 million at the time of grant. As of the date of this proxy statement and based on our current stock price, these awards do not have any value as the strike price is above the current stock price, demonstrating the alignment between executive incentives and stockholder value
■2023 PRSUs for all NEOs were earned at 200% of target based on significant over-delivery against the free cash flow target, but the realizable value on the vesting date was only approximately 109% of the initial target value, reflective of our stock price performance over the last year
■Annual PRSU awards to CEO subject to FCF (as defined below) modifier; annual PRSU awards for other NEOs are subject to a three-year relative total stockholder return ("TSR") modifier
■CEO continues to hold a significant number of premium priced options that require significant stock price appreciation to recognize value

■Incorporate longer performance periods for equity compensation	■Set three-year performance period for TSR-modifier applied to NEO PRSU awards (other than CEO's awards)

■Utilize diversified performance metrics across incentive programs
■Differentiated financial metrics used for 2023 cash bonus program (revenue, EBITDA, DTC subscribers) and the 2023 long-term incentive ("LTI") program (free cash flow and total stockholder return)
■Differentiated financial metrics were also adopted for 2024 executive compensation program

■WBD leadership should be focused on leverage reduction and generating free cash flow that can be used to invest in future growth
■Utilized free cash flow as a financial metric in the 2023 LTI program
■Awarded supplemental PRSUs to the NEOs and certain other executives to further incent achievement of our free cash flow objectives

■Concerns regarding single-trigger severance provision included in the amended employment agreement with our CEO
■The Committee evaluated potential severance provisions in the CEO's employment agreement and determined that these enhanced provisions were essential to retain and incentivize Mr. Zaslav’s continued contributions to our transformation and merger integration efforts and were in the best interest of WBD and our stockholders
■No other NEOs have single-trigger severance provisions

2024 PROXY STATEMENT	17

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices

Proposal 1 Election of Directors
The Warner Bros. Discovery, Inc. Board of Directors recommends a vote "FOR" the election of the nominated directors.
Our Board of Directors
Our Board has general oversight responsibility for the Company’s affairs pursuant to the Delaware General Corporation Law and the Company’s Second Restated Certificate of Incorporation and Bylaws. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s stockholders and is committed to strong corporate governance, as reflected through its policies and practices. The Board is deeply involved in the Company’s strategic planning process, leadership development, succession planning, and oversight of risk management.
Director Skills, Experience and Diversity Matrix
The WBD Board is comprised of highly skilled directors who bring a diverse range of skills and experiences to the Board's oversight role. The following table summarizes the key skills and experiences of each director nominee and each director whose term extends beyond the 2024 Annual Meeting. Further details about each individual's experiences and qualifications are set forth in their individual biographies.

18

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices

SKILLS AND EXPERIENCE

Executive Management Experience
Media/Entertainment/ Telecommunications Industry Experience
Technology/Cybersecurity Experience
Financial/Accounting Experience
Risk Management Experience
International/Global Business Operations Experience
Regulatory/Government Experience
Outside Public Company Board Experience
BACKGROUND
Tenure/Age/Gender
Years on the Board*	2	2	2	15	2	5	15	2	2	2	15
Age*	36	73	75	78	69	73	83	50	62	65	64
Gender	F	M	M	M	F	M	M	M	F	M	M
Race/Ethnicity
Black or African American
Asian
White
*       Age/tenure as of April 4, 2024, the record date of this proxy statement, tenure includes prior service on Discovery, Inc. Board
F=Female, M=Male
Please also see Nasdaq Board Diversity Matrix in Appendix B

2024 PROXY STATEMENT	19

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Skills and Experience Definitions

Executive Management Experience Experience as an executive member of corporate management	Risk Management Experience Experience assessing risk and reviewing measures to address and mitigate risks

Media, Entertainment, and Telecommunications Industry Experience Prior experience working as an executive or serving on the board of a sophisticated media, entertainment or telecommunications company	International/Global Business Operations Experience Experience working in global markets and understanding the nuances of international business environments

Technology/Cybersecurity Experience
Experience in a technology-related business and/or an acute understanding of emerging technology trends; experience in the development of technology and processes that protect the storage of information and maintain confidentiality
Regulatory/Government Experience Experience working in a governmental or regulatory agency, or leading an organization in a highly-regulated industry

Financial/Accounting Experience
High-level expertise in finance and accounting, such as those who have experience as an operating executive with responsibility for all or a portion of a company’s financial reporting, in the financial sector or private equity or as an audit committee member for publicly traded companies, or have an educational background or training in accounting or finance
Outside Public Company Board Experience Experience serving on an external public company board

20

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Nominees for Election
As shown below, the WBD Board currently consists of 11 directors: eight directors whose terms will expire at the 2024 Annual Meeting and three directors whose initial terms will expire at the 2025 Annual Meeting.

Directors whose Terms Expire at 2024 Annual Meeting		Class III Directors Initial Terms Expire at 2025 Annual Meeting
Li Haslett Chen	John C. Malone	Samuel A. Di Piazza, Jr.
Richard W. Fisher	Fazal Merchant	Debra L. Lee
Paul A. Gould	Paula A. Price	Geoffrey Y. Yang
Kenneth W. Lowe	David M. Zaslav

In connection with the closing of the WarnerMedia Transaction in 2022, the WBD Board was initially divided into three classes of directors, with Class I consisting of four directors serving a one-year initial term, Class II consisting of four directors serving a two-year initial term and Class III originally consisting of five directors serving a three-year initial term. In accordance with our Second Restated Certificate of Incorporation, upon the expiration of the initial term of each class of directors, such class of directors, if nominated by the Board, will stand for election by our stockholders for a one-year term and, if elected by stockholders, will hold office until the earliest to occur of their respective death, resignation, removal or disqualification or the election and qualification of their respective successors.
On March 29, 2024, Steven A. Miron and Steven O. Newhouse, each an original Class III director, notified WBD that they would be resigning from the Board, effective as of March 29, 2024. The Board subsequently took action to reduce the size of the Board to 11 directors, as permitted by our governing documents.
Consistent with the foregoing, (i) the initial term of the Class I directors expired at the 2023 Annual Meeting and those directors, Li Haslett Chen, Kenneth W. Lowe, Paula A. Price and David M. Zaslav, were nominated by the Board and reelected by the stockholders for a one-year term expiring at the 2024 Annual Meeting, (ii) the initial term of the Class II directors, Richard W. Fisher, Paul A. Gould, John C. Malone and Fazal Merchant, will expire at the 2024 Annual Meeting and (iii) the initial term of the remaining Class III directors will expire at the 2025 Annual Meeting. At our 2025 Annual Meeting, all of our directors will stand for election for one-year terms and the current classified nature of the WBD Board will fully sunset.
The eight directors who are being nominated for re-election at the 2024 Annual Meeting for a one-year term that will expire at the 2025 Annual Meeting are Li Haslett Chen, Richard W. Fisher, Paul A. Gould, Kenneth W. Lowe, John C. Malone, Fazal Merchant, Paula A. Price and David M. Zaslav. Unless otherwise instructed on the proxy card, the persons named as proxies will vote the shares represented by each properly executed proxy "FOR" the election as directors of the persons named in this proxy statement as nominees. Each of the nominees has consented to serve if elected. However, if any of the persons nominated by the Board fails to stand for election, or declines to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board may recommend.
The following tables present information, including age, term of office, committee memberships, independence, business experience, qualifications, education, and other public company directorships held in the past five years, for each person nominated for election as a director at the 2024 Annual Meeting and for those directors whose terms of office will continue after the 2024 Annual Meeting. Each member of our Board and each director nominee possesses skills and experience which makes him or her an important component of the Board as a whole. While consideration of the information presented below regarding each director’s and director nominee’s specific experience, qualifications, attributes and skills led our Board to the conclusion that he or she should serve as a director, we also believe that all of our directors and director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Warner Bros. Discovery and our Board. There is no family relationship among any of WBD's executive officers or directors, by blood, marriage or adoption.

2024 PROXY STATEMENT	21

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Director Nominees for Election at 2024 Annual Meeting

Li Haslett Chen Independent Director

Age: 36 Director Since: 2022 Committee Memberships ■Nominating and Corporate Governance Committee	Other Public Company Directorships (past five years): ■None Education ■Columbia University, BA

Professional Experience	Qualifications and Expertise Provided to Our Board
Li Haslett Chen is the founder and chief executive officer of Howl, a technology platform that democratizes access to retail's next frontier - social commerce. For creators on platforms like YouTube, TikTok, and Instagram, Howl provides the foundation to get paid for selling products from global brands. Under her leadership, Howl has been named one of Fast Company’s Most Innovative Companies and one of the Most Promising AI Companies by Forbes. Ms. Chen has been recognized as a Retail Disruptor by The Financial Times, a World Economic Forum Technology Pioneer, and included on Ad Age’s 40-Under-40.	Ms. Chen is skilled in digital interactions in the content and e-commerce spaces, as well as in technology and product development. She also brings significant experience with direct-to-consumer platforms to the WBD Board.

Richard W. Fisher Independent Director

Age: 75 Director Since: 2022 Committee Memberships ■Compensation Committee ■Nominating and Corporate Governance Committee
Other Public Company Directorships
(past five years):
■Tenet Healthcare Corporation (2017-present)
■Beneficient Company Group (2023-March 2024)
■AT&T Inc. (2015-2021)
■PepsiCo, Inc. (2015-2021)
Education:
■Harvard University, BA
■Stanford University, MBA

Professional Experience	Qualifications and Expertise Provided to Our Board
Richard W. Fisher served as President and Chief Executive Officer of the Federal Reserve Bank of Dallas from 2005 until March 2015. He served as a Senior Advisor to Barclays PLC from 2015 until March 2024, and began serving as a Senior Advisor to Jefferies in April of 2024. From 2001 to 2005, Mr. Fisher was Vice Chairman and Managing Partner of Kissinger McLarty Associates. From 1997 to 2001, Mr. Fisher served as Deputy U.S. Trade Representative with the rank of Ambassador. Previously, he served as Managing Partner of Fisher Capital Management and Fisher Ewing Partners LP (investment advisory firms) and prior to that was Senior Manager of Brown Brothers Harriman & Co. From 2015 to 2021, Mr. Fisher served as a director at PepsiCo and he currently serves on the Audit committee of Tenet Healthcare, where he has been a director since 2017.	Mr. Fisher has extensive knowledge of financial matters and expertise in international markets, trade and regulatory frameworks. He brings to our Board strategy, leadership and risk oversight experience, including his prior experience chairing a Federal Reserve committee on information technology architecture and cybersecurity risks for five years.

22

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices

Paul A. Gould Independent Director

Age: 78 Director Since: 2008 Committee Memberships ■Compensation Committee (Chair) ■Nominating and Corporate Governance Committee
Other Public Company Directorships
(past five years):
■ Liberty Latin America, Ltd. (2017-present)
■ Liberty Global Ltd. (2005-present)
■ Radius Global Infrastructure, Inc. (2020-2023)
Education:
■Farleigh Dickinson University, BA

Professional Experience
Paul A. Gould served as a director of Discovery Holding Company from 2005 to 2008 when it merged with Discovery, Inc. Mr. Gould has served at Allen & Company Incorporated, an investment banking services company, since 1972, including as a Managing Director and Executive Vice President for more than the last five years. He is also a member of an International Monetary Fund advisory committee, and a long-serving board member of the Wildlife Conservation Society, where he has chaired the investment committee since 2017. Mr. Gould has served as a financial advisor to many Fortune 500 corporations and advised on a number of large media company acquisitions. Since 2020, Mr. Gould has served as a director of Radius Global Infrastructure, Inc., which ceased to be a public company in 2023.

Qualifications and Expertise Provided to Our Board
Mr. Gould brings to our Board a wealth of experience in matters relating to public company finance and mergers and acquisitions, particularly in the media and entertainment industries. Mr. Gould’s knowledge of our Company and our industry, combined with his expertise in finance, makes him an important part of our Board.

Kenneth W. Lowe Independent Director

Age: 73 Director Since: 2018-2022; 2023 Committee Memberships ■Audit Committee ■Compensation Committee	Other Public Company Directorships (past five years): ■None Education: ■University of North Carolina at Chapel Hill, BA

Professional Experience	Qualifications and Expertise Provided to Our Board
Kenneth W. Lowe served as Chairman, President and Chief Executive Officer of Scripps Networks Interactive, Inc. ("Scripps Networks") from 2008 until 2018, when Scripps Networks merged with Discovery, Inc. From 2000-2008, Mr. Lowe served as President and Chief Executive Officer of The E.W. Scripps Company. Prior to 2000, Mr. Lowe was Chairman and CEO of Scripps Networks.

Through his experience as a media executive and his extensive experience with Scripps Networks, Mr. Lowe has developed a deep understanding of our industry. Mr. Lowe has a proven track record of building content and lifestyle brands as well as integrating and growing global media companies. Mr. Lowe’s expertise in the media industry, experience as a public company executive, and prior experience on the Discovery board during a period of transformation following the Scripps Networks acquisition makes him a valued addition to the WBD Board.

2024 PROXY STATEMENT	23

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices

John C. Malone Independent Director

Age: 83 Director Since: 2008 Committee Memberships ■Nominating and Corporate Governance Committee (Chair)
Other Public Company Directorships
(past five years):
■Liberty Broadband Corporation (2014-present)
■Liberty Media Corporation (including its predecessors) (2010-present)
■Liberty Global Ltd. (including its predecessors) (2005-present)
■Qurate Retail, Inc. (including its predecessors) (1994-present)
■GCI Liberty, Inc. (2018-2020)
■Liberty Expedia Holdings, Inc. (2016-2019)
■Liberty Latin America, Ltd. (2017-2019)
Education:
■Yale University, BS
■Johns Hopkins University, MA, Ph.D.

Professional Experience
John C. Malone served as Chief Executive Officer and Chairman of the Board of Discovery Holding Company from 2005 to 2008, when it merged with Discovery, Inc. Mr. Malone is currently chairman of the boards of Liberty Media Corporation, Liberty Broadband Corporation and Liberty Global Ltd. His extensive experience includes serving as chief executive officer of Telecommunications Inc. for over 25 years until its merger with AT&T Corporation in 1999.

Qualifications and Expertise Provided to Our Board
Mr. Malone has played a pivotal role in the cable television industry since its inception and is considered one of the preeminent figures in the media and telecommunications industry. Mr. Malone brings to our Board his well-known sophisticated problem solving and risk assessment skills. His breadth of industry knowledge and unique perspective on our business make him an invaluable member of our Board. He also brings extensive experience serving on other public company boards and boards of non-profit organizations within the cable industry, including Cable Television Laboratories, Inc. and the National Cable Television Association.

24

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices

Fazal Merchant Independent Director

Age: 50 Director Since: 2022 Committee Memberships ■Audit Committee ■Nominating and Corporate Governance Committee	Other Public Company Directorships (past five years): ■Ryman Hospitality Properties, Inc. (2017-present) ■Meritor, Inc. (2020-2022) Education ■University of Texas at Austin, B.A. ■Indiana University, MBA

Professional Experience	Qualifications and Expertise Provided to Our Board
Fazal Merchant is currently a Senior Advisor to Sixth Street Partners and various media and technology related endeavors, and a member of the board of directors at Ryman Hospitality Properties and Ariel Investments. He retired in 2020 as Co-CEO of Tanium Inc., a subscription-based global cybersecurity and IT management company, which he joined in 2017 as COO & CFO and was appointed Co-CEO in May 2019 and served as a board member from June 2019 until February 2022. Prior to joining Tanium, Mr. Merchant was CFO of DreamWorks Animation SKG (2014-2016) and he served in several executive roles at DirecTV, including SVP Corporate Development, Corporate Treasurer, and CFO of Latin America (2012-2014). Earlier in his career, Mr. Merchant spent over 8 years in investment banking at Barclays Capital and RBS, and he began his career at Ford Motor Company.
Mr. Merchant brings extensive business experience in senior leadership positions with involvement in and oversight of technology, strategy, financial reporting and controls, marketing, sales and capital markets. In addition, Mr. Merchant’s experience as chief financial officer of multiple companies provides our Board with extensive financial acumen and experience. Mr. Merchant also brings valuable experience with respect to media and technology.

2024 PROXY STATEMENT	25

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices

Paula A. Price Independent Director

Age: 62 Director Since: 2022 Committee Memberships ■ Audit Committee (Chair)
Other Public Company Directorships
(past five years):
■Bristol Myers Squibb (2020 - present)
■Accenture plc (2014 - present)
■DaVita Inc. (2020 to 2022)
■Western Digital Corporation (2014 to 2019, 2020 to 2022)
Education
■DePaul University, BS
■University of Chicago, MBA

Professional Experience	Qualifications and Expertise Provided to Our Board
From July 2018 through May 2020, Paula A. Price was the executive vice president and chief financial officer of Macy’s, Inc., an omni-channel retailer of apparel, accessories and other goods, and she continued to serve as its strategic advisor until November 2020. From 2014 to 2018, she was a full-time senior lecturer at Harvard Business School. Prior to joining the faculty of Harvard Business School, she was executive vice president and chief financial officer of Ahold USA, a U.S. grocery retailer, which she joined in 2009. Prior to joining Ahold USA, Ms. Price was senior vice president, controller and chief accounting officer at CVS Caremark. Earlier in her career, Ms. Price was the chief financial officer of the Institutional Trust Services division of JPMorgan Chase & Co. and also held senior management positions at Prudential Insurance Co. of America, Diageo and Kraft Foods. A certified public accountant, she began her career at Arthur Andersen & Co.	Ms. Price brings to the WBD Board broad experience across finance, general management and strategy gained from her service in senior executive and management positions at major corporations across several industries, including, in particular, the retail, financial services and consumer packaged goods industries. She brings to the Board an important perspective from her experience as a chief financial officer, a member of the faculty of Harvard Business School and from her service as a director of other public company boards. The Board also benefits from her extensive background and expertise in finance and accounting matters.

David M. Zaslav President and Chief Executive Officer of Warner Bros. Discovery, Inc.

Age: 64 Director Since: 2008 Committee Memberships ■ None
Other Public Company Directorships
(past five years):
■Grupo Televisa S.A.B. (2015-present)
■Sirius XM Radio, Inc. (2013-present)
■Lions Gate Entertainment Corp. (2015-2021)
Education:
■Binghamton University, BS
■Boston University School of Law, JD

Professional Experience
David M. Zaslav has served as our President and Chief Executive Officer since the closing of the WarnerMedia Transaction on April 8, 2022. Prior to the closing, Mr. Zaslav served as Discovery, Inc.’s President and Chief Executive Officer from January 2007 until April 2022. Previously, Mr. Zaslav served as President, Cable & Domestic Television and New Media Distribution of NBC Universal, Inc. ("NBC"), a media and entertainment company, from May 2006 to December 2006. Mr. Zaslav served as Executive Vice President of NBC, and President of NBC Cable, a division of NBC, from 1999 to May 2006.

Qualifications and Expertise Provided to Our Board
As Chief Executive Officer, Mr. Zaslav sets our goals and strategies and oversees all global operations for WBD. Under his leadership, Discovery, Inc. grew into a Fortune 500 public company with world-class brands and networks. Mr. Zaslav conceived, initiated and led the negotiation, signing and closing of the transformational WarnerMedia Transaction to create Warner Bros. Discovery. His ability as director to add his views and insights, which are focused on strategic growth and operational efficiency, to our Board’s deliberations is of significant benefit to our Board.

26

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Class III Directors with Initial Terms Expiring in 2025

Samuel A. Di Piazza, Jr. Independent Board Chair

Age: 73 Director Since: 2022 Committee Memberships ■ Audit Committee
Other Public Company Directorships
(past five years):
■ProAssurance Corporation (2014-present)
■Regions Financial Corporation (2016-2023)
■Jones Lang LaSalle Incorporated (2015-2023)
■AT&T Inc. (2015-2022)
Education:
■University of Alabama, BS
■University of Houston, MS

Professional Experience
Samuel A. Di Piazza, Jr. served as Global Chief Executive Officer of PricewaterhouseCoopers International Limited from 2002 until his retirement in 2009. Mr. Di Piazza began his 36-year career with PricewaterhouseCoopers (PwC, formerly Coopers & Lybrand) in 1973 and was named Partner in 1979 and Senior Partner in 2000. From 1979 to 2002, Mr. Di Piazza held various regional leadership positions with PwC. After his retirement from PwC, Mr. Di Piazza joined Citigroup where he served as Vice Chairman of the Global Corporate and Investment Bank from 2011 until 2014.

Qualifications and Expertise Provided to Our Board
Mr. Di Piazza brings significant executive and business leadership to our Board through his management of a multicultural, complex professional services organization serving clients around the world. He has significant global accounting, cyber and financial experience, and extensive knowledge of the entertainment business, including from his prior service on the boards of DirecTV and AT&T.

Debra L. Lee Independent Director

Age: 69 Director Since: 2022 Committee Memberships ■Compensation Committee
Other Public Company Directorships
(past five years):
■The Procter & Gamble Company (2020-present)
■Burberry Group plc (2019-present)
■Marriott International, Inc. (2004-present)
■AT&T Inc. (2019 - 2022)
■Twitter, Inc. (2016-2019)
Education:
■Brown University, BA
■Harvard University - Kennedy School of Government, MA
■Harvard University School of Law, JD

Professional Experience	Qualifications and Expertise Provided to Our Board
Debra L. Lee is Chair of Leading Women Defined Foundation (a nonprofit education and advocacy organization in Los Angeles, California), which she founded in 2009. She has served in this capacity since June 2018. Ms. Lee also co-founded The Monarchs Collective (a management consulting firm in Los Angeles, California), where she has served as a partner since 2020. Ms. Lee served as Chairman and Chief Executive Officer of BET Networks (a global media and entertainment subsidiary of Viacom, Inc., headquartered in New York, New York) from 2006 until her retirement in 2018. Ms. Lee joined BET Networks in 1986 and served in several leadership roles, including President and Chief Executive Officer (2005-2006), President and Chief Operating Officer (1995-2005), and Executive Vice President and General Counsel (1986-1995).	Ms. Lee brings a depth of executive management, strategy, and risk management experience to the Board, gained through her long-tenured leadership of BET Networks and her service on numerous other public company boards. As a result of her experience and service, her depth and breadth of knowledge on matters of corporate governance allows her to provide the Board with valuable perspective on oversight and accountability in a dynamic operating environment. Further, Ms. Lee’s more than 30 years of experience as an executive in the media industry, along with her broad board experience in consumer-facing brands are particularly valuable to the WBD Board.

2024 PROXY STATEMENT	27

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices

Geoffrey Y. Yang Independent Director

Age: 65 Director Since: 2022 Committee Memberships ■Compensation Committee
Other Public Company Directorships
(past five years):
■Franklin Resources Inc. (2011-present)
■AT&T Inc. (2016-2022)
■Liberty Media Acquisition Corporation (2021-2022)
Education:
■Princeton University, BSE
■Stanford University, MBA

Professional Experience	Qualifications and Expertise Provided to Our Board
Geoffrey Y. Yang is a founding partner and Managing Director of Redpoint Ventures (a global private equity and venture capital firm based in Woodside, California) ("Redpoint") and has served in this capacity since 1999. He also founded Performance Health Sciences (d/b/a Apeiron Life), located in Menlo Park, California, where he has served as Chief Executive Officer and a member of its board of directors since April 2018. He is cofounder and CEO of The Odds, LLC, a seed stage company founded in 2022, and cofounder, director and former CEO of Sake Ono, LLC, a seed stage company formed in 2022. Prior to founding Redpoint, Mr. Yang was a General Partner with Institutional Venture Partners (a private equity investment firm in Menlo Park, California), which he joined in 1987. Mr. Yang has over 35 years of experience in the venture capital industry and has helped found or served on the boards of a variety of consumer media, internet, and infrastructure companies.	Mr. Yang has extensive experience in technology and innovative forms of digital media and advertising. He has helped to found, invest in, and provide strategic guidance to communications infrastructure and consumer media and entertainment companies internationally.

28

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Corporate Governance
Our corporate governance practices are established and monitored by our Board. Our Board regularly assesses our governance policies in light of legal requirements and governance best practices.
Corporate Governance Guidelines
Our corporate governance practices are embodied in a formal document that has been approved by our Board. The Warner Bros. Discovery, Inc. Corporate Governance Guidelines, or the Guidelines, are posted to the Investor Relations section of our corporate website at ir.wbd.com. These Guidelines, which provide a framework for the conduct of our Board’s business, provide that:

■our Board’s responsibility is to oversee the management of Warner Bros. Discovery and to help ensure that the interests of the stockholders are served;
■a majority of the members of our Board shall be independent directors;
■the independent directors meet at least twice a year in executive session;
■directors have access to senior management and, as necessary and appropriate, independent advisors;
■all directors are encouraged to participate in continuing director education on an ongoing basis; and
■our Board and its committees will conduct annual evaluation processes to determine whether they are functioning effectively.

Our Board periodically reviews the Guidelines and updates them as appropriate. Printed copies of our Guidelines are available to any stockholder upon request to the Corporate Secretary, at the address specified below under "Stockholder Communication with Directors."
Board Leadership Structure
Discovery, Inc. historically separated the roles of Chief Executive Officer ("CEO") and Board Chair in recognition of the differences between the two roles. In April of 2022, concurrent with the closing of the WarnerMedia Transaction and the related changes to our capital structure and Board composition, the WBD Board considered our Board leadership structure and whether the CEO and Board Chair roles should continue to be separated (as it had been prior to the WarnerMedia Transaction) or combined. The WBD Board noted that the CEO is responsible for setting WBD’s strategic direction, providing leadership and driving the performance of the Company, while the Board Chair provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board. In light of the leadership experience and management expertise of Mr. Di Piazza and the dynamic leadership of David M. Zaslav, our CEO, our Board feels that this structure continues to be appropriate for Warner Bros. Discovery.

2024 PROXY STATEMENT	29

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Director Independence
It is our policy that a majority of the members of our Board be independent. For a director to be deemed independent, a director must be independent as determined under Rule 5605(a)(2) of the Nasdaq Global Select Market Rules ("Nasdaq Rules") and, in the Board’s judgment, the director must not have a relationship with Warner Bros. Discovery that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Board considered the relationships and affiliations of each director to determine his or her independence. Our Board has affirmatively determined that each director who served on the Board during 2023 and each director nominee, other than Mr. Zaslav, is independent under the Nasdaq Rules and the Guidelines. Our Board specifically considered the relationships and positions of certain directors with our large distributors, including Charter Communications, Inc., Liberty Global Ltd. and Liberty Broadband Corporation, and concluded that these relationships do not interfere with the directors’ independence.
The Nasdaq Rules impose additional requirements for members of key committees, requiring that, subject to specified exceptions,
■each member of a listed company’s audit, compensation and nominating and governance committees must be independent;
■audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and
■compensation committee members must also satisfy the additional independence criteria set forth in Rule 5605(d)(2)(A) of the Nasdaq Rules.
In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board, or any other board committee: (1) accept any consulting, advisory, or other compensatory fee from the listed company, other than for board service; or (2) be an affiliated person of the listed company. In order to be considered independent for purposes of Rule 5605(d)(2)(A) of the Nasdaq Rules, a member of a compensation committee of a listed company may not, other than in his or her capacity as a member of the compensation committee, the board or any other board committee: (1) accept any consulting, advisory, or other compensatory fee from the listed company, other than for board service; or (2) be an affiliated person of the listed company.
In light of the Nasdaq Rules regarding committee service, our Board evaluated each current member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and each member who served on such committees during 2023 and determined that each individual was an independent director pursuant to all applicable Nasdaq Rules and the Guidelines. In addition, each member of the Audit Committee also meets the additional standards for Audit Committee members established by the Securities and Exchange Commission ("SEC") in Rule 10A-3 of the Exchange Act, and each member of the Compensation Committee meets the additional standards in Rule 5605(d)(2)(A) of the Nasdaq Rules and also qualifies as a "Non-Employee Director" as defined in Rule 16b-3 of the Exchange Act.
Director Nomination Process
The Nominating and Corporate Governance Committee is responsible for recommending to the Board the slate of nominees to be proposed for election by stockholders at our annual meeting of stockholders and for reviewing proposals for nominations from stockholders that are submitted in accordance with the procedures summarized below.
The Nominating and Corporate Governance Committee has the authority to employ a variety of methods for identifying and evaluating potential Board nominees. Candidates for vacancies on the Board may come to the attention of the committee through several different means, including recommendations from Board members, senior management, professional search firms, stockholder nominations and other sources.

30

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
In considering whether to recommend any particular candidate for inclusion in the Board’s slate of director nominees, the Nominating and Corporate Governance Committee considers the candidate’s ability to meet the independence standards established by the Nasdaq Rules and also applies the criteria set forth in our Guidelines. The Nominating and Corporate Governance Committee does not assign specific weights to any particular criteria and no particular criterion is a prerequisite for each prospective nominee. Under our Guidelines, a nominee:

■should have a reputation for integrity, honesty and adherence to high ethical standards;
■should have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company;
■should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees;
■should understand the sometimes-conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, regulatory authorities, creditors and the general public, and should act in the interests of all stockholders; and
■shall not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

The Guidelines also provide that directors shall be selected on the basis of talent and experience. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that Board members represent diverse viewpoints and that the value of diversity on the Board will be considered when evaluating nominees. Diversity of background, including diversity of gender, race, ethnic or geographic origin and age are factors that will be considered. Experience in business, government and education and in media, entertainment and other areas relevant to our activities are also factors in the selection process.
The Nominating and Corporate Governance Committee considers all nominations submitted by stockholders that meet the eligibility requirements outlined in our Bylaws. As required by our Bylaws, stockholder nominations of candidates for election as directors must be submitted in writing to the Corporate Secretary, Warner Bros. Discovery, Inc., 230 Park Avenue South, New York, New York 10003, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary of the preceding year’s annual meeting. The deadline for stockholder nominations of candidates for election as directors at the 2024 Annual Meeting was February 8, 2024. We did not receive any stockholder nominations of candidates for election as directors for the 2024 Annual Meeting. For information on what must be included in the written notice to nominate a candidate for election at the 2025 Annual Meeting, see "Submission of Stockholder Proposals for 2025 Annual Meeting" on page 124. Stockholder nominees for election to the Board will be evaluated by the Nominating and Corporate Governance Committee based on the criteria specified above and using the same process as a nominee recommended by the Board or management.
Evaluations of Board Performance
The Nominating and Corporate Governance Committee leads periodic evaluations of Board and committee performance. The evaluation process is designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures. In 2023, as a matter of good governance and in order to obtain an unbiased perspective on the effectiveness of the Board and each committee, the Nominating and Corporate Governance Committee engaged a third-party law firm to lead an in-depth, independent evaluation process. As part of that evaluation process, the third-party firm interviewed each member of the Board to identify opportunities to improve the impact and performance of the Board and each committee and reported the results of the evaluation to the Nominating and Corporate Governance Committee and the Board.
The Board and its committees also periodically review our key governance documents, including the Bylaws, Guidelines and each standing committee charter, and recommend changes as necessary or desirable. During 2023, the Board approved changes to the Company's Bylaws to address new rules adopted by the SEC, including the new universal proxy rule.

2024 PROXY STATEMENT	31

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Transactions with Related Persons
Our current written policies and procedures for the review, approval or ratification of related person transactions and other conflict of interest matters are based on our Guidelines and our Code of Ethics, which apply to all directors, officers and employees of WBD. Among other things, our Guidelines provide that when a director has an actual or potential conflict of interest, the director should promptly inform the Chief Executive Officer, the Chief Legal Officer and the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, or another independent committee of the Board designated by the Board, will resolve any conflict of interest involving a director, the Chief Executive Officer or any other executive officer. No related person transaction may be effected by WBD without the approval of the Nominating and Corporate Governance Committee or another independent committee designated by the Board. For purposes of our Guidelines, a "related person transaction" refers to any transaction which WBD would be required to disclose pursuant to Item 404 of Regulation S-K.
In evaluating potential related person transactions, the Nominating and Corporate Governance Committee considers:

■the nature of the related person’s interest in the transaction;
■the approximate total dollar value of, and extent of the related person’s interest in, the transaction;
■whether the transaction would be undertaken in our ordinary course of business;
■whether the transaction is proposed to be entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party; and
■the purpose of, and potential benefits to the Company of, the transaction.

In the ordinary course of business during 2023, we were a party to certain business transactions with institutions affiliated with members of our Board. Management believes, and the Nominating and Corporate Governance Committee concurred, that the terms and conditions of the transactions were no more and no less favorable to us than the terms of similar transactions with unaffiliated institutions to which we are, or expect to be, a party. Those transactions that are required to be disclosed under rules promulgated by the SEC are described below.
In April 2022, in connection with the WarnerMedia Transaction, the Company and Advance/Newhouse Programming Partnership and Advance/Newhouse Partnership (together, "Advance/Newhouse") entered into a registration rights agreement granting Advance/Newhouse registration rights covering certain shares of common stock of the Company held by them or which may be acquired by them in the future.
The daughter of David M. Zaslav, our CEO, was employed by us during 2023 as a producer for CNN. She has served in this position since 2019, prior to the closing of the WarnerMedia Transaction in 2022. Her total compensation in fiscal year 2023 exceeded the $120,000 reporting threshold. The compensation she received was consistent with the level and type of compensation provided to other employees in similar positions.
The daughter of Debra L. Lee, a member of our Board, was engaged by the Company during 2023 as a writer for a television program produced by Warner Bros. Television. Her total compensation in fiscal year 2023 exceeded the $120,000 reporting threshold. The compensation she received was based on the Writers Guild of America fee scale and was consistent with the amount of compensation provided to other writers in similar positions.

32

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Board Role in Risk Oversight
The Board has overall responsibility for overseeing risk management at WBD and has delegated functional oversight for certain risks to each of the three standing Board committees, as highlighted in the chart below. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed about such risks through committee reports and other presentations. Senior management is responsible for developing and implementing the Company’s financial and strategic plans and identifying, evaluating, managing, and mitigating the risks inherent in those plans. Our Board is responsible for overseeing those plans, the associated risks, and the steps that senior management is taking to manage and mitigate risks.
During 2023, in order to assess key risks, challenges and opportunities, we developed a customized enterprise risk management program, which considers financial, operational, regulatory, reputational, extended enterprise, strategic, technological and talent risks. The Audit Committee oversees the enterprise risk management program. Our Chief Audit and Risk Officer primarily leads the development and assessment of enterprise risk management processes and policies, including identifying, assessing, and reporting on risks. Our Chief Audit and Risk Officer and other members of our senior management provide updates to the Audit Committee on the enterprise risk management program.

Board of Directors
■has an active role, as a whole and at the committee level, in overseeing risk management.
■regularly discusses with senior management the Company's competitive positioning, long term strategic plans and key priorities.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
■financial reporting ■internal controls ■cybersecurity and information technology ■data privacy ■ESG disclosures ■compliance and ethics	■incentive compensation plans ■CEO and other executive officer compensation ■other employee benefit and compensation arrangements	■corporate governance ■Board composition, independence and potential conflicts of interest ■ESG initiatives and strategies ■director succession planning

2024 PROXY STATEMENT	33

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Sustainability at WBD
The WBD Board provides oversight of sustainability initiatives and Environmental, Social and Governance (ESG) activities through the Nominating and Corporate Governance Committee and Audit Committee.
The Nominating and Corporate Governance Committee is responsible for overseeing and monitoring the Company’s strategy, policies, commitments, and initiatives with respect to ESG matters. The Audit Committee reviews the Company’s key public ESG disclosures, as well as the adequacy and effectiveness of applicable internal reporting and controls related to such disclosures. The Audit Committee also oversees key finance-related initiatives related to ESG. To ensure that ESG is appropriately managed throughout the organization, we have designed the following governance structure:

Board of Directors ESG oversight is provided by the Nominating and Corporate Governance Committee and the Audit Committee

CEO The CEO provides executive direction on ESG strategy

Corporate Leadership Team
ESG at WBD is led by our EVP, Global Head of ESG, reporting directly to WBD's Chief Legal Officer, and is supported by our other senior executives including our Chief People and Culture Officer and
Chief Global Diversity, Equity and Inclusion Officer

ESG/CSR Team Supports WBD's ESG strategy and works across the organization to advance ESG initiatives and is directly accountable for WBD’s environmental strategy

WBD's 2024 Sustainability Report, available at wbd.com/esg, highlights our commitment to sustainability and the different aspects of our governance, oversight, policies, programs, and performance around the issues determined to be material to the sustainability of WBD.
For more information on our approach to sustainability and ESG at WBD, please see wbd.com/esg.

34

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Board Role in Human Capital Management
Our Board believes that effective talent development and human capital management are important to WBD’s continued success. Our Board is involved in leadership development and oversees succession planning. Our Board conducts at least one meeting each year at which the Board reviews the Company’s talent strategies, leadership pipeline and succession plans for key executive positions. Our Nominating and Corporate Governance Committee oversees the process of succession planning and our Compensation Committee implements programs to retain and motivate key talent.
Director Orientation and Continuing Education
WBD provides a robust director orientation program. This orientation program includes a thorough review of background material and meetings with senior management. The orientation allows new directors to become familiar with our business and strategic plans; significant financial matters; core values, including ethics, compliance programs and corporate governance practices; and other key policies and practices.
We encourage the participation of all Board members in continuing education programs, at the expense of the Company, that are relevant to the business and affairs of the Company and the fulfillment of the directors’ responsibilities as members of our Board and its committees.
Code of Ethics
We have a Code of Ethics (the "Code") that is applicable to all of our directors, officers and employees. Our Board reviews the Code regularly and approved an updated Code in January 2023. The Code, and any amendments or waivers that would be required to be disclosed under SEC rules, are posted to the Investor Relations section of our corporate website at ir.wbd.com. Printed copies of the Code are also available without charge upon request to the Corporate Secretary at the address specified below under "Stockholder Communication with Directors."
Stockholder Communication with Directors
Warner Bros. Discovery’s stockholders may send communications to the Board or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Corporate Secretary, Warner Bros. Discovery, Inc., 230 Park Avenue South, New York, New York 10003 or by email to CorporateSecretary@wbd.com. Our Corporate Secretary receives and processes all communications and will refer relevant and appropriate communications to our Board Chair. Depending upon the nature of the concern, it may be referred to our Corporate Audit Department, Legal Department or Finance Department, or other appropriate departments. Our Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate, with advice and assistance from the Chief Legal Officer.

2024 PROXY STATEMENT	35

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Board Meetings and Committees
Director Attendance at Board and Annual Meetings
Directors meet their responsibilities by preparing for and attending Board and committee meetings, and through communication with our Board Chair, our Chief Executive Officer and other members of management on matters affecting the Company. During 2023, our Board of Directors held 26 meetings. All incumbent directors who served on the Board during 2023 attended at least 92% of the scheduled Board meetings (held during the period for which they were a director) and meetings held by committees of which they were a member (held during the period for which they were a member). Our Board encourages all members to attend each annual meeting of stockholders. All directors who were members of the Board at the time of the 2023 Annual Meeting of Stockholders attended the 2023 Annual Meeting of Stockholders.
Board Committee Structure
Our Board has established three standing committees as of the record date: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. Each of these standing committees has a charter that is reviewed at least annually by that committee. Proposed changes to the charter of any of these committees are approved by the Board. During 2023, each Committee conducted a thorough review of its charter. The committee charters are available in the corporate governance section of our Investor Relations website at ir.wbd.com.
Information regarding membership in the standing committees as of the date of this proxy statement, the number of meetings held by each in 2023, the principal responsibilities of the standing committees, and other relevant information are described in the tables that follow. The Board, by resolution, may from time to time establish certain other committees of the Board, consisting of one or more of the directors of WBD. Any committee so established will have the powers delegated to it by resolution of the Board, subject to applicable law.

Audit Committee
CHAIR	MEMBERS			MEETINGS IN 2023: 7	REPORT The Audit Committee report appears on page 45 of this proxy statement.
Paula A. Price	Samuel A. Di Piazza, Jr.	Kenneth W. Lowe	Fazal Merchant

Primary Responsibilities
The Audit Committee is responsible for appointing or replacing our independent registered public accounting firm (the "audit firm.") The Audit Committee annually evaluates the performance of our audit firm, including the senior engagement team, and determines whether to reengage the current audit firm or consider other firms. The Audit Committee is involved in the selection of the lead engagement partner whenever a rotational change is required, normally every five years, or for any other reason. PwC has served as our audit firm since September 17, 2008.

36

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Factors considered by the Audit Committee in determining whether to retain the audit firm include:
■The audit firm’s capabilities to handle the breadth and complexity of our global operations;
■The audit firm’s technical expertise and knowledge of our industry and global operations;
■The quality and candor of the audit firm’s communications with the Audit Committee and management;
■The audit firm’s independence;
■The quality and efficiency of the services provided by the audit firm, including input from management on the audit firm’s performance, how effectively the audit firm demonstrated its independent judgment, objectivity and professional skepticism, and external data on the audit quality and performance including the Public Company Accounting Oversight Board reports on the audit firm and its peers;
■The appropriateness of the audit firm’s fees; and
■The audit firm’s tenure as our independent auditor, including the benefits of the tenure, and the controls and processes in place (such as rotation of key partners) that help ensure the audit firm’s independence in the face of such tenure.
Additional Audit Committee responsibilities include:
■reviewing and approving in advance the scope of, and fees for, our annual audit and reviewing the results of our audits with our audit firm (see "Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm" for further information);
■reviewing and approving in advance the scope of, and the fees for, non-audit services of our audit firm (see "Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm" for further information);
■reviewing our audited financial statements with our management and audit firm and making recommendations regarding inclusion of such audited financial statements in certain of our public filings;
■overseeing the performance of services by our audit firm, including holding quarterly meetings to review the quarterly written communications of our audit firm; discussing with our audit firm issues regarding the ability of our audit firm to perform such services; obtaining, annually, a written report from our audit firm addressing internal controls; reviewing with our audit firm any audit-related problems or difficulties and the response of our management; and addressing other general oversight issues;
■reviewing compliance with, and the adequacy of, our existing major accounting and financial reporting policies;
■overseeing the implementation and maintenance of an internal audit function; periodically reviewing the results and findings of the internal audit function; and coordinating with management to ensure that the issues associated with such results and findings are addressed;
■reviewing and discussing our cybersecurity and information technology policies and risks and how we are identifying, assessing and mitigating such risks;
■reviewing and discussing our data privacy policies and compliance with data privacy legislation in the jurisdictions and countries where we do business;
■establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, and the confidential, anonymous submission by employees of concerns;
■reviewing and discussing any reports concerning material violations submitted by our internal attorneys or outside counsel;
■reviewing and overseeing compliance with, and establishing procedures for, the treatment of alleged violations of the Code; and
■reviewing our key public ESG disclosures and the adequacy and effectiveness of applicable internal reporting and controls related to such disclosures.
Financial Expertise
The Board has determined that each of the four members of the Audit Committee qualifies as an "Audit Committee Financial Expert" as defined under SEC rules.

2024 PROXY STATEMENT	37

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices

Compensation Committee
CHAIR	MEMBERS				MEETINGS IN 2023: 9	REPORT The Compensation Committee report appears on page 46 of this proxy statement.
Paul A. Gould	Richard W. Fisher	Debra L. Lee	Kenneth W. Lowe	Geoffrey Y. Yang

Primary Responsibilities
■determining our CEO’s compensation, including evaluating our CEO and reviewing and approving corporate goals and objectives relevant to our CEO’s compensation;
■reviewing and approving all forms of compensation to our named executive officers, other executive officers and certain other executives;
■reviewing and making recommendations to the Board on stock compensation arrangements for all employees;
■reviewing and making recommendations to the Board for compensation of non-employee directors for their service on the Board and its committees;
■overseeing the structure of employee benefit programs and other compensation programs;
■reviewing and discussing annually with management our "Compensation Discussion and Analysis," which is included beginning on page 46 of this proxy statement; and
■conducting an annual assessment of the independence of any outside advisor it chooses to retain.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee and no one who served on the Compensation Committee during 2023, is a current or former officer, or during 2023 was an employee, of Warner Bros. Discovery or any of its subsidiaries. None of WBD's executive officers serves or, during 2023, served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity whose executive officers served as one of our directors or a member of our Compensation Committee.

38

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices

Nominating and Corporate Governance Committee
CHAIR	MEMBERS				MEETINGS IN 2023: 4
John C. Malone	Li Haslett Chen	Richard W. Fisher	Paul A. Gould	Fazal Merchant

Primary Responsibilities
■overseeing corporate governance matters generally, including reviewing and recommending changes to our Guidelines, and the independence standards and qualifications for Board membership set forth in our Guidelines;
■overseeing the annual evaluation of the performance of our Board and each of its committees;
■identifying individuals qualified to be members of our Board and recommending Board nominees;
■reviewing and making recommendations concerning the independence of Board members;
■reviewing and approving related person transactions;
■reviewing the membership qualifications of Board members under our Guidelines;
■reviewing and making recommendations concerning membership on Board committees and on committee structure and responsibilities; and
■overseeing and monitoring the Company’s strategy, policies, commitments, and initiatives with respect to ESG matters.

2024 PROXY STATEMENT	39

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Director Compensation
The Committee reviews compensation for our non-employee directors and recommends any changes to such compensation to the full Board for approval. The components of our non-employee director compensation are cash fees and equity awards. The Board believes that appropriate compensation levels help attract and retain superior candidates for Board service and that director compensation should be weighted toward equity-based compensation to enhance alignment with the interests of our stockholders. Employee directors do not receive any compensation for their Board service. Currently, Mr. Zaslav is the only director who is also a Company employee.
2023 Director Compensation Program
The following tables show the cash and equity compensation that was in effect in 2023.

Board Service Compensation
Annual Cash Retainer
Board Chair	$300,000
Board Member	$125,000
Annual Equity Grant (Restricted Stock Units)
Board Chair	$220,000
Board Member	$220,000

Committee Service Compensation
Annual Cash Retainer
Audit Committee Chair	$35,000
Audit Committee Member	$20,000
Compensation Committee Chair	$35,000
Compensation Committee Member	$20,000
Nominating and Corporate Governance Committee Chair	$17,500
Nominating and Corporate Governance Committee Member	$10,000
Cash Compensation
Cash compensation for non-employee directors consists solely of the annual cash retainers described above. Annual cash retainers are paid in quarterly installments. The cash retainer paid to non-employee directors who are elected or appointed mid-year is prorated based on the quarter in which they join the Board or applicable committee.
Non-employee directors may elect to receive shares of our common stock in lieu of their cash retainer (or any portion thereof). If a director so elects, such shares of common stock are issued each quarter at the same time such cash retainer would have been paid, unless such director further elects to defer receipt of such shares in accordance with the Warner Bros. Discovery, Inc. Non-Employee Director Deferral Plan (described below under "Deferred Compensation"). The number of shares of common stock received in lieu of cash is calculated by dividing the dollar amount of the applicable cash retainer by the closing price of our common stock on the date of issuance. In 2023, Messrs. Di Piazza, Merchant, Miron, Newhouse and Yang elected to receive shares of our common stock in lieu of their cash retainer, and Messrs. Di Piazza, Merchant and Newhouse further elected to defer receipt of such shares until a future time.
Equity Compensation
Non-employee directors receive stock-based compensation under our 2005 Non-Employee Director Incentive Plan, as it may be amended from time to time. Our Board determined for 2023 that the equity grants to directors should consist solely of restricted stock units ("RSUs") of common stock. Annual equity grants for 2023 were made on May 9, 2023. Equity awards for directors who are elected or appointed after the most recent annual stockholders’ meeting are prorated based on when they join the Board. The number of RSUs is calculated by dividing the dollar amount of the grant by the closing price of our

40

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
common stock on the last business day prior to the grant date. Our Board has implemented a cap of $750,000 on individual director annual equity award grant date value. RSUs granted in 2023 will vest 100% on the earlier of the one-year anniversary of the grant date and the date of the 2024 Annual Meeting, assuming continued service to such date of vesting. The RSUs granted to our directors do not include the right to receive cash dividends.
Board of Directors Stock Ownership Policy
Our Board maintains a stock ownership policy that requires each director to hold a specified amount of our stock, calculated as a multiple of five times the then-current annual cash retainer for Board service, exclusive of any additional retainer with respect to committee or other service. Each director is required to reach the stock holding target within five years after joining the Board. Our Board determined that any shares of our stock beneficially owned by the director, as well as unvested awards of RSUs and deferred stock awards, but not shares underlying stock options, would be counted for purposes of meeting the stock holding target. Once a director meets the target, the director is expected to maintain holdings at the target for as long as he or she remains a Board member. Our Board may take any appropriate action to support the intent of the policy, including requiring a director to retain a percentage of shares pursuant to stock option exercises or vesting events in future years. All directors serving on the Board at December 31, 2023 had reached and maintained the stock holding target or were on track to do so.
Deferred Compensation
The Company maintains the Warner Bros. Discovery, Inc. Non-Employee Director Deferral Plan, a non-qualified deferred compensation plan, which allows each non-employee director to elect to defer up to 100% of his or her cash or equity compensation, in each case with respect to a specific calendar year in which the non-employee director will receive such compensation (the "Plan Year"). Any such election must be made by the non-employee director prior to the beginning of the Plan Year by executing a deferral agreement specifying the time and form of payment for amounts deferred for such Plan Year. The deferral agreement becomes irrevocable at the end of the period preceding the Plan Year. Messrs. Newhouse, Merchant, Di Piazza, Malone and Gould and Ms. Price elected to defer the settlement of their RSU grants made in 2023. As discussed above under "Cash Compensation," Messrs. Di Piazza, Merchant and Newhouse, each of whom elected to receive shares of our common stock in lieu of their respective cash retainers payable during 2023, elected to defer receipt of such shares of our common stock until a future time.
Other Director Compensation Matters
We do not have any pension or retirement plans for our non-employee directors. Non-employee directors are reimbursed for out-of-pocket costs for attending each meeting of the Board or any Board committee of which they are a member, including airfare, whether by commercial aircraft or private plane. Under the Guidelines, the Company encourages the participation of all directors in continuing education programs, at the Company’s expense, that are relevant to the business and affairs of the Company and the fulfillment of the directors’ responsibilities as members of the Board and its committees.
The Company provides a charitable contribution matching program through which we match contributions made by our non-employee directors to eligible charitable organizations up to a maximum of $20,000 for each director per fiscal year. In order to be matched, the contribution must be tax-deductible by the Company. The program is designed to match contributions to educational, arts and cultural institutions that have been approved by the Internal Revenue Service as tax-exempt institutions to which contributions are deductible for federal income tax purposes. Certain types of contributions and institutions would not be eligible for matching, such as tuition payments, contributions made to family foundations or other charitable foundations or organizations that are affiliated with a non-employee director, or membership or alumni association dues. Matching contributions under this program are included below in the 2023 Director Compensation Tables under the "All Other Compensation" column.

2024 PROXY STATEMENT	41

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
2023 Director Compensation Tables
The following tables summarize the compensation provided to all persons who served as non-employee directors during 2023.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		All Other Compensation ($)		Total ($)
R. Bennett	36,520	(2)	—				36,250
L. Chen	135,000		219,186				354,186
S. Di Piazza	315,000	(3)	219,207	(4)			534,207
R. Fisher	150,000		219,186		10,000	(5)	379,186
P. Gould	170,000		219,186				389,186
D. Lee	140,000		219,186				359,186
K. Lowe	123,750		219,186				342,936
J. Malone	142,500		219,186				361,686
F. Merchant	155,000	(3)	219,222	(6)			374,222
S. Miron	145,000	(3)	219,198	(7)			364,198
S. Newhouse	135,000	(3)	219,212	(8)			354,212
P. Price	160,000		219,186		20,000	(9)	399,186
G. Yang	145,000	(3)	219,198	(10)			364,198
(1)    The aggregate grant date fair value of the RSU awards made to non-employee directors in 2023 was $2,630,237, as calculated in accordance with FASB ASC Topic 718. At December 31, 2023, the non-employee directors held unvested RSUs as follows:

Name	Unvested RSUs
L. Chen	16,345
S. Di Piazza	16,345
R. Fisher	16,345
P. Gould	16,345
D. Lee	16,345
K. Lowe	16,345
J. Malone	16,345
F. Merchant	16,345
S. Miron	16,345
S. Newhouse	16,345
P. Price	16,345
G. Yang	16,345
(2)    Partial year. Mr. Bennett retired from the Board effective April 1, 2023.
(3)    Elected to receive shares of common stock in lieu of cash retainer. The number of shares received is as follows: Mr. Di Piazza: 25, 240 shares; Mr. Merchant: 12,388 shares; Mr. Miron: 11,587 shares; Mr. Newhouse: 10,789 shares; Mr. Yang: 11,587 shares
(4)    Includes $21.28 which reflects the amount by which the aggregate value of shares received in lieu of cash retainer was higher than the aggregate amount of the cash retainer foregone by Mr. Di Piazza.
(5)    This amount reflects a matching charitable contribution made by the Company on behalf of Mr. Fisher.
(6)    Includes $36.04 which reflects the amount by which the aggregate value of shares received in lieu of cash retainer was higher than the aggregate amount of the cash retainer foregone by Mr. Merchant.
(7)    Includes $11.74 which reflects the amount by which the aggregate value of shares received in lieu of cash retainer was higher than the aggregate amount of the cash retainer foregone by Mr. Miron.
(8)    Includes $25.94 which reflects the amount by which the aggregate value of shares received in lieu of cash retainer was higher than the aggregate amount of the cash retainer foregone by Mr. Newhouse.
(9)    This amount reflects a matching charitable contribution made by the Company on behalf of Ms. Price.
(10)    Includes $11.74 which reflects the amount by which the aggregate value of shares received in lieu of cash retainer was higher than the aggregate amount of the cash retainer foregone by Mr. Yang.

42

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Audit Matters

Proposal 2 Ratification of Appointment of Independent Registered Public Accounting Firm

The Warner Bros. Discovery, Inc. Board of Directors recommends a vote "FOR" the ratification of the appointment of PwC as Warner Bros. Discovery’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

As provided in its charter, the Audit Committee appoints our independent registered public accounting firm, reviews the scope of the annual audit and pre-approves all audit and non-audit services permitted under applicable law to be performed by the independent registered public accounting firm. The Audit Committee has evaluated the performance of PwC and has re-appointed them as our independent registered public accounting firm for the 2024 fiscal year. You are requested to ratify the Audit Committee’s appointment of PwC. Representatives of PwC are expected to attend the virtual 2024 Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders present at the meeting. Unless stockholders specify otherwise in their proxy, proxies solicited by the Board will be voted by the proxy holders at the 2024 Annual Meeting to ratify the appointment of PwC as our independent registered public accounting firm for the 2024 fiscal year. The affirmative vote of a majority of the outstanding shares of common stock present virtually or represented by proxy at the meeting and entitled to vote at the 2024 Annual Meeting on this proposal is required for ratification.
Even if the selection of PwC is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change would be in the best interests of the Company and its stockholders. In the event WBD stockholders fail to ratify the appointment of PwC, the Audit Committee will take this into consideration regarding the selection of another independent registered public accounting firm.

2024 PROXY STATEMENT	43

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Audit Firm Fees and Services

	2023	2022
Audit fees(1)	$27,025,000	$28,720,000
Audit related fees(2)	175,000	214,000
Tax fees(3)	3,757,000	3,671,000
All other fees(4)	40,000	15,000
Total fees	$30,997,000	$32,620,000
(1)Audit fees include fees for the audit of the consolidated financial statements of Warner Bros. Discovery and statutory audits for certain of Warner Bros. Discovery’s foreign subsidiaries and joint ventures as well as fees for services provided in connection with securities and debt offerings.
(2)Audit-related fees include due diligence related to mergers and acquisitions, attest services not required by statute or regulation, and consultations regarding financial accounting and reporting requirements.
(3)Tax fees consist of tax compliance and consultations regarding the tax implications of certain transactions, transfer pricing and consultation services. Tax compliance services relate to preparation or review of tax returns, including corporate income tax, indirect tax, withholding tax and expatriate tax services. Tax consultation services relate to tax planning, assistance with tax audits, and tax advice related to acquisitions and structure. Transfer pricing services relate to advice and assistance with respect to transfer pricing matters, including the preparation of reports used to comply with taxing authority documentation requirements.
(4)Other fees consist of training sessions and certain membership fees for accounting and industry reference materials.
The Audit Committee has considered whether the provision of services by PwC to WBD, other than auditing, is compatible with PwC maintaining its independence and believes that the provision of such other services is compatible with PwC maintaining its independence.
Audit Committee Pre-Approval Procedures
The Audit Committee has procedures for the pre-approval of all audit and permissible non-audit services provided by WBD’s independent registered public accounting firm. In accordance with its procedures, the Audit Committee has approved the engagement of WBD's independent registered public accounting firm to provide the following services (all of which are collectively referred to as "pre-approved services"):
■audit services, including (i) financial audits of WBD and its subsidiaries and (ii) services associated with WBD’s periodic reports, registration statements and other documents filed or issued in connection with securities offerings (including comfort letters and consents);
■audit-related services, including (i) due diligence services, (ii) financial audits of employee benefit plans, (iii) attestation services not required by statute or regulation, (iv) certain audits incremental to the audit of WBD’s consolidated financial statements; (v) closing balance sheet audits related to dispositions; and (vi) consultations with management as to accounting or reporting of transactions; and
■tax services, including federal, state, local and international tax planning, compliance and review services and tax due diligence and advice regarding mergers and acquisitions.
Any engagement of WBD’s independent registered public accounting firm for services other than the pre-approved services requires the specific approval of the Audit Committee. In 2023, the Audit Committee delegated authority to the Chair of the Audit Committee to approve up to $250,000 of audit, audit-related, tax or permitted non-audit services per transaction, subject to the subsequent disclosure to the entire Audit Committee of the granting of any such approval. All audit, audit-related tax and permitted non-audit services provided by PwC in 2023 were approved by the Audit Committee or its Chair.
WBD prohibits the engagement of its independent registered public accounting firm to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

44

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Audit Committee Report
Each member of the Audit Committee is an independent director as determined by the Board, based on the Nasdaq Rules and the criteria of director independence adopted by the Board. Each member of the Audit Committee also satisfies the SEC’s independence requirements for members of audit committees.
The Audit Committee reviews WBD’s financial reporting process on behalf of the Board. A description of the responsibilities of the Audit Committee is set forth above under the caption "Corporate Governance—Board Committee Structure—Audit Committee."
PwC, WBD’s registered public accounting firm for 2023, is responsible for expressing opinions on the conformity of WBD’s audited consolidated financial statements with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and PwC WBD’s most recent audited consolidated financial statements. The Audit Committee has also discussed with PwC various communications that the Company’s registered public accounting firm is required to provide to the Audit Committee, including matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC.
The Audit Committee has received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB and the SEC and has discussed with PwC their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in WBD’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 23, 2024 with the SEC.
This report is respectfully submitted by the members of the Audit Committee of the Board.
Paula A. Price, Chair
Samuel A. Di Piazza, Jr.
Kenneth W. Lowe
Fazal Merchant

2024 PROXY STATEMENT	45

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Executive Compensation
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended that the Compensation Discussion and Analysis be included in this proxy statement.
This report is respectfully submitted by the members of the Compensation Committee of the Board.
Paul A. Gould Chair
Richard W. Fisher
Debra L. Lee
Kenneth W. Lowe
Geoffrey Y. Yang
Compensation Discussion and Analysis
This Compensation Discussion and Analysis ("CD&A") analyzes and discusses our executive compensation programs and provides information about the compensation we paid to our CEO, Chief Financial Officer ("CFO"), and the three other most highly compensated executive officers who were serving as executive officers at fiscal year-end (December 31, 2023) (collectively with the CEO and CFO, the "Named Executive Officers" or "NEOs"). The Compensation Committee (referred to in this CD&A as the "Committee") of the Board oversees all aspects of NEO compensation. The 2023 NEOs are:

David M. Zaslav, President and Chief Executive Officer	Gunnar Wiedenfels, Chief Financial Officer	Bruce L. Campbell, Chief Revenue and Strategy Officer	Jean-Briac Perrette, President and CEO, Global Streaming and Games	Gerhard Zeiler, President, International

46

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Executive Summary
2023 was a challenging year for WBD and for the media and entertainments industries as a whole. We were impacted by the changing landscape of advertising spending and continued weakness in the advertising market overall, declines in linear television viewing, increased competition from other traditional media companies and the enhanced presence of large technology companies in the media space, lingering effects of the COVID-19 pandemic on movie-theater attendance, and other general macroeconomic conditions. We also experienced a once-in-a-generation work stoppage in our industry during 2023 as both WGA and SAG-AFTRA went out on strike for several months. Despite these challenges, the Committee believes our CEO and other NEOs provided exceptional leadership and delivered on several financial, operational and strategic priorities, as further described under "Our Performance in 2023" on page 13. As you read this CD&A and consider the compensation actions taken in 2023, the Committee would highlight the following key messages.
2023 was a transformational year that positioned us for growth.
Despite an extraordinarily challenging year which included the continued integration of two large, global media companies following the closing of a transformational merger, the executive leadership team delivered on its commitment to put WBD on a solid financial foundation. We have deleveraged our balance sheet, significantly enhanced operational efficiency and delivered strong free cash flow critical to our ability to create sustained stockholder value. We also generated positive full-year Adjusted EBITDA in our DTC segment and ended the year with positive momentum to continue advancing our growth in 2024 and beyond.
We listened to our stockholders and addressed their feedback.
Our redesigned 2023 executive compensation program incorporates PRSUs for all NEOs and differentiated short- and long-term incentive metrics. It also reintroduced annual stock options and included the addition of a three-year relative TSR modifier for all NEOs (other than the CEO, whose 2023 annual PRSU awards are subject to a different type of modifier per the terms of his employment agreement, as further explained on page 65). The Committee believes these measures reinforce pay and performance alignment of our compensation program and are directly responsive to the feedback conveyed by our stockholders.
Our 2023 executive compensation program is predominantly performance-based.
To promote and reward achievement of the Company’s initiatives on cash flow management, debt reduction and synergy achievements, following the merger of the two global media companies the Committee approved reasonable equity incentives for our NEOs that were exclusively performance-based, with vesting tied to a free cash flow metric established in March of 2023 designed to incentivize deleveraging of our balance sheet. In addition, the awards of annual PRSUs to the NEOs (other than the CEO) are also subject to a three-year relative TSR modifier, which will further align compensation related to these awards with our stock price performance relative to that of our peers.
Incentive program payouts reflect our exceptional free cash flow results achieved in 2023.
We delivered exceptional free cash flow performance that allowed the Company to pay down $5.4 billion of outstanding debt during 2023 and end the year with a leverage ratio of 3.9x net debt to EBITDA ratio, which supported above-target vesting of PRSUs awarded to our NEOs. Even after adjusting out the positive strike-related free cash flow benefit, our free cash flow performance was still sufficient for our NEOs to earn their PRSUs at 200% of target. The realizable value to the NEOs on the vesting date was only approximately 109% of the initial target value, reflective of our stock price performance over the last year. Additionally, stock options, which represented 25% of our NEO's (other than the CEO) 2023 target equity grant were valued between $1.5 million and $2.125 million at the time of grant. As of the date of this proxy statement and based on our current share price, these awards do not have any intrinsic value as the strike price is above the current share price, further demonstrating the alignment between executive incentives and stockholder value.
Our CEO’s target incentive opportunities reflect high competition for talent in the media industry.
The terms of the May 2021 CEO employment agreement were designed to obtain Mr. Zaslav's services and continued contributions as CEO of WBD, incentivize him following the combination of the two companies, encourage his commitment to integration, and incentivize achievement of synergies and long-term stockholder value creation initiatives. When the Committee amended the CEO's employment agreement in March of 2023, it relied upon assistance from its independent compensation consultant, evaluated a range of potential retention options, and concluded that the chosen terms of the employment agreement and incentive program design for our CEO, along with the enhanced, exclusively performance-based equity incentive, were essential at this stage of our corporate development and in the best interest of WBD and our stockholders.

2024 PROXY STATEMENT	47

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
2023 Executive Compensation Payouts
The Committee sets annual financial metrics to determine the cash bonuses awarded to NEOs, either under our Incentive Compensation Program ("ICP") or under the separate bonus program for the CEO and CFO. The ICP payout is calculated based solely on performance against financial metrics. For our NEOs who lead a line of business, ICP payouts are determined based 50% on performance against WBD Corporate financial metrics and 50% on additional financial metrics established by the Committee for the relevant line of business. The annual cash bonus for the CEO is based 70% on performance against the WBD Corporate financial metrics, and 30% on individual strategic goals established by the Committee for the CEO, and the annual cash bonus for the CFO is based 50% on performance against the WBD Corporate financial metrics, and 50% on individual strategic goals established by the Committee for the CFO.
The 2023 WBD Corporate financial metrics used for cash bonus payments were:
■Net Revenue;
■Adjusted EBITDA; and
■Year-End Paid DTC Subscribers (each as defined on page 58).
In 2023, the Committee also believed it was important to focus the management team on driving free cash flow to reduce the Company's leverage, and to use a differentiated metric for the long-term incentive plan. To accomplish this, the Committee established Free Cash Flow (as defined on page 67) as the financial metric for the PRSU awards it granted in 2023. The Committee also applied a three-year relative TSR-modifier to the annual PRSU awards it granted to NEOs (other than the CEO) to further align executive compensation and stockholder interests and implement a longer performance period in our program, in response to stockholder feedback. The relative TSR-modifier was not added to the CEO's 2023 annual PRSU awards because the terms of the CEO's employment agreement provide that the CEO's 2023 annual PRSU awards shall be subject to a modifier based on our 2023 free cash flow performance.
The Committee has a long-standing practice of considering adjustments to performance for compensation purposes for unplanned events and unforeseen changes over which management had little or no influence. In 2023, the Committee determined it was appropriate to take an adjustment to performance for the impact of the unexpected and unprecedented 2023 WGA and SAG-AFTRA strikes, which had the following impacts:
■increasing our Net Revenue and Adjusted EBITDA performance for compensation purposes, as compared to our reported financial results, which resulted in an increase to cash bonus payouts; and
■reducing our Free Cash Flow performance for compensation purposes, as compared to our reported results, which had no impact on PRSU vesting because our reduced Free Cash Flow Performance was still sufficient to result in 2023 PRSU awards vesting above target.
Additional information regarding the adjustments that were made to 2023 performance appears on pages 58 and 67.
When determining compensation payouts for 2023 performance, the Committee considered that 2023 was an extraordinarily challenging year which included:
■the continued integration of two large, global media companies following the closing of a transformational merger,
■a historic work stoppage due to strikes by WGA and SAG-AFTRA, and
■a volatile macroeconomic environment with considerable pressure on ad sales and increased disruption in the media and entertainment industry.
Despite these challenges, the Committee believed our CEO and NEOs performed well in 2023, both in terms of the leadership they provided with respect to delivering against WBD's 2023 financial priority of driving free cash flow to reduce our debt burden and their individual performance versus the strategic metrics established by the Committee for the CEO's and CFO's 2023 cash bonus awards, the CEO's 2023 LTI awards and other key business objectives and priorities. The Committee believes the 2023 compensation to our CEO and NEOs is appropriate in light of WBD's financial performance in the face of this year's challenges, particularly our over-delivery of free cash flow and significant debt reduction efforts in 2023, recognizes their exceptional leadership during a year with many challenges and is aligned with our pay-for-performance philosophy.
Taking into account the adjustments noted above and further described in this proxy statement, the financial performance of WBD during 2023 versus the pre-established performance metrics, and the individual performance of the CEO and NEOs during 2023, the Committee took the following actions:

48

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
■approved 2023 cash bonuses for the CEO at 100% of target (as provided in the CEO's amended employment agreement) and for the CFO at 107.4% of target, based on WBD's financial performance, and the Committee's assessment of the CEO's and CFO's individual performance versus the strategic objectives the Committee established for each executive;
■funded corporate ICP at 83.1% of target and the ICP for the other lines of business overseen by NEOs at 71.0% (certain of our US revenue generating businesses overseen by Bruce Campbell, Chief Revenue and Strategy Officer), 123.0% (our DTC and gaming businesses overseen by Jean-Briac Perrette, CEO and President, Global Streaming and Games) and 94.8% (our international businesses overseen by Gerhard Zeiler, President, International), resulting in ICP payouts to our other NEOs, Messrs. Campbell, Perrette and Zeiler at 77.1%, 103.1% and 88.9%, respectively;
■certified the vesting at 200% for the CEO’s annual PRSUs with a performance period that ended in 2023, based on the Committee's assessment of the Company's performance versus the pre-established financial metric and its assessment of the CEO's performance versus the strategic objectives established for his PRSUs; and
■certified the vesting at 200% for the supplemental PRSU awards made to the CEO and other NEOs in 2023, based on the Company's 2023 Free Cash Flow performance.
See "NEO Compensation in 2023" beginning on page 55 for additional information.
Compensation Philosophy & Practices
Compensation Philosophy
Our compensation philosophy is to pay for performance, encourage excellence, retain our high-performing executive talent across the organization and reward executives who deliver.

Our executive compensation programs are designed to implement our pay-for-performance compensation philosophy, as follows:
■ensure a strong alignment of the interests of our stockholders and employees;
■pay for performance, both short-term and long-term;
■pay competitively, across salary grades and geographies; and
■apply compensation policies in an internally consistent manner for similarly situated employees and executives.

As part of this design, the Committee is regularly provided with information regarding our program design, bonus targets and equity grant targets. The Committee reviews the results of the annual bonus and equity grant processes to assess whether we are effectively implementing our pay-for-performance philosophy. The Committee determines the group of executives over which it will retain oversight, which includes all of our executives whom the Board has determined to be "officers" as defined by Exchange Act Rule 16a-1(f) (such executives are referred to collectively as "Section 16 Officers"). All of our NEOs are Section 16 Officers.
Performance-Based Pay
We believe that our executive compensation program plays a key role in our operating and financial success. We place great importance on our ability to attract, retain, motivate and reward talented executives in our highly competitive industry who can continue to grow our business and engage audiences around the world.
We seek to design compensation packages for individual executives based on the scope of the executive’s responsibilities, the executive’s proven performance, and a determination of what is competitive compensation in the market for similar roles, if such data is available. We continue to refine our compensation programs to strengthen the link between pay and performance and to effectively balance and align executive and stockholder interests.
The Committee seeks to deliver the majority of target total direct compensation for each NEO in performance-based pay, with the balance between the annual cash bonus and LTI awards determined by the Committee as appropriate for each role. Approximately 94% of the CEO’s target total compensation under his employment agreement is performance-based and

2024 PROXY STATEMENT	49

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
approximately 71% of the 2023 target total compensation for our other NEOs was performance-based. The Committee has typically awarded a significant portion of each NEO’s performance-based compensation in the form of LTI awards, including stock options and PRSUs. The Committee believes the use of stock options and PRSUs aligns the interests of our NEOs with our stockholders and will motivate the NEOs to achieve our business goals and strategies and increase stockholder value. We believe the mix of compensation for our NEOs is competitive with the compensation practices specific to our industry and appropriately balanced to benefit WBD in both the short- and long-term so as not to encourage our NEOs to take undue risks.
When determining compensation payouts for 2023 performance, the Committee considered that 2023 was an extraordinarily challenging year which included: the continued integration of two large, global media companies following the closing of a transformational merger, a historic work stoppage due to strikes by WGA and SAG-AFTRA, and a volatile macroeconomic environment with considerable pressure on ad sales and increased disruption in the media and entertainment industry. Despite these challenges, the Committee believed our CEO and NEOs performed well in 2023, both in terms of the leadership they provided with respect to delivering against WBD's 2023 financial priority of driving free cash flow to reduce our debt burden and their individual performance versus the strategic metrics established by the Committee for the CEO's and CFO's 2023 cash bonus awards, the CEO's 2023 LTI awards and other key business objectives and priorities. The Committee believes the 2023 compensation to our CEO and NEOs is appropriate in light of WBD's financial performance in the face of this year's challenges, particularly our over-delivery of free cash flow and significant debt reduction efforts in 2023, recognizes their exceptional leadership during a year with many challenges and is aligned with our pay-for-performance philosophy. Annual cash bonus awards are more fully described in "NEO Compensation in 2023—Annual Cash Bonus Awards," beginning on page 57, and our LTI compensation program is more fully described in "NEO Compensation in 2023—Long-Term Incentive Compensation," beginning on page 64.
Long-Term Employment Contracts
We value fixed-term employment agreements when appropriate. We believe that entering into fixed-term employment contracts with our senior executives provides management stability and helps ensure that we can access their services to drive our strategic objectives over the mid- to long-term. In 2023, each of our NEOs was subject to a fixed-term employment agreement. The terms of these agreements generally incorporate initial compensation elements, including a base salary, annual cash bonus target, and annual equity target.
The Committee approves the terms of employment agreements consistent with our overall compensation philosophy, taking into account appropriate compensation elements to secure the services of our senior executives for multi-year terms. When permitted by local law, these agreements also include customary restrictive covenants that protect our business from unfair competition after an executive separates from employment with us.
Compensation Decision Making
Role of the Compensation Committee
The Committee operates pursuant to a written charter, a copy of which is posted to the Investor Relations section of our corporate website at ir.wbd.com. The Committee is responsible for developing, implementing and regularly reviewing adherence to our compensation philosophy. In fulfilling these responsibilities, the Committee:
■regularly reviews best practices and market trends in executive compensation and modifies our programs, as the Committee deems appropriate, to support our business goals and strategies;
■conducts an annual risk assessment of our compensation programs;
■aligns compensation decisions with our corporate objectives and strategies;
■reviews and approves the amounts and elements of compensation and the terms of new employment agreements or extensions to existing employment agreements for our CEO, other NEOs and other Section 16 Officers; and
■approves the annual financial and strategic goals relevant to the compensation of our CEO and CFO, and the bonus design and metrics for our NEOs and other Section 16 Officers.
The Committee consults with the Board regarding the terms and structure of the CEO’s employment agreement, and reports out to the Board on its annual compensation decisions for the CEO.

50

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Role of the CEO in Compensation Decisions
The CEO plays a significant role in the compensation decisions for the other NEOs and Section 16 Officers. The CEO makes annual recommendations to the Committee regarding base salary or salary increases, annual cash bonus, and LTI awards for each of the Section 16 Officers, including the other NEOs. The CEO also recommends to the Committee proposed terms of new employment agreements and amendments to existing agreements for the other NEOs, working closely with our Chief People and Culture Officer, to develop these recommendations. The CEO’s recommendations are based on:
■his assessment of various strategic and financial factors, generally including the executive’s annual and long-term performance as documented in detailed self-assessments prepared by the executive and performance reviews prepared by the CEO;
■our enterprise-wide performance, as well as that of the line of business or function that the executive leads or provides services to;
■the executive’s compensation relative to that of our other executives (internal equity);
■the executive’s compensation relative to that of executives in similar roles at the companies in our peer group (external competitiveness);
■our overall approach to compensation for employees for the year; and
■contractual obligations under the executive’s employment agreement.
The CEO also provides the Committee with proposed strategic goals for himself. The Committee reviews and modifies these goals to ensure that they align with the approved strategies and priorities set by the Board and then discusses the revised goals with the CEO, including the weightings to reinforce which goals have the greatest priorities for the year. The degrees to which the CEO achieves the goals are used, in part, to determine the annual bonus and, in part, the vesting of his annual PRSU awards. The CEO provides his own assessment of his performance and achievement of strategic goals but does not otherwise participate in the Committee’s deliberations or decisions regarding his annual compensation.
Relationship with and Role of the Independent Compensation Consultant
During 2023, the Committee retained two independent compensation consultants - Pay Governance LLC ("Pay Governance") and The Croner Company ("Croner") - to advise it on compensation matters generally and specifically on compensation decisions for our Section 16 Officers. Croner had served as independent compensation consultant to Discovery, Inc. for several years prior to the WarnerMedia Transaction. After the closing of the WarnerMedia Transaction in April 2022, the Committee determined that it would engage Pay Governance as the primary independent compensation consultant for WBD and Pay Governance served in this capacity throughout all of 2023 and through the date of the filing of this proxy statement. The Committee continued to consult with Croner from time to time in 2023 for historical perspective and certain peer benchmarking within the media and telecommunications industries.
Pay Governance and Croner are each retained directly by, and report to, the Committee. Pay Governance and Croner assisted the Committee by providing the following services, among others:
■assisting in peer group selection and competitive benchmarking for executive officers and other senior executives used in the annual salary review, bonus and long-term incentive decisions;
■advising the Committee on competitive and best practices, including executive compensation trends, performance measures, and annual cash bonus and long-term incentive plan designs;
■advising on employee equity grants, executive employment agreements and other executive compensation matters;
■assisting the Committee with the review of its charter;
■providing an evaluation and assessment of risk in compensation program design, policies and procedures;
■reviewing this CD&A; and
■benchmarking director compensation for Board and committee service.

2024 PROXY STATEMENT	51

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
The Committee has authorized Croner to provide survey services to management of up to $60,000 per year. Non-survey work, or survey work that exceeds $60,000 in the aggregate in a single year, requires pre-approval by the Committee. In 2023, the only services provided by Croner to management were the pre-authorized survey services. The total fees we paid to Croner in 2023 (other than fees for Croner’s services to the Committee) were less than $60,000.
Pay Governance does not provide any services to WBD management and did not provide any such services during 2023.
The Committee annually reviews its relationship with any engaged independent compensation consultant to determine if any conflicts of interest exist in their provision of services to the Committee. The Committee also regularly conducts independence reviews for any current or newly engaged compensation consultant. In its 2023 review, after considering the factors set forth in the applicable securities regulations and stock exchange rules, the Committee concluded that neither Pay Governance nor Croner had a conflict of interest with respect to the services they provide to the Committee. The Committee’s conclusion was based on the following:
■Pay Governance and Croner report solely to the Committee. Our management is not involved in the negotiation of fees charged by either firm or in the determination of the scope of work performed by either firm. The Committee has the sole authority to hire and terminate any independent compensation consultant;
■there are no business or personal relationships between Pay Governance or Croner and any member of the Committee or any executive officer of the Company;
■the Committee has guidelines to address limited survey work performed by Croner for the Company, and any other non-survey services that are proposed to be performed by Croner for the Company;
■the survey work performed by Croner was very limited, and no non-survey work was performed by either firm (other than services for the Committee);
■revenue from WBD (other than fees for services to the Committee) represented less than 1% of each of Pay Governance's and Croner's total revenue for 2023, and for each of the previous fiscal years in which Croner served as independent consultant to the Committee;
■Pay Governance and Croner disclosed their respective conflicts of interest policies to the Committee. The Committee believes that these policies provide reasonable assurance that conflicts of interest will not arise; and
■Pay Governance and Croner have each represented to the Committee that, per their respective conflicts of interest policies, neither firm nor any of its respective employees is a WBD stockholder.
Compensation Decisions Framework
The Committee generally makes decisions in the first 90 days of the calendar year regarding annual adjustments to base salary ("Annual Base Salary Review"), the payout amount for annual cash bonus awards with respect to the immediately preceding year ("Annual Bonus Review"), and annual LTI awards ("Annual LTI Review") for our executive officers. This annual process includes a review of the following factors, designed to align the Committee’s compensation actions with our compensation principles and objectives:
■executive compensation market data from our peer group (discussed below);
■relevant employment contract requirements;
■self-evaluation of each NEO’s annual performance;
■the CEO’s evaluation of each NEO’s annual performance (other than Mr. Zaslav himself);
■achievement of annual financial goals established by the Committee each year for the ICP, the annual cash bonus program that applies to the NEOs other than the CEO and CFO;
■achievement of financial and strategic goals established by the Committee each year for the annual cash bonus for the CEO and CFO; and
■achievement of annual financial goals established by the Committee for the PRSU awards to the NEOs and the financial and strategic goals established by the Committee for the PRSU awards to the CEO.
These factors are considered as a whole, with no specific weight given to any particular factor or factors.
Additional detail about the factors considered in the Committee’s compensation decisions is provided throughout this CD&A.

52

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Peer Group Analysis and Tally Sheets
Peer Group Analysis
The Committee annually reviews data from a group of peer companies to support compensation decisions for the NEOs. The peer companies are chosen by the Committee to best match our scope of business in terms of revenues, free cash flow, market capitalization and enterprise value, complexity of operations and global scope, as well as proximity to the sectors of the media and entertainment industry in which we operate. The peer group also represents meaningful competition for us in the executive labor market. The Committee reassesses this list annually and considers the inclusion of new, relevant peers, and the elimination of companies from the peer group that no longer provide a strong basis for comparison (including removing peers that have been acquired or otherwise materially have changed their corporate structure).
In May 2022, following the closing of the WarnerMedia Transaction, the Committee, with the help of its compensation consultants, reviewed the peer group to determine which companies should be used to help inform compensation decisions for the new combined company. Following this review, the Committee established the WBD Peer Group set forth below.
WBD Peer Group

Activision Blizzard, Inc. (ATVI)*	Electronic Arts Inc. (EA)	Netflix, Inc. (NFLX)
Charter Communications, Inc. (CHTR)	Fox Corporation (FOX)	Paramount Global (PARA)
Comcast Corporation (CMCSA)	Liberty Global Ltd. (LBTYA)	The Walt Disney Company (DIS)
Meta Platforms, Inc. (META)
*    Activision Blizzard, Inc. was acquired by Microsoft Corporation as of October 13, 2023.
In August 2023, the Committee conducted its annual review of the WBD Peer Group and determined that the WBD Peer Group continued to be an appropriate set of peer companies to help inform the Committee's compensation decisions. The Committee used the WBD Peer group for the 2023 Annual Base Salary Review, 2023 Annual Bonus Review and 2023 Annual LTI Review and other compensation decisions made in the fall of 2023 and in February and March of 2024. Where appropriate, the Committee also used survey data provided by its compensation consultants or publicly available data from other companies to inform its decisions with respect to specific roles.
Tally Sheets
The Committee regularly reviews tally sheets prepared for each of the NEOs to allow consideration of both current and historical compensation. The tally sheets allow the Committee to review an integrated snapshot of the individual and aggregated elements of each NEO’s compensation.
2023 Stockholder Engagement
Throughout 2023, we routinely engaged with several of our top stockholders, both during the 2023 proxy season and again during the fall and winter of 2023 following our 2023 "Say on Pay" vote. In response to our 2023 Say on Pay vote outcome, we invited our top 15 stockholders to engage with us. We focused on the top 15 stockholders as our stockholder base is fragmented and our 15 largest stockholders represent approximately 45% of our outstanding shares. We ultimately met with 10 of these stockholders representing approximately 37% of our outstanding shares. Participating in our engagement efforts were our independent Board Chair, Mr. Di Piazza, and our independent Compensation Committee Chair, Mr. Gould, with support from the Company's Investor Relations and Legal Departments.

Contacted top 15 stockholders representing 45% of outstanding shares	Engaged with 10 stockholders representing 37% of outstanding shares	100% of engagement meetings attended by independent Board members

2024 PROXY STATEMENT	53

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Our stockholders conveyed diverse perspectives with regard to our executive compensation program. The majority of our stockholders were aligned with our pay for performance philosophy and responded favorably to the compensation-related updates for 2023 disclosed in last year’s proxy, including the reintroduction of PRSUs and options in the long-term incentive plan (for NEOs other than our CEO who already received PRSUs and holds a large number of stock options), the differentiation of short- and long-term performance metrics, and higher weighting allocated to the free cash flow performance metric.
The following table outlines key feedback we received from our stockholders as it relates to our executive compensation program and the responsive actions the Committee has implemented in light of these discussions. The Committee will continue to evaluate the executive compensation program and commits to maintaining ongoing and open dialogue with our stockholders.

What We Heard	What We Did

■Maintain effective compensation governance and transparent compensation disclosures
■Implemented an annual "Say on Pay" vote in 2023. See Proposal Three on page 89
■Continued to enhance our CD&A disclosures to focus on Committee's decision-making, such as the inclusion of an "Executive Summary" in 2024 proxy statement, which appears on page 47

■Pay and performance should be aligned
■Clear commitment to pay for performance, as demonstrated through the redesign of the 2023 executive compensation program in response to stockholder feedback
■Took several steps to strengthen alignment between executive compensation and the stockholder experience:
■Utilized stock options, which represented 25% of our NEOs (other than the CEO) 2023 target equity grants and each grant was valued between $1.5 million and $2.125 million at the time of grant. As of the date of this proxy statement and based on our current stock price, these awards do not have any value as the strike price is above the current stock price, demonstrating the alignment between executive incentives and stockholder value
■2023 PRSUs for all NEOs were earned at 200% of target based on significant over-delivery against the free cash flow target, but the realizable value on the vesting date was only approximately 109% of the initial target value, reflective of our stock price performance over the last year
■Annual PRSU awards to CEO subject to FCF (as defined below) modifier; annual PRSU awards for other NEOs are subject to a three-year relative TSR modifier
■CEO continues to hold a significant number of premium priced options that require significant stock price appreciation to recognize value

■Incorporate longer performance periods for equity compensation	■Set three-year performance period for TSR-modifier applied to NEO PRSU awards (other than CEO's awards)

■Utilize diversified performance metrics across incentive programs
■Differentiated financial metrics used for 2023 cash bonus program (revenue, EBITDA, DTC subscribers) and the 2023 LTI program (free cash flow and total stockholder return)
■Differentiated financial metrics were also adopted for 2024 executive compensation program

54

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices

What We Heard	What We Did
■WBD leadership should be focused on leverage reduction and generating free cash flow that can be used to invest in future growth
■Utilized free cash flow as a financial metric in the 2023 LTI program
■Awarded supplemental PRSUs to the NEOs and certain other executives to further incentivize achievement of our free cash flow objectives

■Concerns regarding single-trigger severance provision included in the amended employment agreement with our CEO
■The Committee evaluated potential severance provisions in the CEO's employment agreement and determined that these enhanced provisions were essential to retain and incentivize Mr. Zaslav’s continued contributions to our transformation and merger integration efforts and were in the best interest of WBD and our stockholders
■No other NEOs have single-trigger severance provisions

NEO Compensation in 2023
Elements of 2023 Compensation
Total direct compensation for the NEOs in 2023 consisted of three basic components:

Element of Compensation	Key Features	Purpose
Base Salary	Fixed annual cash amount, generally reviewed annually in the first 90 days of the calendar year.	Provide base salaries that are competitive to attract and retain high-performing executive talent. A competitive base salary is an important component of compensation providing a degree of financial stability for executives. Base salaries also form the basis for calculating other compensation opportunities, including, for example, and other than in the case of the CEO, the target amount of each NEO’s annual cash bonus as a percentage of their base salary.
Annual Cash Bonus	Each NEO has a target cash bonus opportunity, set as a percentage of their base salary (or in Mr. Zaslav’s case, as a specified dollar value). The actual amount paid/awarded for each year varies based on Company and individual performance.	Deliver a substantial portion of total direct compensation in annual cash bonus awards that are aligned with Company and/or line of business performance to focus our executives on our financial and operational goals and ensure that our cash compensation mix remains competitive with our industry. We generally set bonus targets as a percentage of base salary so that this performance-based element remains a similar proportion to the fixed base salary and the value of the bonus target automatically adjusts as salary adjustments are made.
Long-Term Incentive Awards	Annual equity and equity- type awards, in the form of non-qualified stock options, performance-based restricted stock units and restricted stock units. Each type of award instrument mostly vests in tranches over multiple years.	Deliver a substantial portion of an executive’s annual total direct compensation in equity awards to align our executives’ interests with those of our stockholders. We may also use LTI awards as a tool to recruit new executives. These awards also serve as retention tools.

2024 PROXY STATEMENT	55

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
NEO Employment Agreements
The table below summarizes the compensatory terms for 2023 under the employment agreements that we have entered into with each of our NEOs, including an amendment to Mr. Zaslav's employment agreement entered into in March 2023. In each of these agreements, our NEOs are subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of the agreement and, depending on the circumstances of termination, for a period thereafter. The summaries of the NEO employment agreements provided below are qualified in their entirety by reference to the full text of the applicable NEO employment agreement, each of which is filed as an exhibit to the 2023 Form 10-K.

	David Zaslav	Gunnar Wiedenfels	Bruce L. Campbell	Jean-Briac Perrette	Gerhard Zeiler
Term	Through December 31, 2027	Through July 10, 2026	Through July 8, 2025	Through August 1, 2025	Through April 7, 2025
Base Salary(1)	$3,000,000	$2,000,000	$2,500,000	$2,500,000	$1,800,000
Target Cash Bonus	$22,000,000	175% of Base Salary	200% of Base Salary	200% of Base Salary	178% of Base Salary
Equity Target in Contract	$23,500,000	$8,000,000	$8,500,000	$8,500,000	$6,000,000
Annual Equity Vehicle	PRSUs	Annual equity awards to be provided in the same form and type as other similarly situated executives
(1)Base Salary is the base salary set forth in the applicable employment agreement. NEO base salaries are subject to review and adjustment by the Committee, at its discretion, as part of the Annual Base Salary Review and adjusted 2023 base salary amounts for our NEOs (other than our CEO) are set forth in the section titled "Base Salary" below.

56

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
2023 NEO Compensation Actions
The following chart summarizes the compensation decisions for 2023 with respect to each NEO’s base salary, annual cash bonus and long-term incentive awards. Detailed discussion of the decisions made with respect to each element is contained in the discussion immediately below the chart.

Element of Compensation	2023 Compensation Actions
Base Salary
■Maintained base salary for Mr. Zaslav per the terms of his employment agreement.
■Increased base salaries for each of Messrs. Wiedenfels, Campbell, Perrette and Zeiler in February 2023 as part of the 2023 Annual Base Salary Review; new base salaries were effective as of March 1, 2023.

Annual Cash Bonus
■Paid annual cash bonuses in March 2024 to each of the NEOs following the 2023 Annual Bonus Review which took place in February 2024; bonuses were paid based on the Committee's assessment of Company performance in 2023 versus pre-established financial metrics and, in the case of the CEO and CFO, each executive's individual performance versus pre-established strategic goals for each executive.

Long-Term Incentive Awards
■Awarded PRSUs to Mr. Zaslav in March 2023 as specified in his employment agreement (as amended).
■Awarded PRSUs, RSUs and stock options to Messrs. Wiedenfels, Campbell and Perrette in March 2023 following the 2023 Annual LTI Review.

Base Salary
Mr. Zaslav: Under the terms of his employment agreement, Mr. Zaslav’s base salary was set at $3 million throughout its term (through December 31, 2027).
Mr. Wiedenfels: The Committee increased Mr. Wiedenfels’ base salary by 3% to $2,060,000 in February 2023 following the 2023 Annual Base Salary Review. The Committee based this decision on the CEO's recommendation, with reference to the WBD Peer Group market data.
Mr. Campbell: The Committee increased Mr. Campbell’s base salary by 3% to $2,575,000 in February 2023 following the 2023 Annual Base Salary Review. The Committee based this decision on the CEO's recommendation, with reference to the WBD Peer Group market data.
Mr. Perrette: The Committee increased Mr. Perrette’s base salary by 3% to $2,575,000 in February 2023 following the 2023 Annual Base Salary Review. The Committee based this decision on the CEO's recommendation, with reference to the WBD Peer Group market data.
Mr. Zeiler: The Committee increased Mr. Zeiler’s base salary by 3% to $1,821,020 in February 2023 following the 2023 Annual Base Salary Review. The Committee based this decision on the CEO's recommendation, with reference to the WBD Peer Group market data. In 2023, Mr. Zeiler was based in Austria and his salary was delivered in Euros; the amount provided above reflects the conversion to United States dollars.
Annual Cash Bonus Awards
We made annual cash bonus awards to each of our NEOs with respect to their 2023 performance as part of the 2023 Annual Bonus Review which took place in February 2024. The annual bonus target amount for Mr. Zaslav is set at a fixed dollar amount, and for each other NEO other is set as a percentage of base salary. This percentage generally is set in the negotiation of each executive’s employment agreement and is determined by the Committee based on external market data, internal equity, and, if the executive is leaving other employment to join us, an assessment of what level of compensation is needed to encourage the individual to accept our offer of employment. If an executive works only part of the year, the bonus amount generally is subject to proration based on the period of employment. The annual bonus target may be changed in the course of an executive’s employment or in the negotiation of a new or extended employment agreement when the scope of the new role and responsibilities would warrant such a change. For all employees who have a bonus target that is expressed as a percentage of base salary, including the NEOs, our policy is to apply the bonus target that is in effect on December 31 of the calendar year to the total base salary paid in that year in order to calculate the bonus payment for that year.

2024 PROXY STATEMENT	57

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Each of our NEOs, other than Messrs. Zaslav and Wiedenfels, participated in the ICP in 2023, our annual bonus plan that applies broadly to employees around the world. As discussed below, the determination of the actual cash bonus under the ICP is based on achievement of annual financial targets as applied to the target value.
The annual cash bonus design also rewards exceptional individual performance through the allocation of a "performance pool." The ICP is designed such that a percentage of the total ICP target, which is earned based on our financial performance, is used to fund the performance pool. Additional performance pool funding may be allocated based on over-delivery of an ICP financial metric (for 2023, Adjusted EBITDA) or other factors, as the Committee deems appropriate. The performance pool is funded as a total amount and all bonus-eligible employees (including the CFO, but excluding the CEO) are eligible for a performance pool award. The CEO is not eligible for the performance pool because the CEO's employment agreement provides an opportunity for the CEO to earn an above-target bonus (up to 125% of target) for exceptional performance. The performance pool is allocated to high performing employees, which may include the eligible NEOs, based on the recommendations of their manager and department or division leader. In the case of the eligible NEOs, performance pool recommendations are made by the CEO and individual awards are approved by the Committee. Each eligible NEO received a performance pool award for 2023.
2023 Financial Metrics and Adjustments
The Committee sets annual financial metrics to determine the cash bonuses awarded to NEOs, either under our ICP or under the separate bonus program for the CEO and CFO. The ICP payout is calculated based solely on performance against these financial metrics and any relevant line of business performance metrics (as discussed below), if applicable, the annual cash bonus for the CEO is based 70% on performance against these financial metrics, and 30% on additional strategic goals established by the Committee for the CEO, and the annual cash bonuses for the CFO is based 50% on performance against these financial metrics, and 50% on additional strategic goals established by the Committee for the CFO. The 2023 WBD Corporate financial metrics, weighting and corresponding definitions are set out below:

Financial Metric	Weighting	Definition
Net Revenue	30%	Revenue from ordinary business operations.
Adjusted EBITDA	60%	Adjusted EBITDA is defined as operating income excluding (i) employee share-based compensation; (ii) depreciation and amortization; (iii) restructuring and facility consolidation; (iv) certain impairment charges; (v) gains and losses on business and asset dispositions; (vi) certain inter-segment eliminations; (vii) third-party transaction and integration costs; (viii) amortization of purchase accounting fair value step-up for content; (ix) amortization of capitalized interest for content; and (x) other items impacting comparability.
Year-End Paid DTC Subscribers	10%	A DTC Subscription is defined as (i) a retail subscription to discovery+, HBO, HBO Max, Max, or a Premium Sports Product for which we have recognized subscription revenue, whether directly or through a third party, from a direct-to-consumer platform; (ii) a wholesale subscription to discovery+, HBO, HBO Max, Max, or a Premium Sports Product for which we have recognized subscription revenue from a fixed-fee arrangement with a third party and where the individual user has activated their subscription; (iii) a wholesale subscription to discovery+, HBO, HBO Max, Max, or a Premium Sports Product for which we have recognized subscription revenue on a per subscriber basis; (iv) a retail or wholesale subscription to an independently-branded, regional product sold on a stand-alone basis that includes discovery+, HBO, HBO Max, Max, and/or a Premium Sports Product, for which we have recognized subscription revenue on a per subscriber basis; and (v) users on free trials who convert to a subscription for which we have recognized subscription revenue within the first seven days of the calendar month immediately following the month in which their free trial expires. We define a "Premium Sports Product" as a strategically prioritized, sports-focused product sold on a stand-alone basis and made available directly to consumers. The aggregate number of DTC Subscriptions are "Paid DTC Subscribers."
The Committee chose Net Revenue, Adjusted EBITDA and Year-End Paid DTC Subscribers as the 2023 Corporate financial metrics because these are three of the key metrics that management uses to measure corporate performance and to communicate WBD's performance to stockholders, and the Committee believed performance against these metrics was important to driving stockholder value.

58

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
The Committee annually reviews potential adjustments to performance against the financial metrics. The principle applied in deriving the adjustments is to ensure that the calculation reflects the impact of operational decisions taken by management, but excludes the impact of events over which management has little or no influence, and excludes the impact of items that were not considered at the time the targets were set. Adjustments for currency fluctuations are made to ensure that the results are currency neutral.
In 2023, the Committee determined it was appropriate to take an adjustment to performance for the impact of the 2023 WGA and SAG-AFTRA strikes. The adjustments made by the Committee had the effect of increasing our revenue and adjusted EBITDA performance, including with respect to certain individual line of business performance, for purposes of calculating cash bonuses and ICP awards, as compared to our reported results, which ultimately increased the payout amount for 2023 cash bonus awards made to NEOs. The adjustments had no impact on Year-End Paid DTC Subscriber performance.
Determination of 2023 Annual Cash Bonus Awards
2023 Cash Bonuses to CEO and CFO
The bonus structure for Messrs. Zaslav and Wiedenfels was designed by the Committee to meet specific objectives. Unlike the calculation of annual cash bonuses under the ICP, which are calculated based solely on performance against financial metrics, the annual cash bonus for these two NEOs is based on performance against financial metrics, and against additional strategic goals established by the Committee. Given the role of each of the CEO and the CFO in setting the annual financial targets used for the ICP, the Committee concluded that it would be appropriate to have a substantial part of their bonus opportunities based on separate strategic measures. For Mr. Zaslav, 70% of his annual cash bonus opportunity shall be based on performance against financial metrics, and 30% shall be based on performance against strategic measures, as set forth in his amended employment agreement. For Mr. Wiedenfels, 50% of his 2023 cash bonus opportunity was based on performance against financial metrics and 50% was based on performance against strategic measures.
Mr. Zaslav's employment agreement, which was originally signed in May of 2021, provides for his cash bonus for the first full year following the year in which the closing of the WarnerMedia Transaction occurs, to be paid at least at target. This provision was included as an inducement to secure Mr. Zaslav's services as CEO of WBD for several years following the closing of the WarnerMedia Transaction. The WarnerMedia Transaction closed in April of 2022, meaning his 2023 cash bonus was required, by contract, to be delivered at least at target. Despite this guarantee, the Committee still established financial and strategic metrics for Mr. Zaslav for 2023 because it believes in maintaining consistent compensation practices and mechanisms by which to assess the performance of our management team, and it also desired to have metrics upon which to assess whether Mr. Zaslav should be awarded an above-target bonus.
The Committee determined that including all three WBD Corporate financial metrics described above were appropriate for the CEO and CFO given the scope of their responsibilities and direct impact on resource allocation decisions. The Committee established threshold (20% payout), target (100% payout) and above target (125% payout) amounts for each of the financial metrics and a payout scale that would determine the amount payable for achievement of results between the "threshold" and the "above target" amounts. The payout scale was designed to provide an "above target" payout only upon over-delivery of the relevant financial metric, with payout prorated for performance between the "threshold" and "above target" levels. Payments beyond the "above target" amount may be made at the Committee’s discretion. Performance below "threshold" would result in no payout based on the payout scale. The Committee established the payout scale and targets for the cash bonuses to the CEO and CEO in February of 2023, with advice from its independent compensation consultant, and believed that the payout scale was appropriate in light of pay practices at other peer companies and that the targets were rigorous and consistent with our internal 2023 budget and our external financial outlook as of February 2023.
For 2023, the financial metrics, targets, weighting and results for the cash bonuses to the CEO and CFO were as follows in the table below. The Committee weighted Adjusted EBITDA at 60% because leverage reduction was of paramount importance to the Committee in 2023 and Adjusted EBITDA is one of the components used to calculate WBD's leverage ratio, with net debt being the other. The Committee weighted Net Revenue at 30% and Year-End Paid DTC Subscribers at 10% to reflect its desire that the CEO and CFO also focus on revenue generation and continuing to advance our DTC business. "Actual Achievement" shown below is after the aforementioned adjustments.

Financial Metrics for CEO/CFO	Weighting	Threshold	Target	Above Target	Actual Achievement
Net Revenue ($ in millions)	30%	$30,911	$44,158	$48,574	$41,916
Adjusted EBITDA ($ in millions)	60%	$7,699	$10,998	$12,098	$10,413
Year-End Paid DTC Subscribers (# in millions)	10%	65.9	94.2	103.6	95.6

2024 PROXY STATEMENT	59

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
The Committee sets annual individual strategic goals for Mr. Zaslav related to our enterprise-wide priorities, and for Mr. Wiedenfels based on the priorities in his role as CFO. The Committee sets updated goals each year based on changing priorities, and there is variation from year to year in both the substance of the annual goals and how they are weighted. The weighting was based on the Committee's determination of the relative priority of each of these goals. These strategic goals were intended to incent the CEO and CFO to take actions that would create long-term value for stockholders and provide a competitive advantage for WBD, and were also designed to complement the financial goals and the separate strategic goals for the CEO's 2023 PRSU awards by focusing on key financial and operational priorities.
For 2023, Mr. Zaslav’s strategic goals, with weighting based on the Committee’s determination of the relative priority of each, were to:
■Direct-to Consumer: launch Max in the U.S. during the first half of 2023 and drive DTC revenue growth (40%);
■Studios: execute Warner Bros. theatrical, Warner Bros. Television Group and Warner Bros. Games release strategies (40%); and
■Corporate: implement and oversee inclusion training program for top 150 WBD leaders and lead development of succession plans for CEO direct reports (20%).
For 2023, Mr. Wiedenfels’ strategic goals, with weighting based on the Committee’s determination of the relative priority of each, were to:
■Synergies: drive integration and transformation programs (30%);
■Capital Structure and Equity: manage capital structure and equity story as WBD works to de-lever (35%);
■Investor Relations: strengthen the lines of communication with WBD stockholders and the investor community as WBD continues to emerge as a newly-formed company (10%); and
■Enterprise Technology: consolidate WBD's critical systems while maintaining Sarbanes-Oxley ("SOX") controls and information security compliance (25%).
Assessment of CEO and CFO Performance
The determination as to whether 2023 financial metrics for the CEO and CFO cash bonuses were met was made in the 2023 Annual Bonus Review during the first quarter of 2024, following review of the full-year 2023 financial results. In February 2023, the Committee also reviewed the CEO's and CFO's achievement of their respective strategic goals, considering the CEO’s and CFO’s self-assessments and, with respect to Mr. Wiedenfels, the input of the CEO and with respect to Mr. Zaslav, the input of the Board. Based on the performance against the three WBD Corporate financial metrics and the payout scale applicable to the CEO and CFO, the payout for the portion of the CEO's and CFO's 2023 cash bonus that is based on financial metrics was 84.7% of target.
With respect to the strategic goals, the Committee determined that each of Mr. Zaslav and Mr. Wiedenfels had exceeded expectations and over-delivered with respect to their respective strategic goals. The Committee specifically noted the following accomplishments for each of Mr. Zaslav and Mr. Wiedenfels:
Mr. Zaslav
■successful launch of Max in May 2023 and laying the foundation for international expansion of Max in 2024;
■established a collaborative "One Team" approach to tent-pole content launches and promotions, which was successfully leveraged for Hogwarts Legacy and House of the Dragon, and culminated with Barbie where we employed a cross-promotion strategy across several of our platforms and networks, leading to Barbie being the #1 movie of 2023 and highest grossing movie in the history of Warner Bros. pictures;
■oversaw strategy to manage strike-related production delays while preserving the ability to quickly resume production following the end of the strikes;
■drove employee engagement and oversaw training and development around inclusive leadership; and
■successfully recruited a leader for HR function and developed succession plans for other key corporate and creative leadership roles.
Mr. Wiedenfels
■led internal and external messaging of fiscal responsibility as the means by which WBD funds its creative storytelling and drove disciplined financial management;
■exceptional leadership with respect to free cash flow generation and leverage reduction, leading to our reduction of $5.4 billion of outstanding debt in 2023;
■proactive approach to examining and adjusting business practices to guide WBD through a period of unprecedented industry change;
■exceptional synergy capture efforts, including the establishment of a Global Business Services function; and
■continued progress towards financial system integration while maintaining SOX controls.

60

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
For a summary of the final bonus payout amounts and percentages for each of Mr. Zaslav and Mr. Wiedenfels, see page 63. When combining the funding levels based on achievement of WBD strategic metrics with those based on achievement of financial metrics, the resulting payouts, as a percentage of target, were 100% for Mr. Zaslav (as provided in his employment agreement) and 107.4% for Mr. Wiedenfels.
2023 Incentive Compensation Program - Other NEOs
The 2023 annual cash bonuses for Messrs. Campbell, Perrette, and Zeiler were based on the terms of the ICP. The ICP specifies various financial metrics depending on an employee’s role and business alignment. The aggregate amount payable to an individual under the ICP is calculated by:
■first, determining the target bonus of each employee (the pre-established percentage of the employee’s base salary);
■second, establishing the amount payable as a result of our performance versus the ICP financial metrics and any applicable line of business performance measures, as applied to the target bonus amount (such amount, the "ICP Payout Percentage"); and
■third, adding to the total payout amount a specific dollar amount that is an allocation of the "performance pool" if applicable. The performance pool is a total amount of money that is available to allocate to high performers, with the amount available to allocate varying based on our overall financial performance and the Committee's discretion.
The 2023 annual cash bonus awards to Messrs. Campbell, Perrette and Zeiler were calculated as follows:

Base Salary	X	NEO’s Individual Target Bonus Percentage	X	ICP Payout Percentage	+	Performance Pool Allocation (if applicable)	=	Cash Bonus Award paid to NEO
For the 2023 ICP, the Committee established threshold (20% payout), target (100% payout) and above target (110% payout) amounts for each of the ICP financial metrics and a payout scale that would determine the amount payable for achievement of results between the "threshold" and the "above target" amounts. The payout scale was designed to provide an "above target" payout only upon over-delivery of the relevant financial metric, with payout prorated for performance between the "threshold" and "above target" levels. Payments beyond the "above target" amount may be made at the Committee’s discretion. Performance below "threshold" would result in no payout based on the payout scale. The Committee established the payout scale and targets for the ICP in February of 2023, following consultation with its independent compensation consultant, and believed that the payout scale was appropriate in light of pay practices at other peer companies and that the targets were rigorous and consistent with our internal 2023 budget and our external financial outlook as of February 2023.
In 2023, the Committee resumed its historical practice of tying a portion of ICP awards for NEOs who lead a line of business to the performance of their line of business and a portion to overall WBD performance. For Messrs. Campbell, Perrette and Zeiler, who lead lines of business, 50% of their 2023 ICP award was based on the performance of their line(s) of business and 50% of their 2023 ICP was based on the 2023 WBD Corporate financial metrics described above and set forth in the table below. The Committee believed this was an appropriate and effective means to incent these NEOs to drive individual line of business performance while also focusing on those actions and initiatives that would lead to overall Corporate financial performance. The metrics chosen for each NEO's line of business were the metrics the Committee believed were most important for the relevant lines of business to focus on in 2023.
WBD Corporate. The 2023 WBD Corporate ICP performance targets and weightings are set forth in the following table. The metric weightings are the same weightings used for the CEO and CFO cash bonuses and described above, reduced by 50% to reflect the portion of the other NEOs ICP awards that are tied to WBD Corporate performance. The numbers in the tables below under "Actual Achievement" reflect the adjustments discussed above.

WBD Corporate	Weighting	Threshold	Target	Above Target	Actual Achievement
Net Revenue ($ in millions)	15%	$39,742	$44,158	$48,574	$41,916
Adjusted EBITDA ($ in millions)	30%	$8,790	$10,998	$13,206	$10,413
Year-End Paid DTC Subscribers (# in millions)	5%	47.1	94.2	141.2	95.6

2024 PROXY STATEMENT	61

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Lines of Business ("LOBs")
Mr. Campbell: The 2023 ICP performance targets and weightings for the LOBs overseen by Mr. Campbell (US Ad Sales, US Affiliate, US Licensing and Home Entertaining, and Global Brands and Experiences) are set forth in the following table. No adjustments were made to performance of Mr. Campbell's LOBs for the WGA and SAG-AFTRA strikes.

LOBs - Campbell	Weighting	Threshold	Target	Above Target	Actual Achievement
Total Combined Revenue(1) ($ in millions)	40%	$23,733	$26,370	$29,007	$24,803
Total Functional Operating Expenditures(2) ($ in millions)	10%	$1,596	$1,451	$1,305	$1,265
(1)Total Combined Revenue for Mr. Campbell's LOBs means combined revenue of US Ad Sales, US Affiliate Sales, US Licensing & Home Entertainment, and Global Brands and Experiences.
(2)Total Functional Operating Expenditures for Mr. Campbell's LOBs means combined departmental spend of US Ad Sales, US Affiliate Sales, US Licensing & Home Entertainment, and Global Brands and Experiences.
Mr. Perrette: The 2023 ICP performance targets and weightings for the LOBs overseen by Mr. Perrette (DTC and Games) are set forth in the following table. For Mr. Perrette, the potential payout for "above target" performance versus the Year-End Paid DTC Subscribers metric was 200% of target, which the Committee established in order to further incent Mr. Perrette, as the leader of our DTC business, to focus on subscriber acquisition and retention. The numbers in the tables below under "Actual Achievement" reflect the adjustments discussed above. The impact of the adjustments was neutral with respect to DTC revenue, DTC and Games content cash and year-end paid DTC Subscribers, and reduced the performance, and resulting payout, of DTC and Games Adjusted EBITDA.

LOBs - Perrette	Weighting	Threshold	Target	Above Target	Actual Achievement
DTC Revenue(1) ($ in millions)	10%	$8,847	$9,831	$10,814	$10,066
DTC & Games Adjusted EBITDA(2) ($ in millions)	20%	$(1,100)	$(784)	$(500)	$441
DTC & Games Content Cash(3) ($ in millions)	10%	$6,116	$5,560	$5,004	$4,231
Year-End Paid DTC Subscribers (# in millions)	10%	47.1	94.2	141.2	95.6
(1)DTC Revenue means revenue for our DTC segment.
(2)DTC & Games Adjusted EBITDA means Adjusted EBITDA for our DTC segment and Adjusted EBITDA for our Games reporting unit.
(3)DTC & Games Content Cash means total cash used to create or acquire capitalized DTC & Games content, and combines DTC content cash (including producer financing, and covering HBO Max, discovery+,HBO, Max, and other DTC content) and Games content cash
Mr. Zeiler: The 2023 ICP performance targets and weightings for the LOBs overseen by Mr. Zeiler (International) are set forth in the following table. No adjustments were made to performance of Mr. Zeiler's LOBs for the WGA and SAG-AFTRA strikes.

LOBs - Zeiler	Weighting	Threshold	Target	Above Target	Actual Achievement
International Revenue(1) ($ in millions)	20%	$8,723	$9,692	$10,661	$9,377
International Adjusted EBITDA (2) ($ in millions)	20%	$3,434	$4,040	$4,646	$3,990
International Content Cash(3) ($ in millions)	10%	$1,823	$1,658	$1,492	$1,419
(1)International Revenue means total revenue from international networks, international DTC, international third-party content licensing, and international television production.
(2)International Adjusted EBITDA means total adjusted EBITDA from international networks, international DTC, international third-party content licensing, and WB International Television Production.
(3)International Content Cash means total cash used to create or acquire capitalized international content, including international sports rights, WB International Television Production and WB International Theatrical Production.
Assessment of Performance — Other NEOs
The determination as to whether the 2023 ICP financial metrics were met was made in the 2023 Annual Bonus Review during the first quarter of 2024, following review of the full-year 2023 financial results. Based on our financial performance in 2023 versus the ICP performance targets, the Committee funded the WBD Corporate ICP pool for eligible NEOs at 83.1% of target and the ICP for the LOBs overseen by Messrs. Campbell, Perrette and Zeiler at 71.0%, 123.0% and 94.8%, respectively. When combining the WBD Corporate ICP payout with the LOB ICP payouts, the resulting payouts for the other NEOs, as a percent of target, were 77.1% for Mr. Campbell, 103.1% for Mr. Perrette and 88.9% for Mr. Zeiler.

62

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
The Committee also determined to fund a performance pool for 2023 to reward high performing employees. As part of the 2023 Annual Bonus Review, the Committee considered whether to allocate performance pool amounts to each NEO other than the CEO. For eligible NEOs, the CEO recommends individual awards that are paid as part of the overall annual bonus payout. For 2023, the CEO's recommendations were based on the individual performance of the NEOs, including the accomplishments noted on page 60 for Mr. Wiedenfels and the following accomplishments for the other NEOs:
■Mr. Campbell: Mr. Campbell had a very strong year as the leader for several of WBD's revenue generating functions. He led our ad sales group during an incredibly turbulent year, ultimately increasing volume during the annual ad sales upfront. Mr. Campbell successfully negotiated several key affiliate renewals, led the structuring of significant distribution partnerships for Max, and achieved content sales objectives. Mr. Campbell also oversaw the divestiture of several non-strategic assets, including All3Media.
■Mr. Perrette: Mr. Perrette had a very impressive year as the leader of our DTC business, overseeing the launch of Max in the US in May 2023, with an improved product, enhanced user experience, increased engagement, and successful migration of subscribers onto the platform. He also led the DTC segment to be profitable in fiscal 2023. In the fall of 2023, Mr. Perrette led the addition of live news and sports programming onto the Max platform, demonstrating his ability to work collaboratively across the WBD ecosystem.
■Mr. Zeiler: Mr. Zeiler provided exemplary leadership of our international business in 2023, showing great operational focus over several geographies and maintaining cost discipline. He drove WBD's 2023 priorities by leveraging all of our international assets to enable and enhance the commercial performance of WBD's theatrical releases, HBO programming and WBD Games titles. He also oversaw the sale of CNN Chile, the acquisition of BluTV in Turkey, the launch of TNT Sports in the UK and the renewal of our Premier League rights.
2023 Cash Bonus Awards
Actual cash bonus payouts for 2023 performance to each NEO are as follows:

NEO	Bonus Target Amount		Bonus Payout Percentage	Cash Bonus Award (Bonus + Performance Pool (if applicable))
David Zaslav	$22,000,000	*	100%	$22,000,000
Gunnar Wiedenfels	$3,605,000		107.4%	$4,551,770
Bruce L. Campbell	$5,150,000		77.1%	$4,865,650
Jean-Briac Perrette	$5,150,000		103.1%	$5,959,650
Gerhard Zeiler	$3,241,415		88.9%	$3,706,618
*    Mr. Zaslav's employment agreement, which was originally signed in May 2021, provides for his cash bonus for the first full year following the year in which the closing of the WarnerMedia Transaction occurs, to be paid at least at target. This means that his 2023 cash bonus was required, by contract, to be delivered at least at target. The Committee assessed Mr. Zaslav's individual performance during 2023 and determined that he exceeded expectations, over-delivered against his individual strategic goals, as further described above, and provided exemplary leadership to WBD during an extremely challenging year, further justifying the delivery of his 2023 cash bonus at target, pursuant to our contractual obligation.

2024 PROXY STATEMENT	63

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Long-Term Incentive Compensation
We make equity awards as part of our LTI compensation program under our Warner Bros. Discovery, Inc. Stock Incentive Plan (the "WBD Stock Incentive Plan"). We believe that delivering a substantial portion of an executive’s total direct compensation in equity awards helps to align our executives’ interests with those of our stockholders. In 2023, we made long-term equity awards to each of the NEOs, which we believe serves to focus their attention on increasing the Company’s value over time.
Annual LTI Review and New Hire/Contract Renewal Awards
The Committee generally considers LTI awards to the NEOs in two categories: annual awards, in the same process used for executive-level employees early each year in the Annual LTI Review, and awards for newly-hired executives or in conjunction with promotion to a role with larger scope. The Committee made awards to Messrs. Wiedenfels, Campbell, Perrette and Zeiler as part of the 2023 Annual LTI Review which took place in February 2023. Mr. Zaslav’s LTI awards for each year are specified in his employment agreement, although the Committee determines performance metrics for each performance-based award to Mr. Zaslav at the time the award is made.
In the Annual LTI Review, as an initial matter, the Committee reviews market data for similar roles in the peer group and determines a target amount for the LTI awards that is expressed as a dollar value. With respect to each NEO other than the CEO, the CEO then reviews the target value approved by the Committee and recommends a dollar value for the award based on each NEO’s individual performance. The Committee approves the overall award value, which is then converted into a number of units, as further described below.
For new hire and awards to recognize promotion to a new role with greater responsibility, the Committee follows a similar process, referring to market data, as well as internal equity and the overall compensation terms of the agreement. The Committee determines a target amount expressed as a dollar value, which is then converted into a number of units, as further described below.
Timing of Awards
The Committee’s intent is to approve equity awards annually in February each year, with new hire and promotion grants made throughout the year in the Committee’s regular meetings. The Committee generally uses a consistent date for annual grants approved in February of the later of March 1 or two business days following the filing of the Company's Annual Report on Form 10-K. This allows a consistent grant date and vesting schedule for annual awards made to employees and provides for consistent annual grant timing.
For new hire and promotion grants made at other times throughout the year to employees other than the Section 16 Officers, the Committee has delegated authority for making such grants to the CEO and Chief People and Culture Officer within certain dollar and share limits. These awards are typically made on the 15th of each month and all awards made pursuant to such delegation are reported to the Committee at its next regular meeting. On occasion for administrative convenience, the Committee may make a grant with a future effective date, with the grant price set on the future effective date.
Our practice of adopting a consistent date for annual and off-cycle grants is designed to avoid the possibility that we could grant stock awards prior to the release of material, non-public information which is likely to result in an increase in our stock price, or to delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price.

64

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
2023 Long-Term Incentive Awards to NEOs
For 2023, NEOs received equity in the form of PRSUs, RSUs, and stock options.

Type of Equity	NEOs Receiving	Description; Vesting Schedule
Annual PRSUs	All
■Each NEO received an Annual PRSU award in 2023
■The CEO received 100% of his target LTI award in Annual PRSUs
■The CEO's Annual PRSU award is based 75% on individual strategic goals and 25% on a financial metric, per his amended employment agreement.
■The CEO's 2023 Annual PRSU award had a one-year performance period (2023) based on performance versus a financial metric (Free Cash Flow) and individual strategic goals, as set forth in the CEO's employment agreement. The award was also subject to a modifier based on a financial metric (Free Cash Flow) which could cause the awards to vest at 200% of target based on performance versus the metric.
■Upon certification by the Committee, the CEO's Annual PRSU awards will vest; 70% of the shares will distribute on vesting and the remaining 30% will distribute three years later.
■Other NEOs received 50% of their 2023 target LTI award in Annual PRSUs
■For 2023, the other NEOs' Annual PRSU awards are based on performance versus a financial metric (Free Cash Flow) over a one-year performance period (2023)
■The ultimate payout of the other NEOs' Annual PRSUs are also subject to a relative TSR performance modifier based on the percentile ranking of WBD's relative total stockholder return as compared to our peers in the S&P 500 Media and Entertainment Index over a three-year performance period (2023-2025) (the "Relative TSR Modifier"), as set forth below:
2023-2025 Relative TSR Modifier

		Percentile 100% 75% 50% 25% 0%	Modifier 150% 110% 100% 90% 50%

■The Relative TSR Modifier is capped at 100% if TSR is negative over the performance period
■The other NEOs' Annual PRSU awards that were granted in 2023 will cliff vest in March 2026, following the application of the Relative TSR Modifier and the Committee's certification of WBD's three-year relative TSR performance

Supplemental PRSUs	All
■In 2023, each NEO received a Supplemental PRSU award, which could be earned based solely on WBD's 2023 Free Cash Flow ("FCF") performance relative to the target established by the Committee.
■The Supplemental PRSU awards granted in 2023 had a one-year performance period (2023).
■The Supplemental PRSUs granted in 2023 could be earned at up to 200% for over-delivery versus the established FCF target.
■Upon certification by the Committee in 2024, the Supplemental PRSU awards vested:
■For the CEO, 70% of his shares will distribute on vesting and the remaining 30% will distribute three years later.
■For the other NEOs, the shares will distribute in substantially equal installments on the first three anniversaries of the grant date.

Stock Options	Non-CEO NEOs
■The NEOs (other than the CEO) received 25% of their 2023 target LTI award in stock options. The stock options vest ratably over the first three anniversaries of the grant date, and expire on the seventh anniversary of the grant date.

RSUs	Non-CEO NEOs	■The NEOs (other than the CEO) received 25% of their 2023 target LTI award in RSUs. The RSUs vest ratably over the first three anniversaries of the grant date.

2024 PROXY STATEMENT	65

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
During our fall 2022 stockholder engagement efforts, stockholders indicated they placed significant value on free cash flow, leverage reduction and balance sheet management. The Committee was very cognizant of this feedback and determined that Free Cash Flow was the appropriate financial metric to use for the 2023 Annual PRSUs awarded to the NEOs. The Committee implemented the Relative TSR Modifier for the 2023 Annual PRSUs awarded to NEOs (other than the CEO) in order to incent both the short-term priority of free cash flow while also rewarding stock price appreciation relative to peers. The Committee also believed this modifier provided a more direct link of our equity compensation program to stockholder returns by rewarding our NEOs for sustained market out-performance, as well as regulating payouts for market underperformance, even if financial metrics are achieved at or above target.
The Relative TSR-modifier was not added to the CEO's 2023 Annual PRSUs because the terms of the CEO's employment agreement provide that the CEO's 2023 Annual PRSUs shall be subject to a modifier based on our 2023 free cash flow performance. Because Mr. Zaslav received a sizeable grant of premium priced stock options upon execution of his employment agreement in 2021 that will require significant stock price appreciation in order for Mr. Zaslav to recognize value, the Committee believed that Mr. Zaslav's compensation was already appropriately aligned with our stock price performance and he is adequately incentivized to take actions that will lead to stock price appreciation.
On March 6, 2023, in further recognition of the importance of leverage reduction to the Company's long-term financial health, the Committee announced its decision to implement an incremental incentive compensation program designed to promote and reward achievement of the Company’s initiatives with regard to increasing free cash flow and reducing leverage. As part of this program, in addition to our 2023 Annual PRSUs, it also decided it would grant the Supplemental PRSUs to the NEOs to further incent the leadership team with respect to cash flow management, debt reduction and synergy achievement. The Committee believed a one-year performance period was appropriate for these Supplemental PRSUs to focus management on the immediate need to reduce the Company's debt burden. When determining the appropriate target amount for the Supplemental PRSUs for each NEO the Committee considered each NEOs annual LTI target, as well as their individual role within the organization and ability to influence free cash flow. For Mr. Zaslav, his Supplemental PRSU target was negotiated as part of the amendment of his employment agreement in March 2023.
The following chart summarizes the specific equity awards made in 2023 to each NEO.

NEO		2023 Target Amount or FMV	2023 LTI Awards
David Zaslav, CEO		$12,000,000	768,247 Annual PRSUs
		$11,500,000	736,236 Supp. PRSUs
	Total value:	$23,500,000
Gunnar Wiedenfels, CFO		$4,000,000	256,082 Annual PRSUs 128,041 Supp. PRSUs 268,874 Options 128,041 RSUs
		$2,000,000
		$2,000,000
		$2,000,000
	Total value:	$10,000,000
Bruce L. Campbell, Chief Revenue and Strategy Officer		$4,250,000	272,088 Annual PRSUs 128,041 Supp. PRSUs 285,679 Options 136,044 RSUs
		$2,000,000
		$2,125,000
		$2,125,000
	Total value:	$10,500,000
Jean-Briac Perrette, President and CEO, Global Steaming and Games		$4,250,000	272,088 Annual PRSUs 128,041 Supp. PRSUs 285,679 Options 136,044 RSUs
		$2,000,000
		$2,125,000
		$2,125,000
	Total value:	$10,500,000
Gerhard Zeiler, President, International		$3,000,000	192,062 Annual PRSUs 96,031 Supp. PRSUs 201,656 Options 96,031 RSUs
		$1,500,000
		$1,500,000
		$1,500,000
	Total value:	$7,500,000

66

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Financial Metric for PRSUs awarded in 2023
The financial metric for all PRSUs awarded in 2023 was Free Cash Flow, which is defined below.

Financial Metric	Weighting	Definition
Free Cash Flow	100%	Cash provided by operations less acquisitions of property and equipment.
Strategic Goals for 2023 Annual PRSUs Awarded to CEO
In March 2023, the Committee established the following strategic goals for the 2023 Annual PRSU awards granted to the CEO. These strategic goals were intended to incentivize the CEO to take actions that would create long-term value for stockholders and provide a competitive advantage for WBD, and were also designed to complement the separate strategic goals for the CEO's 2023 cash bonus by focusing on EBITDA growth, market share, and synergy capture.
The strategic goals for the CEO's 2023 PRSU awards were:
■Drive DTC EBITDA growth (40%);
■Drive Studios EBITDA growth (20%)
■Increase U.S. networks market share among P25-P54 viewers (10%); and
■Complete integration and transformation projects to capture $2.5 billion in synergies (30%).
Assessment of Performance for PRSUs Awarded to CEO and Other NEOs
The Committee set a target of $4.0 billion in 2023 Free Cash Flow for the 2023 PRSU awards to vest at target. Over-delivery of the target would make the awards eligible to vest above target, up to a maximum of 200% of target as set forth in the tables below. The Committee set the 2023 Free Cash Flow target in early March of 2023. At the time the target was set, the Committee believed it to be rigorous and aligned with both our internal budget and forecasts as well as the external outlook we provided to investors on February 23, 2023 regarding our 2023 expectations. While we did subsequently raise our external free cash flow outlook during 2023, due in part to the impact of the 2023 WGA and SAG-AFTRA strikes and also due to our successful execution of cash management strategies, the Committee did not have the discretion to raise or adjust the metrics for the 2023 PRSU awards once the awards had been granted.
As described above, the Committee annually reviews potential adjustments to performance against the financial metrics. In 2023, the Committee determined it was appropriate to take an adjustment to performance for the impact of the 2023 WGA and SAG-AFTRA strikes. The adjustments made by the Committee had the effect of reducing our Free Cash Flow performance as compared to our reported results and is reflected below under "Actual Achievement."
The determination as to whether the 2023 Free Cash Flow metric was met was made during the first quarter of 2024, following review of the full-year 2023 financial results. In February 2024, the Committee also reviewed the CEO's 2023 performance in relation to the strategic goals for his 2023 Annual PRSU awards. Our 2023 Free Cash Flow performance significantly exceeded the pre-established target for the 2023 PRSUs, even after the negative adjustment for the guild strikes, as set forth in the tables below.

CEO's 2023 Annual PRSUs	Threshold	Target	Above Target	Actual Achievement	Payout
Free Cash Flow ($ in millions)	$2,800	$4,000	$4,300	$5,200	200%(1)
(1)For the CEO's 2023 Annual PRSUs to vest at target, WBD must achieve 100% of the financial metric and Mr. Zaslav must achieve 100% of his individual strategic goals. Over-delivery of the 2023 financial metric (Free Cash Flow) as compared to the "Above Target" amount above caused these 2023 Annual PRSUs to vest and payout at 200% of target.

Other NEO's 2023 Annual PRSUs	Threshold	Target	Above Target	Actual Achievement	Potential Payout
Free Cash Flow ($ in millions)	$2,800	$4,000	$5,200	$5,200	200%

2023 Supplemental PRSUs	Threshold	Target	Above Target	Actual Achievement	Payout
Free Cash Flow ($ in millions)	$3,700	$4,000	$4,300	$5,200	200%

2024 PROXY STATEMENT	67

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Based on WBD's 2023 Free Cash Flow performance versus the pre-established target, as noted above, and Mr. Zaslav's individual performance, the Committee certified the vesting of the 2023 Annual PRSUs granted to Mr. Zaslav at 200%. The Committee assessed Mr. Zaslav’s 2023 performance against his strategic goals and determined that he met or exceeded the objectives set forth in the strategic goals established for his 2023 PRSU awards. In making this determination, the Committee acknowledged:
■WBD's overall adjusted EBITDA had increased in 2023, as compared to 2022;
■our DTC segment delivered positive adjusted EBITDA in 2023; and
■we over-delivered on our transformation and synergy capture objectives.
The Committee further considered the CEO's overall performance during an especially challenging year, including the following individual accomplishments:
■CEO oversight of significant net debt reduction efforts and the successful launch of the Max platform; and
■the considerable time Mr. Zaslav spent at the negotiating table to help resolve the SAG-AFTRA strike, providing valuable leadership that benefited WBD and its stockholders.
The CEO's 2023 Annual PRSUs vested in February 2024, with 70% of the shares distributed at the time of vesting, and the remaining 30% to be distributed in January 2027 subject to Mr. Zaslav’s continued employment and the other terms and conditions of the award.
With respect to the 2023 Annual PRSUs awarded to NEOs other than the CEO, the Committee certified in February 2024 that, based on WBD's 2023 Free Cash Flow performance versus the pre-established target, the 2023 Annual PRSUs awarded to the other NEOs were eligible to vest at 200% of target. Whether and to what extent the awards will ultimately vest at 200%, or are modified upwards to a maximum payout of 300% of target or downwards to a minimum payout of 100% of target, will depend on our relative TSR over the three-year period from 2023-2025, as compared to our peers in the S&P 500 Media and Entertainment Index (the "Relative TSR Modifier"). The Relative TSR Modifier is interpolated for performance between the bottom and top quartiles (25th – 75th percentile), with no positive modifier applied if TSR is negative over the performance period. The Committee will assess WBD's TSR performance over the 2023-2025 performance period in February of 2026 and make a final certification with respect to the 2023 Annual PRSUs awarded to the other NEOs, at which point such awards will vest and distribute.
Based on WBD's 2023 Free Cash Flow performance versus the pre-established target, as noted above, In February 2024 the Committee certified the vesting of the Supplemental PRSUs granted to the CEO and the other NEOs in 2023 at 200%. For the CEO's Supplemental PRSUs that vested in February 2024, 70% of the shares were distributed at the time of vesting, and 30% will be distributed in January 2027 subject to Mr. Zaslav’s continued employment and the other terms and conditions of the award. For the other NEO's Supplemental PRSUs that vested in February 2024, 1/3 of the shares were distributed on March 6, 2024 and the remaining 2/3 will be distributed on the anniversaries of the grant date in 2025 and 2026, subject to such NEO's continued employment and the other terms and conditions of the award.

68

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Retirement Plans and Other Benefits

Retirement Benefits

Our U.S.-based NEOs generally participate in the same benefit plans on the same terms as are offered to other U.S.-based full-time employees. We offer a 401(k) defined contribution plan as well as a non-qualified Supplemental Retirement Plan (the "SRP") that is available to U.S.-based senior employees, including all of the NEOs other than Mr. Zeiler. The eligible NEOs participate in these plans on the same terms and conditions as other eligible employees.
To encourage participation in the 401(k) plan, we make a matching contribution of (i) 100% of the employee’s first 3% of salary contributions to the defined contribution plans and (ii) 50% of the employee’s next 3% of salary contributions, up to a maximum amount of 6% of eligible base salary in the form of matching contributions, subject to certain limits under applicable tax regulations. We do not make matching contributions into the SRP. In addition to base salary deferrals, participants in the SRP are also permitted to defer portions of their annual bonus awards into their SRP accounts. The 401(k) and SRP accounts offer the same investment options, with the amounts actually invested for the 401(k) plan and with earnings measured hypothetically for the SRP.
We believe the SRP is necessary to allow employees who would otherwise be limited by IRS restrictions on the amount of compensation that may be considered in participation in our 401(k) plan to save a proportionate amount for retirement and support the goals of providing competitive compensation packages to our employees.
In 2023, Mr. Zeiler was employed in Austria and participated in the Company’s benefit plans and programs as offered to other Austria-based Company employees.
For more information about the SRP, please refer to the 2023 Nonqualified Deferred Compensation Table under "Executive Compensation Tables" below.

Health, Welfare and Other Personal Benefits

The U.S.-based NEOs are eligible to participate in the health, welfare and fringe benefits we generally make available to our U.S.-based regular full-time employees, such as basic and supplemental life insurance, short and long-term disability, commuter reimbursement, fitness reimbursement and access to legal resources. Mr. Zeiler is based in Austria and is eligible to participate in the health, welfare and fringe benefits we generally make available to our Austria-based regular full-time employees.
In addition, we provide the following perquisites and other personal benefits to our NEOs:

Relocation Expenses and International Assignment Benefits
We provide relocation and international assignment benefits consistent with our international long-term assignment policies, including reimbursing relocation costs, offering education and other allowances, providing tax equalization benefits, which are intended to maintain the executive’s out of pocket tax liabilities at the same level they would have been had the executive not been assigned to a foreign jurisdiction and, for some benefits, paying the executive an amount equal to the tax resulting from the reimbursement or allowance (a "gross-up").

2024 PROXY STATEMENT	69

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices

Aircraft Usage
Per the terms of his employment agreement, Mr. Zaslav is permitted to utilize our corporate aircraft for up to 250 hours of personal flight time each year. The first 125 hours are provided to him at the Company's expense, and, with respect to the second 125 hours, Mr. Zaslav is required to reimburse the Company at a rate of two times the cost of fuel, as provided in the aircraft time-sharing agreement between the Company and Mr. Zaslav. The Committee believes that providing Mr. Zaslav with access to our corporate aircraft for personal travel facilitates Mr. Zaslav's provision of services to the Company and also ensures Mr. Zaslav's safety, as further discussed below under "CEO Security Program."
Family members may accompany Mr. Zaslav on authorized business flights on our corporate aircraft at no aggregate incremental cost to the Company. We typically provide a gross-up to Mr. Zaslav to cover taxes for imputed income arising when a family member accompanies him on business travel at the request of the Company (e.g., when Mr. Zaslav’s spouse accompanies him to a business event in which attendance by a spouse is customary and serves our business interests).

Car Allowance	We provide Mr. Zaslav with a monthly car allowance as set forth in his employment agreement.

CEO Security Program
We have provided certain personal security services to ensure Mr. Zaslav's safety for several years. In 2023, the Committee established a more comprehensive security program for Mr. Zaslav, following a review by internal and external security professionals. The Committee authorized this security program for Mr. Zaslav to address safety concerns due to specific threats to his safety arising directly as a result of Mr. Zaslav’s high profile position as our CEO. We believe these security measures are for the benefit of the Company and our stockholders because of the importance of Mr. Zaslav and his leadership to WBD and we believe that the scope and costs of these security programs are appropriate and necessary.
Under Mr. Zaslav's overall security program, we pay for costs related to personal security for him at his residences and during personal travel, including the annual costs of security personnel for his protection and the procurement, installation, and maintenance of certain security measures for his residences. As noted above, the Committee considers Mr. Zaslav's use of the WBD Aircraft for personal travel to be consistent with the Company's approach to CEO security.
Although we do not consider Mr. Zaslav’s overall security program to be a perquisite for his benefit for the reasons described above, the costs related to personal security for Mr. Zaslav at his residences and during personal travel pursuant to his overall security program are reported as other compensation to Mr. Zaslav in the "All Other Compensation" column of the 2023 Summary Compensation Table.
The costs of Mr. Zaslav's security program vary from year to year depending on requisite security measures, his travel schedule, and other factors. For example, in 2023, we incurred approximately $388,665 in one-time costs relating to the procurement and installation of certain security equipment at Mr. Zaslav’s residences.
The Committee believes that these costs are appropriate and necessary in light of the threat landscape. The Committee will evaluate this program at least annually, including a review of security professional assessments of safety threats and recommendations for the security programs.
For more information regarding the perquisites provided in 2023 to each NEO, please refer to the "All Other Compensation" column of the 2023 Summary Compensation Table.

70

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Other Compensation-Related Matters
Risk Considerations in our Compensation Programs
In view of the current economic and financial environment, the Committee has reviewed the design and operation of our incentive compensation arrangements. The Committee has determined that these arrangements do not provide our employees with incentive to engage in business activities or other actions that would threaten our value or the investment of our stockholders, or that would otherwise be reasonably likely to have a material adverse effect on us. Pay Governance assisted the Committee in its risk assessment of our executive compensation programs in meetings throughout 2023 and advised the Committee in reaching this conclusion as to those plans.
Executive Stock Ownership Policy
We have a robust executive stock ownership policy that applies to each of the NEOs. The policy requires each NEO to hold a specified amount of our stock, calculated as a multiple of the executive’s base salary, as described in the table below.

Position	Requirement (multiple of base salary)	Timeframe to reach (from later of effective date or becoming covered by policy)
CEO*	6X	5 years
Other NEOs	2X	5 years
*    Mr. Zaslav is also required to hold an additional 1,500,000 shares of common stock pursuant to his employment agreement.
The Committee determined that any shares of our stock beneficially owned by the covered executive, as well as unvested awards of PRSUs and RSUs, but not shares underlying unvested or unexercised stock options, would be counted for purposes of meeting the stock holding target. Once an executive meets the target, the executive is expected to maintain holdings at the target for as long as he or she remains in a role that is identified as a covered executive under the policy. The Committee may consider failure to meet the requirements of the policy in making compensation decisions for a covered executive and may take any other action appropriate to support the intent of the policy, including requiring an executive to retain a percentage of shares pursuant to stock option exercises or vesting events in future years.
In December of 2023, the Committee reviewed the NEOs’ progress toward meeting the requirements of the executive stock ownership policy. Each of the NEOs at the time of the review had met or was on track to meet their respective stock holding requirements. Please see "Stock Ownership—Security Ownership of Management" on beginning on page 115 for additional information on the stock ownership of our CEO and other NEOs.
Clawback Policy
In 2023, the WBD Board adopted the Warner Bros. Discovery, Inc. Compensation Clawback Policy in response to the SEC’s and Nasdaq’s recently-approved rules requiring adoption of a clawback policy applicable to incentive-based compensation for current and former Section 16 officers of listed companies. All current Section 16 officers of the Company, including all of the NEOs, have agreed in writing that employment agreements and other compensation agreements and plans are subject to the policy. Under the policy, if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, the Company will recoup any erroneously awarded incentive-based compensation from the Company’s current and former executive officers.
In addition, our equity grant documents for all employees, including the NEOs, contain clawback language that provides, in addition to any other remedies available to us (but subject to applicable law), if the Board, or the Committee, determines that any employee has engaged in fraud or misconduct that resulted in a financial restatement, we may recover, in whole or in part, any equity-based compensation, received by the employee from us in the 12 months after the filing of the financial statement that was found to be non-compliant. The Committee adopted these grant provisions as a further deterrent to fraudulent activity.

2024 PROXY STATEMENT	71

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Hedging and Derivative Trading Transactions
Our insider trading policy prohibits employees, including the NEOs, and our directors from engaging in certain derivative transactions. Specifically, they may not, at any time:
■trade in any public puts, calls, covered calls or other derivative products involving Company securities; or
■engage in short sales of Company securities.
Hedging of our stock by the NEOs is only permitted with the prior approval of our Chief Legal Officer. In 2023, none of our NEOs engaged in any hedging transactions.
Impact of the Most Recent Say on Pay Vote
At our annual meeting of stockholders held on May 8, 2023 (the "2023 Annual Meeting"), we held an advisory vote on executive compensation, or "Say on Pay" vote, and while a majority of the votes cast by stockholders were voted in favor of our executive compensation program at that meeting, a significant number of votes were cast against our executive compensation program. Stockholders overwhelmingly voted in concurrence with the Board’s recommendation to hold future "Say on Pay" votes every year, meaning the next "Say on Pay" vote will take place at the 2024 Annual Meeting.
Our executive compensation program is designed to pay for performance and effectively balance executive and stockholder interests. The Committee considered the outcome of the "Say on Pay" vote from the 2023 Annual Meeting, and while it continues to believe that our executive compensation structure, which includes long-term agreements with each of our NEOs and delivers a significant majority of NEO compensation in performance-based vehicles, is effective in meeting our compensation objectives, it took note of the significant percentage of stockholders who cast their advisory vote against our executive compensation program at the 2023 Annual Meeting. Following the 2023 Annual Meeting, we engaged in stockholder outreach to discuss our compensation program and philosophies. Following that engagement, we took additional steps to further enhance our program, as described under "2023 Stockholder Engagement" on page 53.
In addition, we remain committed to giving stockholders an annual opportunity to express their views on our executive compensation program. See "Proposal Three—Advisory Vote to Approve Named Executive Officer Compensation ("Say on Pay") on page 89 for additional information on the 2024 "Say on Pay" vote.

72

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Executive Compensation Tables
The following tables set forth compensation information for our NEOs.
2023 Summary Compensation Table
The following Summary Compensation Table provides information concerning the 2023 compensation of our Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers at fiscal year end (December 31, 2023) ("named executive officers" or "NEOs"). Information is only included for Mr. Zeiler for those years within the last three fiscal years in which he was an NEO. For a complete understanding of the table, please read the footnotes and narrative disclosures that follow the table.

Name and Principal Position	Year		Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)		Total ($)
David M. Zaslav President and Chief Executive Officer	2023		3,000,000		23,078,769		22,000,000	1,623,777	(6)	49,702,546
	2022		3,057,692		12,025,683	1,448,138	21,831,456	925,489		39,288,458
	2021		3,000,000	4,400,000	13,165,436	202,889,764	22,000,000	1,118,281		246,573,481
Gunnar Wiedenfels Chief Financial Officer	2023		2,049,154		8,357,236	2,073,019	4,551,770	25,791		17,056,970
	2022		1,952,996		8,061,276		3,472,000	18,342		13,504,614
	2021		1,682,761		2,194,259	2,791,808	4,632,970	17,667		11,319,465
Bruce L. Campbell Chief Revenue and Strategy Officer	2023		2,561,443		8,758,506	2,028,321	4,865,650	54,356	(7)	18,268,276
	2022		2,386,815		6,558,066		4,780,000	19,164		13,744,045
	2021		1,927,247		2,194,259	2,791,808	5,690,558	18,723		12,622,595
Jean-Briac Perrette CEO and President, Global Streaming and Games	2023		2,561,443		8,758,506	2,202,585	5,959,650	660,517	(8)	20,142,701
	2022		2,337,916		6,861,378		4,780,000	95,904		14,075,198
	2021		2,184,711		2,194,259	2,791,808	5,900,498	3,580		13,074,856
Gerhard Zeiler(9) President, International	2023		1,812,180		6,267,944	1,431,758	3,706,618	89,659		13,308,159
	2022	*	1,330,813	2,946,504	3,178,270		2,734,429	77,573		10,267,589
*    Partial year. Mr. Zeiler joined the Company on April 8, 2022 upon completion of the WarnerMedia Transaction.
(1)The dollar amounts in this column represent the actual salary amount that each NEO earned in 2023. Amounts may vary from salary amounts stated in their respective employment agreements due to increases from the Annual Base Salary Review (as discussed in the CD&A) as well as timing of payments made under our normal payroll practices.
(2)The amounts in this column represent the grant date fair value, computed in accordance with FASB ASC Topic 718, of PRSUs and RSUs for each of the applicable fiscal years. For each of the RSU awards and PRSU awards without a market condition, the grant date fair value is calculated using the closing price of our common stock on the grant date as if these awards were fully vested and issued on the grant date. See Note 15 to our 2023 Form 10-K for information regarding the value determination of the PRSU awards without a market condition. For the PRSU awards with a market condition, the grant date fair values were calculated using a Monte Carlo simulation model, determined based on the probable outcome of the performance condition as of the grant date. There can be no assurance that these grant date fair values will ever be realized by any NEO. See the 2023 Grants of Plan-Based Awards table for additional information on PRSU and RSU awards made in 2023.
(3)The amounts in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718 with respect to option awards granted to our NEOs for each of the applicable fiscal years. We calculate the grant date fair value using the Black-Scholes model, using the assumptions described in Note 15 to our 2023 Form 10-K. These amounts do not reflect actual payments made to our NEOs. There can be no assurance that the full grant date fair value will ever be realized by any NEO.
(4)These amounts reflect the cash performance awards earned by the applicable NEO for 2023. These amounts were calculated as described in the CD&A beginning on page 46.

2024 PROXY STATEMENT	73

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
(5)The table below outlines payments made on behalf of the NEOs under our U.S. benefit plans in 2023. For more information regarding these benefits, please see "NEO Compensation in 2023—Retirement Plans and Other Benefits" beginning on page 69 in the CD&A.

		Disability/Long Term Care ($)	Matching Contributions
	Basic Life ($)		401(k) ($)
Mr. Zaslav	2,076	5,637	19,800
Mr. Wiedenfels	2,076	3,915	19,800
Mr. Campbell	2,076	5,087	19,856
Mr. Perrette	2,076	914	0
Mr. Zeiler	2,457	1,309	0
In addition to the U.S. benefits described above, we made payments on behalf of Mr. Zeiler as follows: $85,893 for an Austrian pension plan.
(6)The amount reported includes $16,800 for a car allowance and $705,182 for costs related to personal security for Mr. Zaslav at his residences and during personal travel. This amount also includes $767,908 for personal use of corporate aircraft (including family travel for which Mr. Zaslav is not provided a tax gross-up) and $106,373 for tax gross-ups associated with business associate and spousal travel at the request of the Company that is considered business use. See "Compensation Discussion and Analysis - NEO Compensation in 2023—Retirement Plans and Other Benefits—Aircraft Usage" on page 70 in the CD&A for more information regarding our policies for Mr. Zaslav’s use of corporate aircraft.
(7)The amount reported includes $27,337 for a tax gross-up provided to Mr. Campbell associated with family travel to a business event at the request of the Company. The Company considers this to be business use.
(8)The amount reported includes $545,596 for tax equalization payments made by the Company on behalf of Mr. Perrette, $18,282 for tax services pursuant to our relocation policy and $93,649 for associated tax gross-ups.
(9)Mr. Zeiler is based in Austria and his salary is denominated in Euros. To the extent Mr. Zeiler's compensation is paid in Euros, we converted such amounts to United States dollars using a conversion rate of 1.09, which is the average of the monthly Bloomberg spot rates as of the second business day prior to each month end during 2023. This may not have been the conversion rate in effect at the time the payments were made.

74

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
2023 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Threshold ($)	Target(1) ($)		Maximum(2) (#)		Threshold (#)	Target (#)		Maximum (#)
D. Zaslav WBD Common Stock			22,000,000	22,000,000		27,500,000
	3/8/2023	3/5/2023						0	192,062	(3)	384,124	(3)						2,946,231
	3/8/2023	3/5/2023						0	576,185	(4)	1,152,370	(4)						8,838,678
	3/8/2023	3/5/2023						0	736,236	(5)	1,472,472	(5)						11,293,860
G. Wiedenfels WBD Common Stock			0	3,605,000		9,012,500
	3/1/2023	2/27/2023													268,874	(6)	15.02	2,073,019
	3/1/2023	2/27/2023											128,041	(7)				1,923,176
	3/1/2023	2/27/2023						0	256,082	(8)	768,246	(8)						4,496,800
	3/6/2023	3/5/2023						0	128,041	(9)	256,082	(9)						1,937,260
B. Campbell WBD Common Stock			0	5,150,000		12,875,000
	3/1/2023	2/27/2023													285,679	(6)	15.02	2,028,321
	3/1/2023	2/27/2023											136,044	(7)				2,043,381
	3/1/2023	2/27/2023						0	272,088	(8)	816,264	(8)						4,777,865
	3/6/2023	3/5/2023						0	128,041	(9)	256,082	(9)						1,937,260
J. Perrette WBD Common Stock			0	5,150,000		12,875,000
	3/1/2023	2/27/2023													285,679	(6)	15.02	2,202,585
	3/1/2023	2/27/2023											136,044	(7)				2,043,381
	3/1/2023	2/27/2023						0	272,088	(8)	816,264	(8)						4,777,865
	3/6/2023	3/5/2023						0	128,041	(9)	256,082	(9)						1,937,260
Gehard Zeiler WBD Common Stock			0	3,241,415	(10)	7,867,511	(10)
	3/1/2023	2/27/2023													201,656	(6)	15.02	1,431,758
	3/1/2023	2/27/2023											96,031	(7)				1,442,386
	3/1/2023	2/27/2023						0	192,062	(8)	576,186	(8)						3,372,609
	3/6/2023	3/5/2023						0	96,031	(9)	192,062	(9)						1,452,949
(1)These amounts reflect the possible payouts with respect to awards of annual cash bonus for performance in 2023. Each of the foregoing bonuses are subject to the Compensation Committee's authority to exercise "downward discretion." These amounts of annual cash bonus awards actually paid for performance in 2023 are disclosed in the Non-Equity Incentive Plan Compensation column of the 2023 Summary Compensation Table. For more information regarding the terms of these annual cash bonus awards, please see "Compensation Discussion and Analysis - NEO Compensation in 2023 - Annual Cash Bonus Awards" beginning on page 57.
(2)Amounts in excess of this maximum may be paid by the Committee on a discretionary basis.
(3)These amounts represent Annual PRSU awards. The Annual PRSUs vest if WBD achieves certain one-year financial performance targets. In February 2024, the Compensation Committee certified that the financial target had been over-achieved and certified the PRSUs to vest at 200% of target. Of the amount that vested, 70% was distributed on February 28, 2024 and 30% will be distributed on January 6, 2027, assuming Mr. Zaslav continues to be employed by WBD. For more information regarding these awards, please see "Compensation Discussion and Analysis - NEO Compensation in 2023 - Long-Term Incentive Compensation."
(4)These amounts represent Annual PRSU awards. The Annual PRSUs vest if Mr. Zaslav achieves certain one-year strategic performance goals, which the Compensation Committee certified were achieved in February 2024. In addition, because of over-achievement of the related financial metric, these Annual PRSUs vested at 200% of target. Of the grant, 70% was distributed on February 28, 2024 and 30% will be distributed on January 6, 2027, assuming Mr. Zaslav continues to be employed by WBD. For more information regarding these awards, please see "Compensation Discussion and Analysis— NEO Compensation in 2023—Long-Term Incentive Compensation."
(5)These amounts represent Supplemental PRSU awards granted to our CEO in 2023. The Supplemental PRSUs vest if WBD achieves certain one-year financial performance targets. In February 2024, the Compensation Committee certified that the financial target had been over-achieved and certified the PRSUs to vest at 200% of target. Of the amount that vested, 70% was distributed on February 28, 2024 and 30% will be distributed on January 6, 2027, assuming Mr. Zaslav continues to be employed by WBD. For more information regarding these awards, please see "Compensation Discussion and Analysis—NEO Compensation in 2023—Long-Term Incentive Compensation."
(6)These amounts represent stock options that will vest in three substantially equal installments on the first, second, and third anniversaries of the grant date and expire on March 1, 2030.
(7)These amounts represent restricted stock units that will vest in three substantially equal installments on the first, second, and third anniversaries of the grant date.

2024 PROXY STATEMENT	75

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
(8)These amounts represent Annual PRSUs awards, with two separate performance vesting criteria: (a) a one-year performance period from January 1, 2023 to December 31, 2023 based on a financial target, and (b) a three-year relative TSR modifier based on our relative TSR performance versus the S&P 500 Media and Entertainment Index for calendar years 2023-2025. The Annual PRSUs will vest on the third anniversary of the grant date. In February 2024, the Compensation Committee certified that the Company’s performance versus the performance metric associated with the one-year performance period was "above target" and certified the Annual PRSUs to potentially vest at up to 200% of target. The Committee will determine our relative TSR performance following the end of 2025 and modify the payout of the Annual PRSUs accordingly. For more information regarding these awards, please see "Compensation Discussion and Analysis—Long-Term Incentive Compensation."
(9)These amounts represent Supplemental PRSU awards granted in 2023. The Supplemental PRSUs vest in three substantially equal installments on the first, second, and third anniversaries of the grant date if WBD achieves certain one-year financial performance targets. In February 2024, the Compensation Committee certified that the Company's performance versus the one-year performance period was "above target" and certified the PRSUs to vest at 200% of target. On March 6, 2024, one-third of the shares were distributed. For more information regarding these awards, please see "Compensation Discussion and Analysis—NEO Compensation in 2023—Long-Term Incentive Compensation."
(10)Mr. Zeiler's compensation is paid in Euros; therefore, the financial performance of Mr. Zeiler's bonus payout was determined in Euros. Those amounts were then converted into United States dollars at the rate of 1.09 United States dollars per Euro. See "Compensation Discussion and Analysis - NEO Compensation in 2023" on page 55 for more information on the determination of Mr. Zeiler's bonus payout.

76

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Outstanding Equity Awards at 2023 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)		Market value of shares or units of stock that have not vested ($)(1)	Number of unearned units that have not vested(1)		Market Value of unearned units that have not vested(1)
D. Zaslav WBD Common Stock	2,435,655	0		$27.35	7/16/2025	42,429	(12)(13)	482,842
	2,211,344	0		$28.72	7/16/2025	14,143	(12)(14)	160,947
	2,155,404	0		$30.15	7/16/2025	96,257	(12)(15)	1,095,405
	2,393,454	0		$31.66	7/16/2025	30,065	(12)(16)	342,140
	1,571,489	0		$33.24	7/16/2025	1,152,370	(12)(17)	13,113,971
	989,299	0		$33.24	7/16/2025	384,124	(12)(18)	4,371,331
	817,642	817,642	(2)	$35.65	5/16/2028	1,472,472	(12)(19)	16,756,731
	379,853	1,139,561	(3)	$37.43	5/16/2028
	0	1,557,685	(4)	$39.30	5/16/2028
	0	1,603,292	(5)	$41.27	5/16/2028
	0	1,682,083	(6)	$43.33	5/16/2028
	0	1,360,127	(7)	$35.65	5/16/2028
	0	1,421,234	(8)	$37.43	5/16/2028
	0	1,401,917	(9)	$39.30	5/16/2028
	0	1,270,188	(10)	$41.27	5/16/2028
	0	1,322,488	(11)	$43.33	5/16/2028
	49,533	148,599	(3)	$37.43	1/3/2029
G. Wiedenfels WBD Common Stock	40,001	0		$26.21	5/22/2024	24,119	(23)	274,474	512,164	(28)	5,828,426
	50,741	0		$24.06	3/1/2025	18,858	(24)	214,604
	92,592	0		$29.08	3/1/2026	160,428	(25)	1,825,671
	100,268	50,134	(20)	$25.70	2/28/2027	98,314	(26)	1,118,813
	65,273	65,273	(21)	$58.18	3/1/2028	128,041	(27)	1,457,107
	0	268,874	(22)	$15.02	3/1/2030	256,082	(29)	2,914,213
B. Campbell WBD Common Stock	202,962	0		$24.06	3/1/2025	22,052	(23)	250,952	544,176	(28)	6,192,723
	126,984	0		$29.08	3/1/2026	18,858	(24)	214,604
	137,509	45,837	(20)	$25.70	2/28/2027	114,809	(25)	1,306,526
	65,273	65,273	(21)	$58.18	3/1/2028	93,833	(30)	1,067,820
	0	285,679	(22)	$15.02	3/1/2030	129,811	(27)	1,477,249
						256,082	(29)	2,914,213
J. Perrette WBD Common Stock	54,969	0		$24.06	3/1/2025	24,119	(23)	274,474	544,176	(28)	6,192,723
	92,592	0		$29.08	3/1/2026	18,858	(24)	214,604
	100,268	50,134	(20)	$25.70	2/28/2027	117,648	(25)	1,338,834
	65,273	65,273	(21)	$58.18	3/1/2028	98,314	(31)	1,118,813
	0	285,679	(22)	$15.02	3/1/2030	136,044	(27)	1,548,181
						256,082	(29)	2,914,213
G. Zeiler WBD Common Stock		201,656	(22)	$15.02	3/1/2030	65,544	(32)	745,891	384,124	(28)	4,371,331
						96,031	(27)	1,092,833
						192,062	(29)	2,185,666

2024 PROXY STATEMENT	77

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
(1)For RSUs and PRSUs that have not vested and or been distributed and were granted before 2023, the value is calculated based on the grant amount and assumes target performance for PRSUs.
For PRSUs that have not vested and were granted in 2023, the value is calculated based on 200% performance which was achieved in 2023 and certified by the Committee in February 2024.
For PRSUs that are unearned and were granted in 2023, the value is calculated based on exceeding the threshold at the next higher performance measure, 200%.
(2)This award vested 25% on May 16, 2022 and May 16, 2023 and will vest 25% on each of May 16, 2024 and May 16, 2025
(3)This award vested 25% on May 16, 2023 and will vest 25% on each May 16, 2024, May 16, 2025, and May 16, 2026.
(4)This award vests 33% on May 16, 2024 and May 16, 2025 and 34% on May 16, 2026.
(5)This award vests 50% on May 16, 2025 and May 16, 2026.
(6)This award vests 100% on May 16, 2026.
(7)This award vests 25% annually over four years beginning on January 1, 2024.
(8)This award vests 25% on January 1, 2025, January 1, 2026, January 1, 2027, and December 31, 2027.
(9)This award vests 33% on January 1, 2026 and January 1, 2027 and 34% on December 31, 2027.
(10)This award vests 50% on January 1, 2027 and 50% on December 31, 2027.
(11)This award vests 100% on December 31, 2027.
(12)These amounts represent PRSUs granted pursuant to the terms of Mr. Zaslav’s employment agreement. The vesting of the PRSUs is subject to the achievement of certain performance metrics. For details regarding vesting and performance criteria for these PRSUs, please see "Compensation Discussion and Analysis—NEO Compensation in 2023—Long-Term Incentive Compensation."
(13)These amounts represent PRSUs granted to Mr. Zaslav on March 1, 2021 with a performance period that expired December 31, 2021. In February 2022, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 100%, with 50% of the units distributed in February 2022, 25% distributed in January 2023 and the remaining 25% to be distributed in January 2024.
(14)These amounts represent PRSUs granted to Mr. Zaslav on March 1, 2021, with a performance period that expired December 31, 2021. In February 2022, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 100%, with 50% of the units distributed in February 2022, 25% distributed in January 2023 and the remaining 25% to be distributed in January 2024.
(15)These amounts represent PRSUs granted to Mr. Zaslav on March 1, 2022 with a performance period that expired December 31, 2022. In February 2023, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 100%, with 70% of the units distributed in February 2023, and the remaining 30% to be distributed in January 2024.
(16)These amounts represent PRSUs granted to Mr. Zaslav on March 1, 2022, with a performance period that expired December 31, 2022. In February 2023, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 93.67%, with 70% of the units distributed in February 2023, and the remaining 30% to be distributed in January 2024.
(17)These amounts represent PRSUs granted to Mr. Zaslav on March 8, 2023 with a one-year performance period from January 1, 2023 - December 31, 2023. In February 2024, the Compensation Committee certified that the Company's performance versus the performance metric associated with the one-year performance was "above target" and certified the PRSUs to vest at 200% of target. The units will be distributed 70% in February 2024, and the remaining 30% to be distributed in January 2027.
(18)These amounts represent PRSUs granted to Mr. Zaslav on March 8, 2023 with a one-year performance period from January 1, 2023 - December 31, 2023. In February 2024, the Compensation Committee certified that the Company's performance versus the performance metric associated with the one-year performance was "above target" and certified the PRSUs to vest at 200% of target. The units will be distributed 70% in February 2024, and the remaining 30% to be distributed in January 2027.
(19)These amounts represent PRSUs granted to Mr. Zaslav on March 8, 2023 with a one-year performance period from January 1, 2023 - December 31, 2023. In February 2024, the Compensation Committee certified that the Company's performance versus the performance metric associated with the one-year performance was "above target" and certified the PRSUs to vest at 200% of target. The units will be distributed 70% in February 2024, and the remaining 30% to be distributed in January 2027.
(20)These stock options vest in four equal annual installments beginning February 28, 2021, the first anniversary of the grant date.
(21)These stock options vest in four equal annual installments beginning March 1, 2022, the first anniversary of the grant date.
(22)These stock options vest in three equal annual installments beginning March 1, 2024, the first anniversary of the grant date.
(23)These RSU awards vested 33% on February 28, 2022, 33% on February 28, 2023 and will vest 34% on February 28, 2024.
(24)These RSU awards vested 25% on March 1, 2022, 25% on March 1, 2023, and will vest 25% on each of March 1, 2024 and March 1, 2025.
(25)These RSU awards vested 25% on March 1, 2023, and will vest 25% on each of March 1, 2024, March 1, 2025 and March 1, 2026.
(26)These RSU awards vested 33% on July 11, 2023, and will vest 33% on July 11, 2024, and 34% on July 11, 2025.
(27)These RSU awards vest in three substantially equal installments beginning March 1, 2024, the first anniversary of the grant date.
(28)These amounts represent PRSUs granted to the NEO on March 1, 2023, with two separate performance vesting criteria: (a) a one-year performance period from January 1, 2023 to December 31, 2023, and (b) a three-year relative TSR modifier based on our relative TSR performance versus the S&P 500 Media and Entertainment Index for calendar years 2023-2025. In February 2024, the Compensation Committee certified that the Company’s performance versus the performance metric associated with the one-year performance period was "above target" and certified the PRSUs to vest at 200% of target. The Committee will determine our relative TSR performance following the end of 2025 and modify the payout of the PRSUs accordingly. For more information regarding these awards, please see "Compensation Discussion and Analysis—Long-Term Incentive Compensation."
(29)These amounts represent PRSUs granted to the NEO on March 6, 2023, with a one-year performance period from January 1, 2023 to December 31, 2023. In February 2024, the Compensation Committee certified that the Company’s performance versus the performance metric associated with the one-year performance period was "above target" and certified the PRSUs to vest at 200% of target. For more information regarding these awards, please see "Compensation Discussion and Analysis—Long-Term Incentive Compensation."
(30)On December 28, 2022, 7,350 RSUs from the overall award of 160,428 RSUs were withheld to pay for FICA taxes. Of the remaining 153,078 RSUs, 25% vested on March 1, 2023, 25% vested on March 1, 2024, and 25% will vest on each March 1, 2025 and March 1, 2026.
(31)These RSU awards vested 33% on August 2, 2023, and will vest 33% on August 2, 2024, and 34% on August 2, 2025.
(32)This RSU award vested approximately 50% on February 15, 2023 and will vest 32% on February 15, 2024 and 18% on February 15, 2025.

78

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Option Exercises and Stock Vested in 2023

	Stock awards
Name	Number of shares acquired on vesting (#)		Value realized on vesting ($)(1)
D. Zaslav
WBD Common Stock	472,815	(2)	6,714,002
G. Wiedenfels
WBD Common Stock	155,325	(3)	2,263,741
B. Campbell
WBD Common Stock	140,339	(4)	1,984,078
J. Perrette
WBD Common Stock	187,751	(5)	2,598,679
G. Zeiler
WBD Common Stock	64,553	(6)	990,889
(1)Represents the value realized upon RSU and PRSU vesting and distributions listed in the corresponding column of the table, using the closing market price of our common stock on the vesting or distribution date (as applicable).
(2)Represents the distribution of Mr. Zaslav’s 121,495 shares of WBD common stock from his February 28, 2020 PRSU grant; and 56,572 shares of WBD common stock from his March 1, 2021 PRSU grant; and 294,748 shares of WBD common stock from his March 1, 2022 PRSU grant.
(3)Represents the vesting of RSUs granted to Mr. Wiedenfels on March 1, 2019, February 28, 2020, March 1, 2021, March 1, 2022, and July 15, 2022.
(4)Represents the vesting of RSUs granted to Mr. Campbell on March 1, 2019, February 28, 2020, March 1, 2021, March 1, 2022, and July 15, 2022. Additionally, this represents the vesting of RSUs granted on March 1, 2023 that were distributed for taxes due to retirement eligibility.
(5)Represents vesting of RSUs granted to Mr. Perrette on February 4, 2019, March 1, 2019, February 28, 2020, March 1, 2021, March 1, 2022, and August 3, 2022.
(6)Represents vesting of RSUs granted to Mr. Zeiler on April 8, 2022.

2024 PROXY STATEMENT	79

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
2023 Nonqualified Deferred Compensation(1)

Name	Executive contributions in last FY ($)		Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
D. Zaslav	—		—	2,127,284	—	75,840,035	(3)
G. Wiedenfels	—		—	540,863	—	3,286,629	(4)
B. Campbell	382,400	(2)	—	1,096,340	—	8,659,323	(5)
J. Perrette	—		—	132,901	2,231,866	—
G. Zeiler	—		—	—	—	—
(1)This table provides information with respect to the SRP for senior employees in the U.S. For more information regarding the SRP, please see "Compensation Discussion and Analysis—2023 NEO Compensation—Retirement Benefits" above.
(2)Mr. Campbell deferred a portion of his Non-Equity Incentive Plan Compensation which was paid to him in 2023 for 2022 performance. This amount is also reported under "Non-Equity Incentive Plan Compensation" for 2022 in the Summary Compensation Table.
(3)$41,895,169 of this amount was reported as compensation to Mr. Zaslav in our Summary Compensation Tables for previous years.
(4)$2,034,602 of this amount was reported as compensation to Mr. Wiedenfels in our Summary Compensation Tables for previous years.
(5)$4,845,167 of this amount was reported as compensation to Mr. Campbell in our Summary Compensation Tables for previous years.
Potential Payments upon Termination or Change in Control
The following table and accompanying narrative disclosures summarize the potential payments and other benefits required to be made available to the NEOs in connection with a termination of their employment or a change in control. Payments or other benefits under benefit plans and policies that apply equally to all salaried employees participating in such plans, including our life insurance plan, are not included below. Similarly, amounts that could be recognized under equity awards that were vested as of December 31, 2023 are not included below, as the treatment of the vested awards for our NEOs is identical to the treatment afforded all employees under the termination scenarios described in this section.
In the event of a change of control, there is a double trigger on potential payments to the NEOs (other than the CEO), requiring both a change of control and an involuntary termination without cause or voluntary termination for good reason occurring within 12 months of the change of control. Upon an NEO's death or disability, RSUs would immediately vest at 100%, and PRSUs would vest based on actual performance. Upon retirement, if an NEO is retirement eligible, RSUs would immediately vest at 100% (provided the awards were granted at least six months prior to the retirement date) and PRSUs would vest pro-rata based on actual performance and the time worked during the relevant performance period. Under no circumstances would any of the NEOs be eligible for a post-termination payment if they were terminated for "cause." Defined terms such as "cause," "good reason," and "change of control" used in this section are described under "Defined Terms Used in this Section" below.
The quantitative examples provided in the table below assume:
■the applicable NEO ceased to be employed by WBD as of the close of business on December 31, 2023;
■the applicable NEO (other than the CEO) was eligible to receive their standard 2023 cash bonus (cash bonus target times Company performance, no performance pool allocation or other discretionary amounts) in all scenarios because the terms of our ICP and other cash bonus programs provide that cash bonus awards are deemed to be earned if the individual is employed on December 31, 2023;
■for stock option awards, the value shown in the table is $0, because the value was calculated on a grant-by-grant basis by multiplying the number of unvested options granted by the difference between the exercise price for such option and $11.38, the closing price of our common stock on December 29, 2023, the last trading day of the year, and the exercise prices for all unvested options held by the NEOs as of December 29, 2023 was greater than $11.38;
■for PRSU/RSU awards, the value shown in the table was calculated on a grant-by-grant basis by multiplying the number of unvested PRSUs/RSUs granted by $11.38, the closing price of our common stock on December 29, 2023, the last trading day of the year;
■only Messrs. Campbell and Zeiler met the definition of "retirement" as set forth in their applicable agreements and plans as of December 31, 2023; and
■all accrued salary at that assumed termination date was previously paid.

80

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Quantification of Payments Upon Termination or Change in Control
The table below summarizes the potential benefits that would have been paid to each of the NEOs had his employment been terminated under any of the circumstances noted as of December 31, 2023. Please see "Defined Terms Used in this Section" for additional information. The summary provided below is qualified in its entirety by reference to the full text of the applicable NEO employment agreement, each of which is filed as an exhibit to the 2023 Form 10-K.

	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Voluntary Termination Within 30 Days after 31st Day Following Change in Control ($)
D. Zaslav
Base Salary	0	0	0	6,000,000	6,000,000	6,000,000	6,000,000
Bonus	22,000,000	22,000,000	22,000,000	46,000,000	46,000,000	46,000,000	46,000,000
Stock Options	0	0	0	0	0	0	0
PRSUs	0	36,323,367	36,323,367	36,323,367	36,323,367	130,323,367	130,323,367
Cobra Premiums	0	42,089	67,811	42,089	42,089	42,089
Total	22,000,000	58,365,456	58,391,178	88,365,456	88,365,456	182,365,456	182,323,367	(1)
G. Wiedenfels
Base Salary	0	0	0	4,120,000	4,120,000	4,120,000	0
Bonus	3,871,770	3,871,770	3,871,770	7,210,000	7,210,000	7,210,000	0
Stock Options	0	0	0	0	0	0	0
RSUs	0	13,633,308	13,633,308	12,539,049	0	9,261,989	0
Cobra Premiums	0	0	50,061	31,072	31,072	31,072	0
Repatriation	0	210,540	210,540	210,540	210,540	210,540	0
Total	3,871,770	17,715,618	17,765,679	24,110,661	11,571,612	20,833,601	0
B. Campbell
Base Salary	0	0	0	3,862,500	3,862,500	3,862,500	0
Bonus	3,970,650	3,970,650	3,970,650	7,725,000	7,725,000	7,725,000	0
Stock Options	0	0	0	0	0	0	0
RSUs	6,887,240	13,424,087	13,424,087	11,906,264	6,887,240	8,870,619	0
Cobra Premiums	0	0	66,917	41,534	41,534	41,534	0
Total	10,857,890	17,394,737	17,461,654	23,535,298	18,516,274	20,499,653	0
J. Perrette
Base Salary	0	0	0	4,077,083	4,077,083	4,077,083	0
Bonus	5,309,650	5,309,650	5,309,650	8,154,167	8,154,167	8,154,167	0
Stock Options	0	0	0	0	0	0	0
RSUs	0	13,601,843	13,601,843	11,374,652	0	9,048,375	0
Cobra Premiums	0	0	63,845	39,628	39,628	39,628	0
Total	5,309,650	18,911,493	18,975,338	23,645,530	12,270,878	21,319,253	0
G. Zeiler
Base Salary	0	0	0	2,276,274	2,276,274	2,276,274	0
Bonus	2,881,618	2,881,618	2,881,618	4,051,768	4,051,768	4,051,768	0
RSUs	4,024,389	8,395,720	8,395,720	6,756,471	4,024,389	5,117,222	0
Cobra Premiums	0	0	0	0	0	0	0
Total	6,906,007	11,277,338	11,277,338	13,084,513	10,352,431	11,445,264	0
(1)In the event the Change in Control is solely due to the occurrence of a majority change in Incumbent Directors, and the Executive's employment is not terminated by the Company and without cause or by the Executive for Good Reason within 60 days following the Majority Board Change, the Executive's PRSU's would vest at 150% (instead of 200%) and the total payment would be $150,262,859.

2024 PROXY STATEMENT	81

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Defined Terms Used in this Section
The descriptions of potential payments upon termination or change of control set forth above utilize certain terms that are defined in our 2013 Incentive Plan, our WBD Stock Incentive Plan, our Incentive Compensation Program, and in each of the individual employment agreements with our NEOs. Set forth below is a summary of the defined terms referred to in this section.
Defined Terms from 2013 Incentive Plan and WBD Stock Incentive Plan
Under each NEO’s respective award agreement and our standard form of award agreement, a "Change in Control" means an "Approved Transaction," "Control Purchase," or "Board Change," each as defined in the 2013 Incentive Plan or WBD Stock Incentive Plan, as applicable, provided that the transaction actually closes and the qualifying separation from employment occurs within 12 months after the closing date. The meanings of those terms, under the 2013 Incentive Plan and WBD Stock Incentive Plane are as follows:
■"Approved Transaction" means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, provided that, with respect to clauses (i) through (iv), the Approved Transaction will not occur until the closing of the event described in such clause.
■"Board Change" means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.
■"Control Purchase" under the 2013 Incentive Plan means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, "Exempt Person" means each of (a) the Chair of the Board, the President and each of the directors of Discovery Holding Company as of the Distribution Date, and (b) the respective family members, estates and heirs of each of the persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs. As used with respect to any person, the term "family member" means the spouse, siblings and lineal descendants of such person.
■"Control Purchase" under the WBD Stock Incentive Plan means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board.

82

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Defined Terms from Incentive Compensation Program ("ICP”)
■"Cause" means (i) the conviction of, or nolo contendere to guilty plea, to a felony (whether any right to appeal has been or may be exercised); (ii) conduct constituting embezzlement, material misappropriation or fraud, whether or not related to the executive’s employment with the Company; (iii) conduct constituting a financial crime, material act of dishonesty or conduct in violation of the Company’s Code of Business Conduct and Ethics; (iv) improper conduct substantially prejudicial to the Company’s business; (v) willful unauthorized disclosure or use of Company confidential information; (vi) material improper destruction of Company property; (vii) willful misconduct in connection with the performance of Executive’s duties; and (vii) any other conduct that constitutes Cause under the Company’s policies and procedures.
Defined Terms from Mr. Zaslav's Employment Agreement
■"Cause" means (i) gross neglect, willful malfeasance or willful gross misconduct in connection with Mr. Zaslav’s employment which has had a material adverse effect on the business, unless he reasonably believed in good faith that such act or non-act was in or not opposed to the best interests of the Company; (ii) conviction or plea of guilty or nolo contendere to, or failure to defend against, a felony; (iii) substantial and continuous refusal by Mr. Zaslav to perform his duties or to follow the lawful directions of the Board (provided such directions do not include meeting any specific financial performance metrics); (iv) material breach of the restrictive covenants in Mr. Zaslav’s employment agreement; (v) violation of any policy of the Company that is generally applicable to all employees or all officers or the Company’s code of conduct, that Mr. Zaslav knows or reasonably should know could reasonably be expected to result in a material adverse effect on the Company; or (vi) Ms. Zaslav’s failure to cooperate, if requested by the Board, with any investigation or inquiry into his or the Company’s business practices. The "Cause" definition includes a requirement of notice and certain opportunities to cure.
■"Good Reason" means (1) reduction of Mr. Zaslav’s base salary; (2) material reduction in the amount of the annual bonus which he is eligible to earn; (3) relocation of his primary office at Discovery to a facility or location that is more than 40 miles away from his primary office location immediately prior to such relocation and is further away from his residence; (4) material reduction of his duties; or (5) material breach of his employment agreement. The "Good Reason" definition includes a requirement of notice and an opportunity to cure.
■"Change in Control" means (A) the merger, consolidation or reorganization of the Company with any other company (or our issuance of voting securities as consideration in a merger, consolidation or reorganization of a subsidiary with any other company) other than such a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the other entity) at least 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger, consolidation or reorganization, (B) within any 12 month period, incumbent directors (those persons serving as members of the Board at the beginning of the applicable 12-month period and any other person nominated for election or elected to the Board by a majority of the persons then serving on the Board who are treated as Incumbent Directors, unless such person’s election, or nomination for election, to the Board was as a result of, or in connection with, a proxy contest) shall cease to constitute a majority of the members of the Board; (C) any person, including a group as defined for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, other (i) than Advance/Newhouse Programming Partnership (individually and with its affiliates) or (ii) John C. Malone (individually and with his respective affiliates) or his heirs shall acquire stock representing 33% or more of the combined voting power of the voting securities of the Company; or (D) the consummation by the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets. Notwithstanding the foregoing, a Change in Control will not accelerate the payment of any "deferred compensation" (as defined under Section 409A) unless the Change in Control also qualifies as a change in control under Treasury Regulation Section 1.409A-3(i)(5). Mr. Zaslav’s employment agreement specifically excluded the WarnerMedia Transaction, but not subsequent events, from the definition of Change in Control.
■"Majority Board Change" means the consummation by the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than any such sale or disposition to an entity for which either (i) Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its Preferred A Blocking Rights and Robert Miron or Steven Miron is a member of the surviving company's board (or Steven Newhouse has board observation rights), or (ii) Mr. Malone (individually and with his affiliates) or his heirs continues to be entitled to exercise his Common B Blocking rights.

2024 PROXY STATEMENT	83

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Defined Terms from Mr. Wiedenfels’ Employment Agreement
■"Cause" means: (i) the conviction of, or nolo contendere or guilty plea, to a felony (whether any right to appeal has been or may be exercised); (ii) conduct constituting embezzlement, material misappropriation or fraud, whether or not related to Mr. Wiedenfels’ employment with the Company; (iii) conduct constituting a financial crime, material act of dishonesty or conduct in violation of Company’s Code of Ethics or the Company's other written policies; (iv) improper conduct substantially prejudicial to the Company’s business (whether financial or otherwise); (v) willful unauthorized disclosure or use of Company confidential information; (vi) material improper destruction of Company property; or (vii) willful misconduct in connection with the performance of Mr. Wiedenfels’ duties. "Cause" also includes him materially neglecting his duties or engaging in other conduct that breaches his employment agreement, subject to a one-time notice and cure opportunity.
■"Good Reason" means the occurrence of any of the following events without Mr. Wiedenfels’ consent: (a) a material reduction in Mr. Wiedenfels’ duties or responsibilities; (b) a material change in his work location from the New York, NY metropolitan area; (c) a material breach by us of the agreement; or (d) a change of his reporting relationship to a level below the Company’s Chief Executive Officer. The "Good Reason" definition includes a requirement of notice and an opportunity to cure.
Defined Terms from Mr. Campbell’s Employment Agreement
■"Cause" generally has the same meaning as in Mr. Wiedenfels’ employment agreement.
■"Good Reason" generally has the same meaning as in Mr. Wiedenfels' employment agreement, but does not include the removal of legal and/or consumer products and experiences divisions from Mr. Campbell's duties or responsibilities.
Defined Terms from the Mr. Perrette’s Employment Agreement
■"Cause" generally has the same meaning as in Mr. Wiedenfels’ employment agreement.
■"Good Reason" means the occurrence of any of the following events without Mr. Perrette’s consent: (a) a material reduction in Mr. Perrette’s duties or responsibilities; (b) a material change in his work location from the Los Angeles, CA metropolitan area; or (c) a change of his reporting relationship to a level lower than the CEO of the Company. The "Good Reason" definition includes a requirement of notice and an opportunity to cure.
Defined Terms from the Mr. Zeiler’s Employment Agreement
■"Cause" generally has the same meaning as in Mr. Wiedenfels’ employment agreement.
■"Good Reason" means the occurrence of any of the following events without Mr. Zeiler’s consent: (a) a material reduction in Mr. Zeiler’s duties or responsibilities; (b) a material change in his work location from the London, U.K. metropolitan area; or (c) a material breach by us of the agreement. The "Good Reason" definition includes a requirement of notice and an opportunity to cure.

84

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Pay Versus Performance Table (2020-2023)
The following table reports the compensation of our CEO and the average compensation of the other non-CEO NEOs as reported in the Summary Compensation Table for the past four fiscal years, as well as Compensation Actually Paid ("CAP") as calculated under SEC Pay-Versus-Performance ("PVP") disclosure requirements and certain performance measures required by the rules. The disclosure covers our four most-recent fiscal years, which will expand next year to include a rolling five years. Dollar amounts reported as CAP are computed in accordance with Item 402(v) of Regulation S-K, and our Board believes that it is important to recognize that these amounts do not reflect the actual amount of compensation earned by or paid to our CEO and non-CEO NEOs during the applicable years.

Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO(1)(2)	Average Summary Compensation Table Total for Non-CEO NEOs(2)(3)	Average Compensation Actually Paid to Non-CEO NEOs(4)	Value of Fixed Initial $100 Investment on December 31, 2019		Net Income (in millions)(6)	Adjusted EBITDA (in millions)(7)
					WBD	Peer Group(5)
2023	$49,702,546	$64,741,835	$17,194,027	$19,194,735	$35	$156	$(3,079)	$10,200
2022	$39,288,458	$(40,926,334)	$12,897,862	$8,377,049	$29	$94	$(7,297)	$7,718
2021	$246,573,481	$100,779,562	$10,960,057	$8,862,525	$72	$167	$1,197	$3,817
2020	$37,710,462	$3,723,331	$7,932,449	$5,441,613	$92	$132	$1,355	$4,196
(1)In calculating CAP to the CEO for each year in the table, the following amounts in the table below were deducted from and added to the Summary Compensation Table totals reported in the PVP table above:
CEO — Summary Compensation Table Total to CAP Reconciliation

Fiscal Year	Summary Compensation Total	Summary Compensation Table Total for Stock Awards	Summary Compensation Table Total for Option Awards	Awards Granted During the Year and Outstanding and Unvested as of FYE: Fair Value as of FYE	Awards Granted in Prior Years Outstanding and Unvested as of FYE: Change in Fair Value as of FYE (from Prior FYE)	Awards Granted During the FY that Vested during the FY: Fair Value as of the Vesting Date	Awards Granted in Prior FYs that Vested During the FY: Change in Fair Value as of the Vesting Date (from Prior FYE)	Awards that Fail to Meet the Applicable Vesting Conditions During the FY: Fair Value as of FYE	Dollar Value of any Dividends or other Earnings paid on Awards (not otherwise included in total compensation)	Total Compensation Actually Paid
2023	49,702,546	(23,078,769)		34,242,033	1,585,715		2,290,310			64,741,835
2022	39,288,458	(12,025,683)	(1,448,138)	4,309,229	(80,586,333)	—	9,536,133	—	—	(40,926,334)
2021	246,573,481	(13,165,436)	(202,889,764)	94,913,135	(38,068,152)	—	13,416,298	—	—	100,779,562
2020	37,710,462	(12,501,020)	—	14,636,408	(28,358,989)	—	(7,763,530)	—	—	3,723,331
Our CEO does not have any accumulated benefit under any defined benefit or actuarial pension plans; accordingly, we did not deduct or add any amounts with respect to defined benefit pension plans in calculating CAP to the CEO.
(2)    In calculating CAP, the following assumptions were made with respect to adjustments:
(a) for PRSUs without the rTSR modifier and all RSUs awarded to the CEO and non-CEO NEOs, which included grants made from 2017 through 2023, the awards were re-valued based on the applicable WBD or DISCA stock price on each of December 30, 2020 ($30.09), December 31, 2021 ($23.54), December 30, 2022 ($9.48) and December 29, 2023 ($11.38); and
(b) for PRSUs with the rTSR modifier awarded to the non-CEO NEOs, which included a portion of the grants made in 2023, the awards were re-valued using a Monte Carlo simulation that determines the probability that the performance targets will be achieved.
(c) for stock options awarded to the CEO and non-CEO NEOs, which included grants made from 2016 through 2023, the awards were re-valued as of December 31, 2020, December 31, 2021, December 31, 2022 and December 31, 2023 using the Black-Scholes option-pricing model. The assumptions used for each valuation date included stock price, risk-free rate, stock price volatility and expected life as determined in accordance with FASB ASC Topic 718.
(3)    The non-CEO NEOs used for purposes of calculating the average shown for 2023 and 2022 were: Gunnar Wiedenfels, Chief Financial Officer, Bruce Campbell, Chief Revenue and Strategy Officer, JB Perrette, President and CEO, Global Streaming and Games, and Gerhard Zeiler, President, International. The non-CEO NEOs used for purposes of calculating the average shown for 2021 and 2020 were: Gunnar Wiedenfels, Chief Financial Officer, Bruce Campbell, Chief Development, Distribution and Legal Officer, JB Perrette, President and CEO, Discovery International, and David Leavy, Chief Corporate Operating Officer.
(4)    In calculating Average CAP to non-CEO NEOs for each year in the table, the following amounts in the table below were deducted from and added to the Summary Compensation Table totals reported in the PVP table above:

2024 PROXY STATEMENT	85

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Average Non–CEO NEOs — Summary Compensation Table Total to CAP Reconciliation

Fiscal Year	Summary Compensation Total	Summary Compensation Table Total for Stock Awards	Summary Compensation Table Total for Option Awards	Awards Granted During the Year and Outstanding and Unvested as of FYE: Fair Value as of FYE	Awards Granted in Prior Years Outstanding and Unvested as of FYE: Change in Fair Value as of FYE (from Prior FYE)	Awards Granted During the FY that Vested during the FY: Fair Value as of the Vesting Date	Awards Granted in Prior FYs that Vested During the FY: Change in Fair Value as of the Vesting Date (from Prior FYE)	Awards that Fail to Meet the Applicable Vesting Conditions During the FY: Fair Value as of FYE	Dollar Value of any Dividends or other Earnings paid on Awards (not otherwise included in total compensation)	Total Compensation Actually Paid
2023	17,194,027	(8,035,548)	(1,933,921)	10,730,655	392,394	—	847,128	—	—	19,194,735
2022	12,897,862	(6,164,747)	—	2,577,204	(1,326,381)	—	393,111	—	—	8,377,049
2021	10,960,057	(1,919,984)	(2,442,832)	495,534	(824,947)	—	2,594,697	—	—	8,862,525
2020	7,932,449	(1,588,691)	(1,322,873)	1,389,376	(374,464)	—	(594,184)	—	—	5,441,613
Our non-CEO NEOs do not have any accumulated benefit under any defined benefit or actuarial pension plans; accordingly, we did not deduct or add any amounts with respect to defined benefit pension plans in calculating CAP to the non-CEO NEOs.
(5)    Peer group used for purposes of this column is the S&P 500 Media and Entertainment Index.
(6)    Net Income is as reported in our Annual Report on Form 10-K for the applicable year.
(7)    Our Company-selected measure is Adjusted EBITDA, which is a non-GAAP financial measure. See page 58 in our Compensation Discussion and Analysis under the heading "2023 Financial Metrics and Adjustments" for a definition of Adjusted EBITDA.
CEO and Average Non-CEO NEO CAP Pay-Versus-Performance
The following graphs illustrate the relationship between the CAP of our CEO and average non-CEO NEO ("Average NEO") and WBD's TSR, Net Income and Adjusted EBITDA performance over the four-year period from 2020 to 2023. While not graphically presented, our four-year TSR performance versus that of our selected peer group, the S&P 500 Media and Entertainment Index, overall followed a similar trajectory. The volatility in our stock price over the four-year period can be attributed to the impact of the WarnerMedia Transaction, as well as other separate factors that were beyond our control. While the Committee believes that driving stock price appreciation and TSR performance are important objectives for our CEO and non-CEO NEOs, it also believes that achieving other financial objectives, such as Adjusted EBITDA and Free Cash Flow, as well as achieving other strategic objectives, such as growing our DTC business, are equally important and it has sought to align our executive compensation with these objectives, as further discussed in the CD&A in this proxy statement.
The four-year compensation history of the CEO and the average NEO shows that the disclosed CAP generally aligns with WBD's TSR, Net Income and Adjusted EBITDA performance. The exception to this was the CEO's CAP in 2021 which includes the option grant made to Mr. Zaslav in connection with the signing of the WarnerMedia Transaction and his entry into a new employment agreement. All of the 2021 options awarded to Mr. Zaslav have a strike price that is higher than the current trading price of WBD common stock. If the 2021 option grant were excluded, Mr. Zaslav's CAP in 2021 would have been substantially lower and better aligned with TSR, Net Income, and Adjusted EBITDA performance for the four-year period.

86

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
CEO and Average NEO CAP vs. TSR*
*    TSR value based on $100 investment in WBD (Discovery, Inc. Series A common stock) as of December 31, 2019.
CEO and Average NEO CAP vs. Net Income (GAAP)
CEO and Average NEO CAP vs. Adjusted EBITDA (Non-GAAP)

2024 PROXY STATEMENT	87

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Overall, the Committee believes the executive compensation program strikes an appropriate balance between incentivizing our executives based on performance, as well as utilizing market competitive pay practices. This is also evidenced by the performance metrics the Committee selected to link pay with performance as described in the section below. See our "Compensation Discussion and Analysis" in this proxy statement for additional information regarding WBD's pay-for-performance philosophy.
Company Performance Measures
Our executive compensation programs are designed to implement our pay-for-performance compensation philosophy. We strive to ensure a strong alignment between the interests of our stockholders and those of our executives. To align pay and performance, the Committee seeks to utilize metrics that will incentivize our executives to execute against our strategic priorities and deliver long-term sustainable growth. The metrics listed below are the performance measures the Committee deemed as most important for purposes of determining 2023 compensation as further described in our "Compensation Discussion and Analysis" in this proxy statement. Adjusted EBITDA, Revenue and Year-End Paid DTC Subscribers were the financial metrics used in our 2023 cash bonus program for the CEO and CFO and the 2023 ICP. Free Cash Flow was the financial metric used for the 2023 Annual PRSU awards and the Supplemental PRSU awards granted in 2023.

2023 Most Important Performance Measures(1)
Adjusted EBITDA
Net Revenue
Free Cash Flow
Year-End Paid DTC Subscribers
(1)See "2023 Financial Metrics and Adjustments" beginning on page 58 for more information on Adjusted EBITDA, Net Revenue, Free Cash Flow and Year-End Paid DTC Subscribers.
CEO Pay Ratio Disclosure
Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of our CEO to the annual total compensation of the median-paid employee of the Company ("Median Employee"). Our 2023 CEO to Median Employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K, and represents a reasonable estimate.
As permitted under SEC rules, we used the same median employee that we used for purposes of disclosing our 2022 pay ratio as there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.
As described in our proxy statement filed on March 29, 2023, to determine our employee population, we defined "employee" as any full-time, part-time or temporary individual employed and paid by us or any of our consolidated subsidiaries as of December 31, 2022. We did not include freelance workers, temporary individuals employed and paid by a third party or independent contractors. To identify the Median Employee from our employee population, we used base salary amounts as of December 31, 2022 as our consistently applied compensation measure. For employees paid in foreign currencies, we converted their base salary into U.S. dollar amounts using an exchange rate as of December 31, 2022. We then sorted the employees (excluding our CEO) by their U.S. dollar equivalent base salary amounts and thereby identified our Median Employee.
Using the same methodology we used for our NEOs (including our CEO) as set forth in the 2023 Summary Compensation Table resulted in our Median Employee having annual total compensation of $171,163. The 2023 annual total compensation for our CEO as disclosed in the 2023 Summary Compensation Table was $49,702,546. Therefore, the ratio of our CEO’s annual total compensation to the Median Employee’s annual total compensation was 290 to 1.

88

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices

Proposal 3 Advisory Vote to Approve Named Executive Officer Compensation ("Say on Pay")

The Warner Bros. Discovery, Inc. Board of Directors recommends a vote "FOR" this Proposal 3 and the following resolution:
"RESOLVED, that the stockholders of Warner Bros. Discovery, Inc., approve, on an advisory basis, the compensation paid to Warner Bros. Discovery, Inc.’s named executive officers, as disclosed in this proxy statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the executive compensation tables and related narrative discussion."

As described in detail in the Compensation Discussion and Analysis beginning on page 46 of this proxy statement, our executive compensation program is designed to attract, retain, motivate and reward talented executives who can continue to grow our business and engage audiences around the world. Under our program, our NEOs are rewarded for individual and collective contributions to WBD’s success consistent with our "pay-for-performance" orientation. Furthermore, our executive compensation program is aligned with the nature and dynamics of our business, which focuses management on achieving our annual and long-term business strategies and objectives.
The Compensation Committee of the Board regularly reviews our executive compensation program to ensure that it achieves our desired goals of emphasizing long-term value creation and aligning the interests of management and stockholders through the use of, among other things, equity-based awards. As we describe in the Compensation Discussion and Analysis beginning on page 46 of this proxy statement, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. At the same time, we believe our program does not encourage management to take excessive risks. Please read the entire Compensation Discussion and Analysis beginning on page 46 of this proxy statement for additional details about our executive compensation program, including detailed information about the 2023 compensation paid to our NEOs.
The Board is asking stockholders to support our executive compensation program, as described in this proxy statement. As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company, the Board or the Committee, or create or imply any change to, or additional fiduciary duties for, the Company, the Board or the Committee. However, the Committee and our Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future executive compensation decisions.
If your broker is the record holder of your shares, you must give voting instructions to your broker with respect to this Proposal 3 if you want your broker to vote your shares on this matter.

2024 PROXY STATEMENT	89

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Other Matters

Proposal 4 Approval of Amended and Restated Warner Bros. Discovery, Inc. Stock Incentive Plan
The Warner Bros. Discovery, Inc. Board of Directors recommends a vote "FOR" this Proposal 4
At this meeting, we are asking you to approve an amendment and restatement of our Warner Bros. Discovery, Inc. Stock Incentive Plan (the "Plan"). The amended and restated version of the Plan (the "Amended and Restated Plan") was adopted by our Board on February 27, 2024, subject to stockholder approval as further described below. The Amended and Restated Plan provides for the following key changes to the existing Plan:
■an increase in shares available for issuance under the Amended and Restated Plan by 125 million shares, to allow for continued use of equity incentives in attracting and retaining the best employees; and
■the addition of a one-year minimum vesting requirement for awards (other than substitute awards relating to mergers, consolidations or acquisitions) under the Amended and Restated Plan to underscore our commitment to retaining talent (except that (i) up to 5% of the maximum aggregate number of shares permitted to be issued under the Amended and Restated Plan may be granted as awards not subject to the minimum vesting requirement and (ii) in connection with a participant's death or disability or certain changes in control, awards may be automatically accelerated without regard to the minimum vesting requirement).
If our stockholders do not approve the Amended and Restated Plan, the Plan will remain in effect in accordance with its current terms. In that event, we may not have sufficient shares to cover our annual equity award grants for calendar year 2025, and our ability to fully utilize an important compensation tool that is key to our ability to attract, motivate, reward and retain our key employees may be impaired.
When our Board and our stockholders approved the Plan in 2022, we expected the 135 million shares available for issuance under the Plan to be sufficient to cover anticipated equity awards through 2027, subject to changes in participation rates and stock price. However, our actual share usage was impacted by several factors, including:
■larger than expected number of shares issued at or around the time of closing the WarnerMedia Transaction to support retention of critical employees through the transaction and subsequent integration effort;
■expansion of WBD equity program eligibility to a larger population of employees to attract, motivate and retain highly-skilled and experienced talent throughout the organization in support of our business and value creation strategies;
■new hire and promotion grants due to the external recruitment of several new leaders and/or promotion of leaders into new roles with broader mandates; and
■increased hiring for our DTC business and in technology focused roles where the market for top talent demands a higher ratio of equity incentives as part of the employee compensation structure.
Based on a review of our historical and projected grant practices, we believe that the 125 million shares reserved for issuance under the Amended and Restated Plan will meet our equity grant needs for approximately two years. The shares reserved may, however, last for more or less than two years depending on currently unknown factors, such as the number of grant recipients, future grant practices and our share price.

90

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Why You Should Approve the Amended and Restated Plan
Incentivizes, Retains and Motivates Talent. Our Board believes that we must continue to offer a competitive equity incentive program if we are to continue to attract and retain the best possible employees in our industry. Stockholder approval of the Amended and Restated Plan, and the additional shares authorized for issuance thereunder, will allow us to maintain the competitiveness and effectiveness of our compensation programs.
Aligns Employee Interests with Stockholder Interests. As a media company competing with many successful companies for a limited pool of talented people, we believe that we must continue our use of equity compensation to help retain our skilled workforce and recruit top talent to continue to grow, develop new markets and services and deliver increased stockholder value. Equity awards increase stockholder value by closely aligning employee compensation with performance that enhances long-term stockholder returns, and are a key component of total compensation not only for our NEOs, but also for our employee population more broadly.
Broad-Based Eligibility for Awards. Consistent with the Plan, all of our full-time employees are eligible to receive equity awards under the Amended and Restated Plan. In March of 2024, we granted annual equity incentive awards to 11,552 employees other than our NEOs, which represents approximately 91% of all equity incentive awards granted under the Plan. This broad-based eligibility reinforces an ownership culture among employees and supports retention. We also make targeted grants across the organization to incentivize employees who provide critical contributions in furtherance of our business objectives.
Aligns with our Pay-for-Performance Compensation Philosophy. Our compensation philosophy emphasizes payment-for-performance and rewards executives and employees who deliver. Our equity-based award program is the primary vehicle for offering long-term incentives to our executives and employees, and the approval of the Amended and Restated Plan will enable us to continue to further our pay-for-performance philosophy. However, without approval of the Amended and Restated Plan by our stockholders, there will be insufficient shares available under the Plan for us to make annual awards and to provide awards to new hires in the coming years. In this event, our Compensation Committee would be required to revise our compensation philosophy and formulate other incentive programs to attract, retain and compensate eligible employees, which may not align our employees’ interests with the interests of our stockholders. The inability to provide equity-based awards would likely increase cash compensation expense over time and use up cash that might be better utilized if reinvested in our business.
Compensation and Governance Best Practices. Consistent with the Plan, we believe the Amended and Restated Plan includes provisions that are designed to protect our stockholders’ interests and to reflect compensation and governance best practices, including:
■No Evergreen. We do not provide for any automatic increases in the number of shares available for issuance under the Amended and Restated Plan.
■No Repricing of Stock Options or Stock Appreciation Rights. We prohibit the repricing or other exchange of underwater stock options and stock appreciation rights without prior stockholder approval.
■No Discount Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights will have an exercise price or base price equal to at least the fair market value of common stock on the date the stock option or stock appreciation right is granted, except in certain situations in which we are substituting awards granted by another company with which we are merging or consolidating or that we are acquiring.
■No Liberal Share Recycling. In general, when an award granted under the Amended and Restated Plan expires or is canceled without having been fully exercised, is an award of stock appreciation rights or restricted stock units that is exercised or settled in cash or is an award of restricted shares or restricted stock units that is forfeited in whole or in part prior to becoming vested, the shares reserved for such award will be returned to the share reserve and be available for future awards. However, shares that are tendered by participants or withheld by us to pay the purchase price of an award or to satisfy tax withholding obligations will not be available for future awards. If a stock appreciation right is exercised for stock, we will subtract from the shares available under the Amended and Restated Plan the full number of shares subject to the stock appreciation right multiplied by the percentage of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle the stock appreciation right upon exercise. Shares repurchased by us on the open market using the proceeds from the exercise of an award will not increase the number of shares available for the future grant of awards under the Amended and Restated Plan.

2024 PROXY STATEMENT	91

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
■No Directors Receive Equity Compensation under the Plan. Directors receive their equity-based compensation through the 2005 Director Plan. Directors would not, consequently, be interested parties with respect to the operation of the Amended and Restated Plan.
■No Dividend Equivalents on Options or Stock Appreciation Rights. No options or stock appreciation rights may provide for the payment or accrual of dividends or dividend equivalents.
■Dividends and Dividend Equivalents on Restricted Stock, Restricted Stock Units and Other-Stock Based Awards Not Paid Until Award Vests. Any dividends or dividend equivalents paid with respect to restricted stock, restricted stock units or other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the award with respect to which it is paid.
■Administered by an Independent Committee. The Amended and Restated Plan is administered by our Compensation Committee, which is made up entirely of independent directors. No member of our Compensation Committee, while serving as such, shall be eligible to receive an award under the Amended and Restated Plan.
■Clawback Policy. Awards granted under the Amended and Restated Plan are subject to the Warner Bros. Discovery, Inc. Compensation Clawback Policy, which is further described on page 71. Our equity grant documents contain additional provisions regarding compensation recovery (clawback).
■Minimum Vesting Requirements. As noted above, we have revised the Plan to provide that, except for any accelerated vesting in connection with a participant's death or disability or certain changes in control, each award granted under the Amended and Restated Plan (other than substitute awards relating to mergers, consolidations or acquisitions) will be subject to a minimum vesting period of one year. Awards may, however, be granted under the Amended and Restated Plan with minimum vesting requirements of less than one year; provided that the total number of shares subject to such awards does not exceed 5% of the aggregate number of shares permitted to be issued under the Amended and Restated Plan.
Historical Equity Award Information
The table below presents the number of outstanding equity awards, including dividend equivalents, under the Plan at April 4, 2024, which is the record date for voting at the 2024 Annual Meeting. As of April 4, 2024, there were 54,334,965 shares remaining for issuance under the Plan.

Type of Award	Total
Outstanding stock options	36,085,322
Weighted average exercise price of outstanding options	$30.89
Weighted average remaining term of outstanding options	3.50
Restricted stock units ("RSUs"), including performance restricted stock units ("PRSUs")(1)	91,653,722
(1)The PRSU awards included in this number are based on actual performance with respect to awards for which the performance period has ended and target level of performance with respect to awards for which the performance period has not ended. We do not have any outstanding full-value awards.
The table below summarizes our equity incentive grant practices during the three most recent fiscal years under all of our equity incentive plans and the gross burn rate for each fiscal year. "Burn rate" refers to how many shares are subject to awards that we grant over a particular period of time:

Year	Options Granted(1)	RSUs Granted(1)	PRSUs Granted(1)(2)	Aggregate Total Awards Granted	Weighted Average Common Stock Outstanding(3)	Gross Burn Rate(4)
2023	2,200,000	29,300,000	4,000,000	35,500,000	2,436,000,000	1.46%
2022	300,000	33,500,000	400,000	34,200,000	1,940,000,000	1.76%
2021(5)	15,500,000	3,200,000	200,000	18,900,000	588,000,000	3.21%
3-year average	6,000,000	22,000,000	1,533,333	29,533,333	1,654,666,666	2.14%
(1)Reflects number of awards granted. Does not reflect subsequent forfeitures or cancellations.
(2)Reflects PRSUs granted at target performance.
(3)As reported in our Annual Report on Form 10-K for the respective fiscal year.
(4)Burn rate is calculated as the total number of shares granted as stock options, RSUs and PRSUs throughout the year divided by weighted-average common shares outstanding at fiscal year-end. The burn rate is not adjusted for forfeitures and expirations of awards or to only reflect earned PRSUs, which, in each case, would reduce the burn rate if taken into account.
(5)2021 grant data reflects grants made to employees of Discovery, Inc., prior to the closing of the WarnerMedia Transaction. Discovery, Inc. was a much smaller organization with less than 1/3 the number of employees as WBD.

92

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Current and Potential Dilution
Our Board monitors share usage to manage the dilutive impact of awards granted under our equity compensation plans and recognizes the impact of dilution on our stockholders. As a result, our Board has evaluated the requested increase to shares reserved for issuance carefully in the context of the need to motivate, retain and ensure that our leadership team and our employees are focused on our strategic priorities and believes that the proposed increase represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities. As used in this section, "dilution" refers to the number of shares of our common stock that are subject to outstanding awards or remain available for new award grants.
The following table shows the potential dilution or "overhang" from the Plan as of December 31, 2023.

Shares Outstanding	Shares
Stock Options Outstanding	32,079,524
RSUs Outstanding	43,647,447
PRSUs Outstanding	8,281,506
Total Shares Outstanding Subject to Awards(A)	84,008,477
Total Available for Future Grant as Awards (B)	126,054,690
Common Shares Outstanding as of December 31, 2023 (C)	2,438,990,136
Overhang due to:
Awards Outstanding ((A/A+B+C))	3.2%
Future Awards Available (B/(A+B+C))	4.7%
Total (A+B)/(A+B+C)	7.9%
Our dilution or "overhang" as of December 31, 2023 was 7.9%. Overhang is calculated as:

Stock options outstanding	+	RSUs outstanding	+	PRSUs outstanding	+	Shares available for grant
÷
Awards outstanding	+	Shares available for grant	+	Shares of common stock outstanding
If our stockholders approve the Amended and Restated Plan and we are able to add the 125 million new shares to our reserve of shares available for grant, our new total potential dilution attributable to the Amended and Restated Plan would be approximately 12% as of December 31, 2023, though actual dilution associated with the increased reserve will depend on several factors.
As noted above, we anticipate that the 125 million shares requested for the Amended and Restated Plan, together with the existing shares reserved for issuance today, will provide us with flexibility to continue to grant equity awards under the Amended and Restated Plan for approximately two years based on current grant practices and other factors. This estimate assumes the reserving of sufficient shares to cover potential payment of performance-based awards at maximum payment levels. However, this is only an estimate, in our judgment, based on current circumstances.
The total number of shares that are subject to our award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of our common stock (because higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of officers, whether and the extent to which vesting conditions applicable to equity awards are satisfied, the need to attract, retain and incentivize key talent, the type of awards we grant and how we choose to balance total compensation between cash and equity awards.
Our Board believes that the approval of the Amended and Restated Plan is in the best interests of our stockholders and recommends that you vote "FOR" this Proposal 4 to approve the Amended and Restated Plan. In order for the Amended and Restated Plan to be approved, a majority of the outstanding shares of common stock present virtually or by proxy and entitled to vote on this Proposal 4 must be "FOR" Proposal 4.

2024 PROXY STATEMENT	93

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Description of the Amended and Restated Plan
The following is a summary of the Amended and Restated Plan. This summary is qualified in its entirety by reference to the Amended and Restated Plan, a copy of which is attached as Appendix A to this proxy statement. You may also obtain a copy of the Amended and Restated Plan by accessing the proxy statement as filed with the SEC on the Internet at www.sec.gov, by accessing the Investor Relations section of our website at ir.wbd.com or by contacting our Corporate Secretary at CorporateSecretary@wbd.com.
Effectiveness; Number of Shares Available for Issuance
The Amended and Restated Plan will become effective upon the approval of the Amended and Restated Plan by our stockholders at the 2024 Annual Meeting, if such stockholder approval occurs before February 28, 2025.
If stockholders approve this proposal, upon the effectiveness of the Amended and Restated Plan, the maximum number of shares of common stock with respect to which awards may be granted under the Amended and Restated Plan is 185,268,751 shares1, calculated as the sum of: (i) 135 million shares, minus 113,050,390 shares granted between April 8, 2022 and April 4, 2024, plus 125 million additional shares reserved by the Amended and Restated Plan; plus (ii) such additional number of shares as is equal to the sum of (A) the number of shares reserved for issuance under the 2013 Incentive Plan that remained available for grant under the 2013 Incentive Plan as of immediately prior to the original effective date of the Plan (i.e., on April 8, 2022) and (B) the number of shares of common stock subject to awards granted under the 2013 Incentive Plan, that (1) expire, terminate or are annulled for any reason without having been exercised, (2) are stock appreciation rights under the 2013 Incentive Plan that are exercised for cash and (3) are awards of restricted shares or restricted stock units under the 2013 Incentive Plan that are forfeited prior to becoming vested (provided that the holder received no benefits of ownership of such restricted shares or restricted stock units other than voting rights and the accumulation of unvested dividends and unpaid dividend equivalents that are likewise forfeited).
Shares issued under the Amended and Restated Plan may consist in whole or in part of authorized but unissued shares or may be issued shares that we have reacquired, including shares purchased in the open market (which open market purchases of shares using the proceeds from the exercise of awards will not increase the number of shares available for future grants).
If an award granted under the Amended and Restated Plan (i) expires or is terminated, surrendered or canceled without having been fully exercised, (ii) is an award of stock appreciation rights or restricted stock units that is exercised or settled, as the case may be, in cash or (iii) is an award of restricted shares or restricted stock units that is forfeited in whole or in part prior to becoming vested (provided that the holder received no benefits of ownership of such awards other than voting rights and the accumulation of unvested dividends and unpaid dividend equivalents that are likewise forfeited), then the unused common stock covered by such award will become available for issuance pursuant to a new award under the Amended and Restated Plan. Shares that are tendered or withheld (including through net exercise) to pay the purchase price of an award or to satisfy tax withholding obligations will not be available for future issuance pursuant to awards under the Amended and Restated Plan.
Under the Amended and Restated Plan, all shares of common stock covered by stock-settled stock appreciation rights are counted against the number of shares available for the grant of awards under the Amended and Restated Plan. If a stock-settled stock appreciation right is exercised, we will subtract from the shares available under the Amended and Restated Plan the full number of shares subject to the stock appreciation right multiplied by the percentage of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle such stock appreciation right upon exercise.
Types of Awards
The Amended and Restated Plan provides for the grant of nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash-based awards, each of which is described below.
Nonqualified stock options. Optionees receive the right to purchase a specified number of shares of common stock at a specified exercise price, subject to such other terms and conditions as are specified in connection with the option grant. Options must be granted at an exercise price that will not be less than 100% of the fair market value of the common stock on the date of grant, except in connection with substitute awards relating to mergers, consolidations or acquisitions. Options may not provide for the payment or accrual of dividends or dividend equivalents. The method of payment of the exercise price
1    As of April 4, 2024

94

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
of an option is determined by the Compensation Committee and may consist of (i) payment by cash or check or through the delivery of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, (ii) surrender to us of shares of common stock or attestation of ownership of sufficient shares, (iii) "net exercise" in which a portion of the shares to be issued on exercise are withheld to pay the exercise price, (iv) any other lawful means or (v) any combination of these forms of payment. Our Compensation Committee will determine the vesting date or dates for each award of options.
Stock appreciation rights ("SAR"). A stock appreciation right is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock on the date of grant over the base price. The base price of a stock appreciation right may be no less than 100% of the fair market value of the common stock on the date of grant, which may be determined based on a single day’s price or using an average of prices around the date of grant, except in connection with substitute awards relating to mergers, consolidations or acquisitions. No stock appreciation right granted under the Amended and Restated Plan may provide for the payment or accrual of dividends or dividend equivalents. Our Compensation Committee will determine the vesting date or dates for each award of SARs.
Restricted stock and restricted stock unit awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase or cause the forfeiture of all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at or after the time such shares vest pursuant to the terms and conditions of the awards, as established by our Compensation Committee, although our Compensation Committee may provide that these awards will be settled in cash. The Compensation Committee may also provide for a supplemental cash payment with respect to an award of restricted shares, subject to such restrictions as the Compensation Committee designates, to be paid in connection with or after vesting.
Our Compensation Committee will determine the terms and conditions of each restricted stock or restricted stock unit award, including the conditions for vesting and repurchase (or forfeiture) and the purchase price, if any.
We have not historically granted restricted stock awards, but the Plan and the Amended and Restated Plan permit such grants. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to restricted shares, or unvested dividends, shall be paid to the holder only if and when such restricted shares vest. Each payment of previously unvested dividends will be made no later than the later of (i) the end of the calendar year in which the dividends are paid to stockholders of that series of stock or (ii) the 15th day of the third month following the date on which the restricted stock to which the dividends pertain vests, absent a further deferral permitted by the Compensation Committee that complies with Section 409A of the Internal Revenue Code, or the Code. No interest will be paid on the unvested dividends. The holder will have the right to vote such restricted shares and to exercise other stockholder rights subject to the terms, conditions and restrictions set forth in the Amended and Restated Plan.
To the extent provided by our Compensation Committee, in its sole discretion, a grant of restricted stock units may provide participants with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of common stock and will be subject to the same restrictions on transfer and forfeitability as the restricted stock units with respect to which they are paid, as determined by our Compensation Committee in its sole discretion, subject in each case to such terms and conditions as our Compensation Committee may establish, in each case to be set forth in the applicable award agreement. No interest will be paid on the dividend equivalents.
Other stock-based and cash-based awards. Under the Amended and Restated Plan, our Compensation Committee has the right to grant other awards that are valued in whole or in part by reference to, or otherwise based on shares of common stock, subject to such terms and conditions as our Compensation Committee or the Board may determine. Such other stock-based awards shall also be available as a form of payment in the settlement of other awards granted under the Amended and Restated Plan or as payment in lieu of compensation to which a holder is otherwise entitled. Other stock-based awards may be paid in shares of common stock or cash, as our Compensation Committee or the Board may determine. Other stock-based awards may provide holders with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of common stock and will be subject to the same restrictions on transfer and forfeitability as the other stock-based awards with respect to which they are paid. No interest will be paid on the dividend equivalents. We may also grant under the Amended and Restated Plan awards denominated in cash rather than shares of common stock.

2024 PROXY STATEMENT	95

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Performance conditions. Our Compensation Committee may determine, at the time of grant, that an award granted under the Amended and Restated Plan will vest or otherwise be earned upon the achievement of specified performance criteria. The specific performance criteria and applicable performance period shall be determined by our Compensation Committee and set forth in the relevant award agreement.
The performance criteria for each such award will be based on one or more of the following measures, as applied to the recipient, one or more of our business units, our divisions or subsidiaries or applicable sector, or of us as a whole, and if so desired by the Compensation Committee, by comparison with a peer group of companies: increased revenue; net income measures (including income after capital costs and income before or after taxes); stock price measures (including growth measures and total stockholder return); price per share of common stock; market share; audience metrics (such as program ratings, web impressions, and subscribers); earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation and amortization (EBITDA); economic value added; market value added; debt to equity ratio; cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, adjusted operating income before depreciation and amortization, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); expense measures (including overhead cost and general and administrative expenses); margins; stockholder value; total stockholder return; proceeds from dispositions; total market value and corporate values measures (including ethics compliance, environmental and safety) or any other business criteria established by the Compensation Committee. Unless otherwise stated, such a performance measure need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).
These performance measures may be adjusted to exclude any one or more of (i) nonrecurring or unusual gains or losses, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the write-down of any asset, (v) fluctuation in foreign currency exchange rates, (vi) charges for restructuring and rationalization programs and (vii) any other adjustment determined by the Compensation Committee. Such performance measures: (x) may vary by participant and may be different for different awards and (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by our Compensation Committee. The Compensation Committee shall have the discretion to modify or waive the performance criteria or conditions to the grant or vesting of an award unless the relevant award agreement states otherwise.
Minimum Vesting
Under the Amended and Restated Plan, each award (other than substitute awards relating to mergers, consolidations or acquisitions) will be subject to a one-year minimum vesting requirement, except for any accelerated vesting in connection with a participant's death or disability or certain changes in control. Awards may, however, be granted under the Amended and Restated Plan with minimum vesting requirements of less than one year if the total number of shares of our common stock subject to such awards will not exceed 5% of the aggregate number of shares permitted to be issued under the Amended and Restated Plan.
Eligibility to Receive Awards
Our employees, officers, consultants and advisors are eligible to be granted awards under the Amended and Restated Plan. As of April 4, 2024, approximately 29,165 persons were eligible to receive awards under the Amended and Restated Plan, including our five named executive officers, our three executive officers who are not named executive officers and our approximately 29,157 other employees who are not executive officers.
The granting of awards under the Amended and Restated Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.
Subject to certain exceptions as set forth in the Amended and Restated Plan in connection with the award of substitute awards and changes in our capital structure and subject to adjustment in the event of stock splits and other similar events, the maximum number of shares with respect to which awards may be granted to any participant under the Amended and Restated Plan may not exceed 25,000,000 shares per calendar year. No person may be awarded cash awards during any calendar year that are designed to pay out in excess of $25,000,000 per calendar year covered by the cash award.

96

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Administration
The Amended and Restated Plan is administered by our Compensation Committee; provided that our Board may appoint another committee of the Board (or a subcommittee of such committee) to administer the Amended and Restated Plan comprised of not less than two persons. References in this "—Description of the Amended and Restated Plan" shall refer to our Compensation Committee or such other committee of the Board (or subcommittee of such committee) as may be appointed by the Board to administer the Amended and Restated Plan from time to time. Our Compensation Committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended and Restated Plan and to interpret the provisions of the Amended and Restated Plan and any award agreements thereunder. Subject to any applicable limitations contained in the Amended and Restated Plan, our Compensation Committee selects the recipients of awards and determines the terms of such awards. The Amended and Restated Plan provides limitations on liability with respect to persons acting on our behalf in connection with the Amended and Restated Plan and also provides for indemnifying and holding harmless such persons. The Committee’s actions and determinations under the Amended and Restated Plan shall be final and conclusive for all purposes and upon all persons.
Our Compensation Committee is required to make equitable and appropriate adjustments in connection with the Amended and Restated Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization or corporate events (including mergers or consolidations other than those which constitute Approved Transactions, as described and defined below) to preserve the benefits or potential benefits intended to be made available under the Amended and Restated Plan. Such adjustments shall be made in a manner as the Compensation Committee, in its sole discretion, deems equitable and appropriate and shall adjust any or all of (i) the number and kind of shares of stock which thereafter may be awarded, optioned or otherwise made subject to the benefits contemplated by the Amended and Restated Plan, (ii) the number and kind of shares of stock subject to outstanding awards, and (iii) the exercise, base or purchase price and the relevant appreciation base with respect to any of the foregoing; provided, however, that the number of shares subject to any award shall always be a whole number. In addition, if all shares of any series of common stock are redeemed, then each outstanding award under such series shall be adjusted to substitute for the shares of such series of common stock subject to the award the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of shares of such series of common stock, with the other terms of the award remaining constant (including for this purpose the aggregate exercise price or aggregate base price, shall remain constant before and after the substitution (unless otherwise determined by the Compensation Committee)). The Compensation Committee, in its sole discretion, may provide for a cash payment in connection with any of the foregoing adjustments.
Changes in Control
The Amended and Restated Plan also contains provisions addressing the consequences of any mergers, certain changes in ownership, and certain changes in the composition of our Board. The description below is of the default rule under the Amended and Restated Plan, but our Compensation Committee also imposes double trigger requirements on a majority of awards to executive officers, such that the occurrence of an event without a connected employment termination will not cause vesting unless the awards are not being assumed or replaced. If an Approved Transaction, Board Change or Control Purchase (each as defined below) occurs, unless the applicable agreement provides otherwise, any options or stock appreciation rights will immediately become exercisable in full in respect of the aggregate number of shares covered thereby and restricted stock and restricted stock units will vest, as will any unpaid dividends or dividend equivalents, while cash awards and other stock-based awards will have the treatment their agreements provide, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. Notwithstanding the foregoing, unless otherwise provided in the applicable agreement, our Compensation Committee may, in its discretion, determine that any or all outstanding awards of any or all types granted pursuant to the Amended and Restated Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of our Compensation Committee, is equitable and appropriate to substitute a new award for such award or to assume such award and to make such new or assumed award, as nearly as may be practicable, equivalent to the prior award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the common stock may be changed, converted or exchanged in connection with the Approved Transaction. Notwithstanding any provision of the Amended and Restated Plan to the contrary, in the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, our Compensation Committee shall be authorized, in its discretion, (i) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the award and, if the transaction is a cash merger, provide for the termination of any portion of the award that remains unexercised at the time of such transaction, or (ii) to cancel any such awards and to deliver

2024 PROXY STATEMENT	97

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
to the participants cash in an amount that our Compensation Committee shall determine in its sole discretion is equal to the fair market value of such awards on the date of such event, which in the case of options or stock appreciation rights will be the excess of the fair market value of the common stock on such date over the exercise price of the options or the base price of the stock appreciation rights, as applicable.
Under the Amended and Restated Plan, Approved Transaction means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, our stockholders) approves (i) any consolidation or merger of us, or binding share exchange, pursuant to which shares of our common stock would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which our common stockholders immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which WBD is a party as a result of which the persons who are our common stockholders immediately prior thereto have less than a majority of the combined voting power of our outstanding capital stock ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for our liquidation or dissolution, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of our assets; provided that the Approved Transaction will not occur under any of the foregoing until the closing of the described event. Board Change means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Control Purchase means any transaction (or series of related transactions) in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Securities and Exchange Act of 1934, or the Exchange Act, corporation or other entity (other than the Company, any of our subsidiaries or any employee benefit plan sponsored by us or any of our subsidiaries) shall become the beneficial owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of our securities representing 30% or more of the combined voting power of our then-outstanding securities ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire WBD’s securities), other than in a transaction (or series of related transactions) approved by the Board.
Substitute Awards
In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, our Board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms as our Board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the Amended and Restated Plan. Substitute awards will not count against the overall share limit of the Amended and Restated Plan.
Restrictions on Repricing
Unless our stockholders approve such action (or it is appropriate under a change in capitalization), the Amended and Restated Plan provides that we may not (1) amend any outstanding option or stock appreciation right granted under the Amended and Restated Plan to provide an exercise price or base price per share that is lower than the then-current exercise price or base price per share of such outstanding award, (2) cancel any outstanding option or stock appreciation right (whether or not granted under the Amended and Restated Plan) and grant in substitution therefor new awards under the Amended and Restated Plan (other than as substitute awards as described above) covering the same or a different number of shares of common stock and having an exercise price or base price per share lower than the then-current exercise price or base price per share of the cancelled award, (3) cancel in exchange for a cash payment any options or stock appreciation rights that have an exercise price or base price per share above the then-current fair market value (other than in connection with an Approved Transaction, Board Change or Control Purchase as described above), or (4) take any other action that constitutes a "repricing" within the meaning of the rules of Nasdaq or any other exchange or marketplace on which the Company’s stock is listed or traded.
Clawback Policy
All awards are subject to recovery or clawback by us under the Warner Bros. Discovery, Inc, Compensation Clawback Policy and any other clawback policy we adopt from time to time in accordance with Securities and Exchange Commission regulations, any securities exchange listing requirements or other applicable law.

98

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Stock Ownership Guidelines
All awards are subject to any applicable stock ownership guidelines we adopt, as amended or superseded from time to time.
Withholding
Our obligation to deliver shares of common stock or pay cash in respect of any award under the Amended and Restated Plan is subject to applicable federal, state and local tax withholding requirements. Our Compensation Committee or our Board may permit participants to pay applicable withholding in shares of the common stock already owned by the participant (either by delivery or attestation) or through the withholding of shares otherwise issuable to such participant; provided, however, except as otherwise provided by our Board or our Compensation Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed our minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that we are able to retain shares of common stock having a fair market value that exceeds the statutory minimum applicable withholding tax without financial accounting implications or we are withholding in a jurisdiction that does not have a statutory minimum withholding tax, we may retain such number of shares of common stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, us)) as we may determine to satisfy the tax liability associated with any award. If the participant does not satisfy the tax withholding through one of those means, WBD may withhold from the same or other compensation.
Transferability of Awards
In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except for awards subject to Code Section 409A, with our Compensation Committee’s or the Board’s consent, a participant can transfer an award without payment to an immediate family member, family trust or certain other related entities (to the extent a Registration Statement on Form S-8 would cover the transferee).
Acceleration
Our Compensation Committee may at any time provide that any award will become immediately vested or exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.
Termination of Employment or Service
The award agreements provide rules with respect to the treatment of awards when employment or service ends and may overrule the general principles in the Amended and Restated Plan. If a participant dies or has a Disability (as defined in the Amended and Restated Plan), unless the award agreement provides otherwise, any options or stock appreciation rights will immediately become exercisable in full in respect of the aggregate number of shares covered thereby and will remain exercisable for at least one year after death or Disability termination (unless the award expires earlier) and (ii) restricted stock and restricted stock units will vest, as will any unpaid dividends or dividend equivalents. The effect on a cash award or other stock-based award of the termination of employment or service for any reason, other than for cause, shall be prescribed in the applicable award agreement.
On a termination for "cause" (as defined in the Amended and Restated Plan), and unless the award agreement provides otherwise, all awards of unexercised options and stock appreciation rights, unvested restricted shares, unpaid cash awards, unvested dividends, unvested and unsettled restricted stock units and unvested dividend equivalents and any related cash amounts will terminate immediately. In addition, our Compensation Committee may determine retroactively, within one year after employment or service ends, that we or our subsidiary had cause at the time of termination and may forfeit any still-outstanding awards.
Provisions for Foreign Participants
Our Board or Compensation Committee may establish sub-plans for purposes of satisfying applicable securities, tax or other laws of various jurisdictions, by adopting supplements to the Amended and Restated Plan that cover only a particular jurisdiction and contain such limitations or exercises of discretion as are not otherwise inconsistent the with Amended and Restated Plan. All supplements adopted by our Board or Compensation Committee shall be deemed to be part of the Amended and Restated Plan, but each supplement shall apply only to holders within the affected jurisdiction.

2024 PROXY STATEMENT	99

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Stockholder Rights
Except as provided in the Amended and Restated Plan with respect to awards of restricted shares and except as expressly set forth in an award agreement, no holder shall have voting or other rights with respect to the shares of common stock covered by an award prior to the delivery of such shares.
Amendment or Termination
No awards that would not have been authorized under the Plan as in effect immediately prior to February 28, 2024 may be granted under the Amended and Restated Plan before our stockholders approve the Amended and Restated Plan. If our stockholders approve the Amended and Restated Plan prior to February 28, 2025, then the Amended and Restated Plan shall terminate on the 10th anniversary of the date our stockholders approve the Amended and Restated Plan, unless our Compensation Committee terminates the Amended and Restated Plan at an earlier date.
Our Compensation Committee may at any time amend, suspend or terminate the Amended and Restated Plan; provided that such actions may not materially adversely affect a recipient with respect to a previously granted award without his or her consent, except as required for compliance with Section 409A of the Code.
No modification, extension, renewal or other change in any award granted under the Amended and Restated Plan shall be made after the grant of such award, unless the same is consistent with the provisions of the Amended and Restated Plan. In general, with the consent of the applicable holder, our Compensation Committee may amend outstanding award agreements, including any amendment that would (i) accelerate the time or times at which the award may be exercised and/or (ii) extend the scheduled expiration date of the award. Without limiting the generality of the foregoing, our Compensation Committee may, but solely with the holder’s consent, unless otherwise provided in the award agreement, agree to cancel any award and grant a new award in substitution therefor; provided that the award so substituted shall satisfy all of the requirements of the Amended and Restated Plan as of the date such new award is made. Notwithstanding the foregoing, our Compensation Committee may provide in any award agreement that the rights of the holder with respect to the award shall be subject to such rules and regulations as our Compensation Committee may adopt from time to time.
Certain Material U.S. Federal Income Tax Consequences
The following is a summary of certain material United States federal income tax consequences that generally will arise with respect to awards granted under the Amended and Restated Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.
Nonqualified Stock Options
A participant will not have income upon the grant of a nonqualified stock option. A participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long term if the participant has held the stock for more than one year and otherwise will be short term.
Stock Appreciation Rights
A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long term if the participant held the stock for more than one year and otherwise will be short term.
Restricted Stock Awards
A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make a Section 83(b) election, then when the stock vests, the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long term if the participant held the stock for more than one year and otherwise will be short term.

100

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Restricted Stock Units
A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the stock or cash is distributed with respect to restricted stock unit, the participant will have income in an amount equal to the fair market value of the stock or the amount of cash on the date of distribution less the purchase price, if any. When any such stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock previously taxed. Any capital gain or loss will be long term if the participant held the stock for more than one year and otherwise will be short term.
Other Stock-Based Awards
The tax consequences associated with any other stock-based award granted under the Amended and Restated Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.
Tax Consequences to Us
There will be no tax consequences to us for any awards made under the Amended and Restated Plan, except that we may be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.
New Plan Benefits
As of April 4, 2024, approximately 29,165 persons were eligible to receive awards under the Amended and Restated Plan, including our five named executive officers. The granting of awards under the Amended and Restated Plan is discretionary, except we are obligated to grant Mr. Zaslav $23,500,000 in share-settled PRSUs annually through 2025 and $12,000,000 in share-settled PRSUs annually in 2026 and 2027 under the terms of Mr. Zaslav’s employment agreement, as may be amended from time to time.
Except for these grants to Mr. Zaslav, which are summarized in the table below, we cannot now determine the number or type of awards to be granted in the future to any particular person or group.
If our stockholders do not approve the adoption of the Amended and Restated Plan, the Company will grant the PRSUs to Mr. Zaslav under the Plan as currently in effect.
Amended and Restated Warner Bros. Discovery, Inc. Stock Incentive Plan

Name and Position	Dollar Value($)	Number of PRSUs
David M. Zaslav, President and Chief Executive Officer(a)	23,500,000	2,784,361
Gunnar Wiedenfels, Chief Financial Officer(b)	—	—
Bruce L. Campbell, Chief Development, Distribution, and Legal Officer(b)	—	—
Jean-Briac Perrette, President and Chief Executive Officer, Discovery International(b)	—	—
Gerhard Zeiler, President, International(b)	—	—
Executive Group(a)	23,500,000	2,784,361
Non-Executive Director Group(c)	—	—
Non-Executive Officer Employee Group(b)	—	—
(a)Represents share-settled PRSUs that Mr. Zaslav is entitled to receive under his employment agreement in 2025 at target levels of performance. Excludes (1) share-settled PRSUs that Mr. Zaslav will be entitled to receive under his employment agreement for subsequent years following 2025, (2) any additional share-settled PRSUs that Mr. Zaslav may be entitled to receive as a result of the achievement of certain specified performance objectives and (3) any discretionary awards that Mr. Zaslav may be awarded under the Plan. The number of shares underlying the PRSUs above is based on the closing price of WBD Common Stock on April 4, 2024, which was $8.44.
(b)Amount is indeterminable.
(c)Non-executive directors are not eligible to participate in the Plan.

2024 PROXY STATEMENT	101

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices

Proposal 5 Stockholder Proposal Report on Use of AI
The Board recommends a vote "AGAINST" this Proposal 5.
The New York City Employees’ Retirement System, the New York City Police Pension Fund, the New York City Teachers’ Retirement System, the New York City Fire Pension Fund, the New York City Board of Education Retirement System, and the AFL-CIO Equity Index Funds, represented by Segal Marco Advisors, have advised the Company of their intention to present a proposal at the 2024 Annual Meeting. Such stockholders' submission for inclusion in the proxy statement appears between the dotted lines below, without edit by us, and the Board’s statement in opposition follows thereafter. For the avoidance of doubt, none of the links referenced in the stockholders' proposal and the supporting statement shall be considered to be a part of or incorporated by reference into this proxy statement.
The addresses for, and the number of shares owned by, the stockholders will be provided promptly upon written request to the Corporate Secretary.
******************************************************************************
Resolved: Shareholders request that Warner Bros. Discovery, Inc. (the "Company") prepare and publicly disclose on the Company’s website a transparency report that explains the Company’s use of Artificial Intelligence ("AI") in its business operations and the Board’s role in overseeing AI usage, and sets forth any ethical guidelines that the company has adopted regarding its use of AI. This report shall be prepared at a reasonable cost and omit information that is proprietary, privileged, or violative of contractual obligations.
Supporting Statement: The use of AI by large corporations raises significant social policy concerns. These concerns include potential discrimination or bias in employment decisions, mass layoffs due to job automation, facility closures, the misuse and disclosure of private data, and the creation of "deep fake" media content that may result disseminate false information. These concerns pose a risk to the public and the Company’s reputation and financial position.
Transparency regarding the Company’s use of AI, and any ethical guidelines governing that use, will strengthen the Company. Transparency would address the public’s growing concerns and distrust about the indiscriminate use of AI, strengthening the Company’s position and reputation as a responsible, trustworthy, and sustainable leader in its industry. With a transparency report, the Company could establish that it uses AI in a safe, responsible, and ethical manner that complements the work of its employees and values the public.
The White House Office of Science and Technology Policy has developed ethical guidelines to help guide the design, use, and deployment of AI. These five principles for an AI Bill of Rights are 1) safe and effective systems, 2) algorithmic discrimination protections, 3) data privacy, 4) notice and explanation, and 5) human alternatives, consideration, and fallback. (White House Office of Science and Technology Policy, "Blueprint for an AI Bill of Rights: Making Automated Systems Work for the American People," October 2022, available at https://www.whitehouse.gov/ostp/ai-bill-of-rights).
If the Company does not already have ethical guidelines for the use of AI, the adoption of ethical guidelines for the use of AI may improve the Company’s performance by avoiding costly labor disruptions and lawsuits related to the improper use of AI. The entertainment industry writer and performer strikes, sparked in part by AI concerns, and lawsuits related to the use of copyrighted works by AI engines have been prominent new stories throughout 2023 and may prove costly for companies that make use of AI.
We believe that issuing an AI transparency report is particularly important for companies such as ours in the entertainment industry that create artistic works that are the basis for our shared culture. In our view, AI systems should not be trained on copyrighted works, or the voices, likenesses and performances of professional performers, without transparency, consent and compensation to creators and rights holders. AI should also not be used to create literary material, to replace or supplant the creative work of professional writers.
For these reasons, we urge you to vote FOR this proposal.
******************************************************************************

102

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Board’s Statement in Opposition
After careful consideration, the Board has considered this proposal and believes that it would not be in the best interests of the Company and its stockholders. The scope of the proposal is extremely broad and could encompass disclosure of strategic plans and initiatives in a manner that is harmful to our competitive position and incredibly premature for this rapidly developing area. The Company and the Board have already developed policies and oversight processes focused on addressing the social policy considerations raised by the proposal.
The Scope of the Proposal is Extremely Broad and Could Encompass Disclosure of Strategic Plans and Initiatives Harmful to Our Competitive Position
The proposal as presented encompasses all uses of artificial intelligence across our business operations, whether traditional artificial intelligence, generative artificial intelligence, machine learning or otherwise. If implemented, the proposal could require WBD to make wide-ranging disclosures that could touch on strategic plans and other competitively sensitive initiatives, such as programming development, financial management and planning, facilities management, monitoring of cybersecurity at our facilities, coordinating employee benefit or other personnel programs, and many other aspects of our business operations. On the other hand and in addition to the potential sensitivities and competitive harms that may result from these kinds of disclosures, we also believe that the type of broad report called for by the proposal would encompass our day-to-day operations and would include long-standing and accepted business uses of artificial intelligence, such as spell check or presentation design templates, that would not provide our stockholders with decision-useful information and would likely come at a significant cost to the Company.
The AI Regulatory Landscape Continues to Rapidly Evolve
WBD has been and will continue to be deliberate and thoughtful in the development and deployment of artificial intelligence, particularly generative artificial intelligence, or "Generative AI". Generative AI, is a rapidly evolving technology that can be leveraged to perform a wide range of functions. It has the potential to revolutionize and transform routine repeatable tasks into creative experiences by automating certain processes and facilitating experimentation with data.
At WBD, we believe Generative AI may present significant opportunities, but also poses serious risks, particularly with respect to security, intellectual property, privacy, employment, and confidentiality. This is why we are committed to learning more about Generative AI, staying abreast of regulatory developments, properly vetting potential use cases, and making decisions about the use of Generative AI in our business in a thoughtful, responsible, ethical, and legally compliant manner.
As with all significant operational decisions that impact our business and employees, the WBD Board will exercise oversight with respect to Generative AI. How the Board exercises this oversight and whether and to what extent oversight is delegated to a specific Board committee will be determined, in part, by regulatory developments around Generative AI and the uses of Generative AI that management ultimately determines to adopt.
WBD is a member of the American Motion Picture and Television Producers ("AMPTP") and, along with our fellow AMPTP members, reached an agreement in 2023 with both WGA and SAG-AFTRA regarding the use of Generative AI. We were pleased to come to agreement with the guilds and are committed to honoring the terms of these agreements, which provide important protections, including processes for obtaining consent and providing compensation.
As we learn more about this exciting new technology and the ways Generative AI can be leveraged to enhance our business, we will provide relevant updates to our key stakeholders – including our employees, stockholders, consumers, and creative partners – as appropriate. However, this proposal is premature in asking for a dedicated report now when the landscape is just starting to emerge and regulators around the world are actively engaged in new rule making. WBD does not believe expending significant internal resources into producing a potentially speculative report that is likely to become stale once it is released would serve the best interests of stockholders and other stakeholders.

2024 PROXY STATEMENT	103

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
The Company Has a Robust Approach to Addressing the Social Policy Concerns Raised By The Proposal.
The Company and the Board recognize the need to be deliberate and thoughtful in the deployment of artificial intelligence throughout our business, including carefully weighing the consequences and impacts on our stakeholders, including employees. The social policy concerns raised by the proposal such as potential discrimination or bias in employment decisions, mass layoffs due to job automation, facility closures, the misuse and disclosure of private data, and the creation of "deep fake" media content that may result in the dissemination of false information are not new and the Company has already implemented guidelines and policies to address these issues. The Board and its committees also periodically review and update these guidelines and policies to ensure they appropriately meet the evolving needs of our business.
We Prioritize Human Capital Development and DE&I
Our human capital strategy is overseen by the Board which oversees leadership development and succession planning with the goal of building a senior leadership pipeline that is cognizant of and prioritizes the evolving needs of our workforce. We are a talent-driven business, aiming to attract, develop, and motivate top talent throughout our company. To support these objectives, our human resources programs are designed to provide competitive, locally-relevant benefits, performance-based pay, and nonfinancial support and incentives. We also strive to enhance our culture through efforts aimed at making our workplace diverse, engaging and inclusive, and to develop our talent to prepare them for critical roles and leadership positions for the future. We also provide opportunities for our employees to make an impact in their communities through social good initiatives around the world.
Our DE&I objective is to seek out diversity, remove barriers, and create space for all to share ideas and be heard. DE&I at WBD is overseen by our Chief Global Diversity, Equity & Inclusion Officer. We implement our DE&I initiatives and pipeline programs through global, regional and corporate councils that partner with internal and external stakeholders across our brands, business units and regions. We have also established a Creative Diversity Council to address DE&I in our content production businesses. We seek to support our employees through the sponsorship of 16 Business Resource Groups ("BRGs") globally, comprised of over 40 chapters. BRGs are intended to enable employees with shared pursuits, purpose, identities, and interests to lead, contribute and build community for all.
Ethical Business Practices Are Part of Our Culture
We believe what sets us apart is our culture, built on foundational values and business practices, as outlined in our Code of Ethics, that promote proper conduct, tolerance, respect, honesty and integrity in the workplace. Our Code of Ethics is applicable to all of our directors, officers and employees and it is the responsibility of every WBD director and employee to adhere to the highest standards of ethical and professional behavior by acting in accordance with our Code of Ethics. Our Board reviews the Code regularly and approved an updated Code in January 2023.
Our Code of Ethics covers all aspects of our business operations and sets standards for: ensuring compliance with applicable laws, regulations and WBD policies; promoting integrity and the highest standards of ethical conduct; and helping us avoid even the appearance of anything improper in our business activities. Among the subject areas covered in our Code of Ethics include guidelines for promoting a safe and respectful workplace, including promoting DE&I and non-discrimination and respect for human rights. Our Code of Ethics also addresses data privacy matters, including information about our customers, employees and business partners.
We also support the right of all employees to speak out about matters of public concern or engage in certain activities related to the terms and conditions of their employment. We encourage all directors, officers and employees to act with integrity, to keep up-to-date on our standards and expectations and to promptly report concerns about conduct that may be inconsistent with the Code of Ethics, our policies or the law.
We Are Committed to Ensuring Strong Privacy Standards
We respect the personal information of others and we recognize our obligations to protect the security and privacy of personal information collected by WBD, including information about our customers, employees and business partners. We expect all our personnel to follow our policies and all applicable laws in collecting, accessing, using, storing, sharing and disposing of personal information, particularly sensitive information. Our Audit Committee periodically reviews and discusses our data privacy policies and compliance with data privacy legislation in the jurisdictions and countries where we do business to ensure that our practices are aligned with market best practices and the expectations of our stakeholders.

104

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Our Highly Qualified and Independent Board Ensures Transparency and Accountability
Our Board of highly qualified independent directors is committed to ensuring transparency and accountability with respect to our all our activities, including our use of artificial intelligence. As described above, members of our senior management and our Board oversee these matters, including periodically reviewing our policies and procedures to ensure alignment with best practices. In addition, our Board believes that the following robust governance policies and practices further enhance oversight of and accountability over the matters raised in the proposal:
■the Board is comprised of highly-qualified and experienced directors who have demonstrated business acumen and an ability to exercise sound judgment;
■all Board members other than Mr. Zaslav, our CEO, are independent directors;
■our Board chair is independent;
■only independent directors serve on our standing Board committees;
■our independent directors meet at least twice a year in executive session;
■all directors have access to senior management and, as necessary and appropriate, independent advisors; and
■our Board and its committees conduct periodic self-evaluations to determine whether they are functioning effectively.
For the reasons discussed above, the Board does not believe adoption of the proposal is in the best interests of the Company and its stockholders.
The Board recommends a vote "AGAINST" this Proposal 5.

2024 PROXY STATEMENT	105

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices

Proposal 6 Stockholder Proposal Adopt a Shareholder Right to Call a Special Shareholder Meeting
The Board recommends a vote "AGAINST" this Proposal 6.
A stockholder, Kenneth Steiner, has advised the Company of his intention to present a proposal at the 2024 Annual Meeting. Such stockholder’s submission for inclusion in the proxy statement appears between the dotted lines below, without edit by us, and the Board’s statement in opposition follows thereafter.
The address and the number of shares owned by Mr. Steiner will be provided promptly upon written request to the Corporate Secretary.
******************************************************************************
Proposal 6 - Adopt a Shareholder Right to Call a Special Shareholder Meeting
Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting ( or the lowest percentage according to state law) regardless of length of stock ownership also in accordance with state law. And to enable street name shareholders and non street name shareholder to have as much equal rights in calling for a special shareholder meeting as allowed by state law. This includes making the necessary changes in plain English.
Calling for a special shareholder meeting is hardly ever used by shareholders but the main point of the right to call for a special shareholder meeting is that it gives shareholders at least significant standing to engage effectively with management.
Management will have an incentive to genuinely engage with shareholders instead of stonewalling if shareholders have a realistic Plan B option of calling a special shareholder meeting. Often the management of a company will claim that shareholders have multiple means to communicate with management - but in most cases these are low impact means that are as effective as mailing a post card to the CEO. A reasonable shareholder right to call a special shareholder meeting is an important step for effective shareholder engagement with management.
Since a special shareholder meeting can be called to replace a director, adoption of this proposal could foster better performance by our directors. For instance, Paul Gould at age 78 who chairs the executive pay committee, performed poorly. 49% of Warner Bros. Discovery shareholders rejected executive pay at the 2023 WBD annual meeting.
It is important to remember that it takes much more shareholder conviction to vote against executive pay, and thereby override the recommendation of the Board of Directors, than to vote for executive pay. This poor vote outcome resulted even after the WBD Board of Directors bragged about the so-called Board of Directors shareholder engagement regarding executive pay.
With the widespread use of online shareholder meetings it is much easier for management to conduct a special shareholder meeting and our bylaws thus need to be updated accordingly.
Please vote yes:
Adopt a Shareholder Right to Call a Special Shareholder Meeting – Proposal 6
******************************************************************************

106

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Board’s Statement in Opposition
After careful consideration, the Board has determined that adopting this proposal would not serve the best interests of the Company and its stockholders. The Company has implemented strong corporate governance practices that ensure the Board is accountable to our stockholders and serves their best interests. In addition, the Board routinely engages in stockholder outreach to ensure stockholder perspectives are timely considered and that appropriate responsive actions are taken. The Company’s stockholders also have the ability to contact our Board directly to share their perspectives. The proposal, if implemented, could be costly and disruptive to the Company and would be inconsistent with market practice.
Our Highly Qualified and Independent Board Ensures Effective Corporate Governance and Accountability to Our Stockholders
Our Board of highly qualified independent directors is committed to ensuring sound corporate governance practices and effective Board oversight and accountability to all of our stockholders. Key features of our corporate governance practices include:
■the Board is comprised of highly qualified and experienced directors who have demonstrated business acumen and an ability to exercise sound judgment;
■all Board members other than Mr. Zaslav, our CEO, are independent directors;
■only independent directors serve on our standing Board committees;
■independent Board chair;
■our independent directors meet at least twice a year in executive session;
■annually elected directors beginning at the 2025 Annual Meeting;
■all directors have access to senior management and, as necessary and appropriate, independent advisors; and
■our Board and its committees conduct periodic self-evaluations to determine whether they are functioning effectively.
Our Board Routinely Conducts Outreach and Engagement with Our Stockholders and Has Taken Responsive Actions to Feedback
The Board routinely conducts outreach and engagement with our stockholders to ensure that the Board and management understand the priorities and perspectives of stockholders and takes timely responsive actions as appropriate. During 2023, we engaged with stockholders representing approximately 34% of our outstanding shares. Participating in this outreach were our independent Board Chair, Mr. Di Piazza, and our Compensation Committee Chair, Mr. Gould, with support from the Company’s Investor Relations and Legal Departments. During these conversations, Messrs. Di Piazza and Gould sought feedback from our stockholders regarding corporate governance matters, our compensation program, philosophies and practices, and our ESG strategy and initiatives. We have summarized in this proxy statement the responsive actions that have been taken by the Board and management in response to feedback received from our stockholders. See "2023 Stockholder Engagement" on page 53.
In addition, under the Company’s Corporate Governance Guidelines, stockholders may send communications to the Board or to individual directors. The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate, with advice and assistance from the Chief Legal Officer.
The Proposal is Inconsistent with Market Practice
As of April 2024, only approximately 18% of U.S. S&P 500 companies provided stockholders with a right to call special meetings with an ownership threshold of 10% of the outstanding capital stock, as requested in the proposal. The Company monitors trends in corporate governance and compares and evaluates new developments against WBD’s current practices. Given our present capital structure and stockholder base, a special meeting right with this low 10% threshold could allow certain minority stockholders, whose views do not reflect those of the broader stockholder base, to have an outsized voice relative to other stockholders. Accordingly, the Board believes that the 10% threshold requested by the proposal is inconsistent with market practice.

2024 PROXY STATEMENT	107

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
After careful consideration of this proposal, the Board has determined that the adoption of the special meeting right requested by the proposal is not in the best interests of WBD and its stockholders at this time. The Board believes that the Company’s existing corporate governance policies promote accountability, protect stockholder interests, and provide stockholders with a meaningful ability to voice their opinions, such that implementing this proposal is unnecessary and unwarranted. Furthermore, the Board believes that the 10% threshold requested in the proposal is inconsistent with market practice and potentially costly and disruptive to the Company and its focus on growing stockholder value.
The Board recommends a vote "AGAINST" this Proposal 6.

108

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices

Proposal 7 Stockholder Proposal Corporate Financial Sustainability
The Board recommends a vote "AGAINST" this Proposal 7.
A stockholder, the National Center for Public Policy Research, has advised the Company of its intention to present a proposal at the 2024 Annual Meeting. Such stockholder’s submission for inclusion in the proxy statement appears between the dotted lines below, without edit by us, and the Board’s statement in opposition follows thereafter. For the avoidance of doubt, none of the links referenced in the stockholder proposal and the supporting statement shall be considered to be a part of or incorporated by reference into this proxy statement.
The address and the number of shares owned by the National Center for Public Policy Research will be provided promptly upon written request to the Corporate Secretary.
******************************************************************************
Corporate Financial Sustainability
Supporting Statement: In August 2022, CNN’s profits fell below $1 billion for the first time since 2016.2
CNN’s ratings have likewise tanked:
•Its average audience in February 2022 was just 534,000, a 68% annual decline.3
•In June 2022, CNN averaged just 480,000 viewers, 13% down from May, its lowest daytime audience since November 2015.4
•In September 2023, CNN recorded its worst weekend ratings since 1991 among the critical 25- to 54-year-old demographic.5 It totaled just 55,000 viewers for its weekend lineup, including its Sunday morning political programming.6
The Company had to abandon its $300 million CNN+ streaming service a month after launch due to abysmal ratings. Fewer than 10,000 people used CNN+ daily in its first two weeks.7
The Board must now ask itself: "How did the network lose so many viewers and so much money?"
The answer is simple. Rather than sticking to unbiased reporting, CNN embraced a partisan lineup of hosts that parroted liberal talking points.8 It thereby alienated viewers and damaged its brand. In 2014, Pew found that one-third of people who identify or lean Republican said they distrusted CNN as a political news source.9 By 2019, that number had increased to 58% -- higher distrust than The New York Times, The Washington Post or MSNBC.10
2    https://www.nytimes.com/2022/08/02/business/media/cnn-profit-chris-licht.html#:~:text=The%20network%20is%20on%20a.steep%20declines%20in%20TV%20viewership; https://nypost.com/2022/08/04/cnns-ratings-in-freefall-profits-slump-report/; https://www.foxnews.com/media/cnn-experienced-ratings-plummet-profits-slump-report
3    https://www.forbes.com/sites/markjoyella/2022/02/21/cnns-ratings-collapse-prime-time-down-nearly-70-in-key-demo/?sh=13f62e1b6dda
4    https://nypost.com/2022/07/01/cnn-ratings-tank-in-first-weeks-under-new-boss-chris-licht/
5    https://nypost.com/2023/09/19/cnn-records-lowest-ratings-in-demo-in-its-recorded-history/
6    https://nypost.com/2023/09/19/cnn-records-lowest-ratings-in-demo-in-its-recorded-history/
7    https://www.cnbc.com/2022/04/12/cnn-plus-low-viewership-numbers-warner-bros-discovery.html
8    https://www.foxnews.com/media/cnn-politico-indicate-go-woke-go-broke-applies-news-organizations; https://apnews.com/article/new-york-brian-stelter-4ad9041d8f31028f13e107cb8e32a19d
9    https://apnews.com/article/new-york-brian-stelter-4ad9041d8f31028f13e107cb8e32a19d
10    https://apnews.com/article/new-york-brian-stelter-4ad9041d8f31028f13e107cb8e32a19d

2024 PROXY STATEMENT	109

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Reigning in the network’s liberal bias by removing polarizing hosts like Brian Stelter, John Harwood, and Don Lemon is an important step,11 but it will do nothing to regain trust in the network if it continues with the same biased reporting.12
The Company’s movie business has also suffered. It cancelled its $70+ million "Batgirl" film because its "woke" version was "irredeemable," ranking as one of the most expensive movie cancellations ever.13 Its recent movie "The Flash" made history for DC after the film suffered the biggest second-weekend box office drop domestically after the movie plummeted 72.5% from its opening weekend.14 The movie featuring the erratic Ezra Miller earned just $15.3 million in the U.S. in its second weekend out after a $55 million opening weekend at the box office.15 Ezra Miller, who goes by the pronoun they/them, has been accused of grooming, preying on minors, choking fans and engaging in violence, yet nonetheless starred in a film that the Company brought to market, rather than cutting its losses and shelving the film, thereby also avoiding further reputational destruction.16
The Company’s privileging of executive political/social preferences over sound business judgment in its television and film productions has cost shareholders billions already.
Resolved: Shareholders request that the Board of Directors create a board corporate sustainability committee to oversee and review the impact of the Company’s policy positions and advocacy on matters relating to the Company’s financial sustainability. The Company should issue a public report on the committee’s findings by the end of 2024.
******************************************************************************
11    https://nypost.com/2022/08/23/cnn-blowing-up-its-morning-show-next-after-brian-stelter-firing-report/; https://www.axios.com/2022/02/26/cnn-chris-licht-liberal-partisanship; https://www.washingtonexaminer.com/news/washington-secrets/liberal-media-scream-lefty-bias-finally-catches-upwith-cnns-harwood; https://apnews.com/article/don-lemon-cnn-departure-204c35dea8e4bb1151c6cce0bf833182
12    See, e.g., https://www.mediaite.com/sports/cnns-john-avlon-acknowledges-widespread-media-failure-on-byuracist-heckling-allegations-there-was-a-rush-to-judgment/; https://www.zerohedge.com/political/watch-cnn-caught-color-shifting-bidens-hell-red-rant-mid-speech
13    https://nypost.com/2022/08/02/batgirl-movie-gets-shelved-by-warner-bros-source/; https://thepostmillennial.com/batgirl-movie-cancelled-for-being-so-woke-that-it-was-irredeemable
14    https://www.dailywire.com/news/the-flash-suffers-largest-second-weekend-box-office-drop-in-dc-films-history
15    https://www.dailywire.com/news/the-flash-suffers-largest-second-weekend-box-office-drop-in-dc-films-history
16    https://www.latimes.com/entertainment-arts/story/2022-06-14/who-is-ezra-miller-tokata-iron-eyes; https://www.indiewire.com/2022/06/ezra-miller-choking-victim-speaks-out-1234738093/; https://www.vanityfair.com/hollywood/2022/08/ezra-miller-has-now-been-accused-of-grooming-minors-and-leading-a-cult; https://www.tmz.com/2022/06/08/ezra-miller-protection-court-groom-daughter-tokata-iron-eyes/; https://observer.com/2022/08/ezra-miller-is-seeking-treatment-but-will-it-be-enough-to-save-warner-discoverys-flash-movie/

110

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Board’s Statement in Opposition
After careful consideration, the Board has considered this proposal and believes that it would not be in the best interests of the Company and its stockholders. The proposal is misleading regarding its intent and purpose. In addition, the effect of the proposal, if adopted, would duplicate the responsibilities already undertaken by our Board and its committees and would seek to task the Board with micro-managing operational matters that have long been undertaken by our management team and which properly depend on their expertise. If implemented, the proposal would lead to a waste of our corporate resources, unnecessarily burden our Board and management and impede our operations to the detriment of the Company and our stockholders.
The Proposal is Inherently Vague and Potentially Misleading Regarding Its Intent and Purpose
The proposal is inherently vague and misleading as it fails to define several key terms, rendering it likely impossible for stockholders and the Company to fully understand the proposal’s true intent and purpose. The proposal focuses on "matters relating to the Company’s financial sustainability"— a term which could be interpreted in a number of ways, to cover matters ranging from our environmental sustainability efforts to our financial performance and strategy. The proposal also asks the Company to form a "board corporate sustainability committee" which, too, is vague and can be misinterpreted to encompass Board oversight over a wide range of distinct and unrelated matters. The proposal adds a further layer of confusion by asking the Board to "oversee and review the impact of the Company’s policy positions and advocacy" on the matters referenced in the proposal, a task that first requires clarity as to exactly the kinds of matters or issues the proposal relates to. And adding further to the confusion is the proposal’s supporting statement which chastises the Company for having "embraced a partisan lineup of hosts that parroted liberal talking points" and calls on the Company to "reign[sic] in the network’s liberal bias." Such supporting statement, which focuses attention on the Company’s programming, only further complicates the purpose and intent of the proposal. Even the proposal’s use of the term "sustainability", which is widely used in business to refer to a company’s strategy and actions to reduce adverse environmental and social impacts, is inherently misleading, as it attempts to confuse and mislead stockholders into believing the proposal is focused on environmental or social sustainability. In short, the proposal has been confusingly drafted with the intent of appealing to a wide range of stockholder interests, rather than to address any particular issue.
The Proposal Seeks to Usurp Management's Responsibility for Day-to-Day Operational Decisions
We believe the role of the Board is to oversee management to ensure that the interests of our stockholders are properly served. We do not believe it is the role of the Board to usurp management’s role in day-to-day decision-making. However, the proposal’s supporting statements appear to seek Board involvement in programming decisions made by the Company’s different businesses—decisions that are made against the backdrop of wide-ranging and diverse consumer tastes, which require the informed judgment and professional expertise of the Company’s management team. Our programming decisions are not matters of advocacy or public policy, as the proposal suggests. Rather, decisions relating to the selection of content to license and produce, as well as the selection of presenters for the Company’s various programs, is the responsibility of numerous individual employees at the Company, who consider a wide range of factors while employing specialized business expertise in making such decisions. Responsibility for our programming decisions is outside of the purview of the Board and if the proposal is implemented, its impact would substantially impede our operations to the detriment of the Company and our stockholders.
The Proposal Seeks to Duplicate Oversight Responsibilities Already Undertaken By Our Board and Its Committees
The current structure of our Board and its standing committees (Audit, Compensation and Nominating and Corporate Governance) allows for regular assessments and oversight on a wide range of matters, including strategy, targets, policies and commitments that may impact the Company’s long-term financial health and sustainability profile. As described in our Corporate Governance Guidelines, our Board has overall responsibility for overseeing the management of the Company and ensuring that the business of the Company is conducted so as to further the long-term interest of our stockholders. In addition, our Compensation Committee has responsibility for ensuring management and employee compensation and incentives are aligned with our goal of enhancing the long-term value of the Company. Our Audit Committee oversees our key

2024 PROXY STATEMENT	111

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
financial and ESG and sustainability disclosures and internal controls, including the adequacy and effectiveness of applicable internal reporting and controls related to our key public ESG disclosures. Our Nominating and Corporate Governance Committee oversees our ESG strategy and overall corporate governance.
Our Board also has an active role, as a whole and at the committee level, in overseeing risk management. Our Board routinely reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Audit Committee supports the Board in overseeing our enterprise risk management program and also oversees the management of risks relating to financial reporting, internal controls, cybersecurity and information technology, data privacy, and ethics and compliance. Our Compensation Committee is responsible for overseeing the management of risks relating to our incentive compensation plans, CEO and executive officer compensation, and other employee benefit and compensation arrangements. Our Nominating and Corporate Governance Committee manages risks associated with corporate governance, Board independence, composition and potential conflicts of interest, and director succession planning. While each Board committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports and management presentations to the full Board about such risks. Working together, our Board and its committees ensure that the Company’s strategy, targets, policies and commitments are designed to enhance the long-term value of the Company and serve the interests of our stockholders.
Our Highly Qualified and Independent Board Ensures Effective Corporate Governance and Accountability to Our Stockholders
Our Board of highly qualified independent directors is committed to ensuring sound corporate governance practices and effective Board oversight and accountability to all of our stockholders. Key features of our corporate governance practices include:
■the Board is comprised of highly qualified and experienced directors who have demonstrated business acumen and an ability to exercise sound judgment;
■all Board members other than Mr. Zaslav, our CEO, are independent directors;
■only independent directors serve on our standing Board committees;
■independent Board chair;
■our independent directors meet at least twice a year in executive session;
■annually elected directors beginning at the 2025 Annual Meeting;
■all directors have access to senior management and, as necessary and appropriate, independent advisors; and
■our Board and its committees conduct periodic self-evaluations to determine whether they are functioning effectively.
For the reasons discussed above, the Board does not believe adoption of the proposal is in the best interests of the Company and its stockholders.
The Board recommends a vote "AGAINST" this Proposal 7.

112

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Securities Authorized for Issuance under Equity Compensation Plans
The following table sets forth information, as of December 31, 2023, regarding our securities authorized for issuance pursuant to equity compensation plans. Pursuant to these plans, we may issue common stock or stock options, restricted stock, RSUs, PRSUs, stock appreciation rights, or other rights to acquire shares of our common stock from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders:
Warner Bros. Discovery, Inc. Stock Incentive Plan
Common stock	40,837,572	(1)	$15.02	(3)	126,054,690	(2)
Warner Bros. Discovery, Inc. 2013 Incentive Plan (As Amended and Restated)
Common stock	43,170,905	(1)	$35.10	(3)	—
Warner Bros. Discovery, Inc. 2005 Non-Employee Director Incentive Plan (As Amended and Restated)
Common stock	376,996	(4)	—		6,562,727	(2)
Warner Bros. Discovery, Inc. 2011 Employee Stock Purchase Plan (As Amended)
Common stock	—		—		6,038,197
Equity compensation plans not approved by security holders:
Warner Bros. Discovery, Inc. Non-Employee Directors Deferral Plan(5)
Common stock	48,417		—		2,428,409
TOTAL	84,433,890		$25.74		141,084,023
(1)Includes RSUs and PRSUs.
(2)Each plan permits the issuance of stock options, warrants and rights in addition to other forms of equity-based awards to acquire shares of our common stock, subject to a single aggregate limit per plan.
(3)The determination of the weighted average exercise price of outstanding stock options, warrants and rights excludes RSUs and PRSUs.
(4)Includes unvested RSUs and vested RSUs as to which settlement has been deferred.
(5)Please see the discussion of the Warner Bros. Discovery, Inc. Non-Employee Directors Deferral Plan on page 41 for additional information.

2024 PROXY STATEMENT	113

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Stock Ownership
Security Ownership of Certain Beneficial Owners
The following table sets forth information, to the extent known by us or ascertainable from public filings, concerning the beneficial ownership of each person or entity, other than certain of our directors and executive officers whose ownership information follows, who owns more than five percent of the outstanding shares of our common stock as of April 4, 2024.
The Percent of Class shown below is based upon 2,450,129,759 shares of our common stock outstanding as of April 4, 2024.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (%)
Advance/Newhouse Programming Partnership	198,181,749	(1)	8.1
One World Trade Center
New York, New York 10007
BlackRock, Inc.	154,407,752	(2)	6.3
50 Hudson Yards
New York, NY 10001
State Street Corporation	136,648,651	(3)	5.6
1 Congress Street
Boston, MA 02114
The Vanguard Group	246,253,532	(4)	10.1
100 Vanguard Boulevard
Malvern, PA 19355
(1)The number of shares is based on Amendment No. 1 to Schedule 13D jointly filed on April 2, 2024 on behalf of Advance/Newhouse Programming Partnership ("ANPP"), Advance/ Newhouse Partnership ("ANP"), Newhouse Broadcasting Corporation ("NBCo"), and Advance Publications, Inc. ("API") and a Form 4 filed on December 15, 2023 by Steven O. Newhouse. ANPP owns directly 184,023,290 shares and ANP owns directly 14,158,459 shares. NBCo beneficially owns such shares indirectly through its 65% interest in ANPP and 61.24% interest in ANP, and API beneficially owns such shares indirectly through its 35% interest in ANPP and 38.76% interest in ANP. API and NBCo may be deemed to beneficially own the shares due to their ownership and control of ANPP and ANP. Each reporting person disclaims beneficial ownership of the shares except to the extent of its pecuniary interest. The board of directors of API makes all voting and investment decisions with respect to the shares. The members of the board of directors of API are Samuel I. Newhouse, III, Steven O. Newhouse, Michael A. Newhouse, Victor F. Ganzi, and Thomas S. Summer. Each of Samuel I. Newhouse, III, Steven O. Newhouse, Michael A. Newhouse, Victor F. Ganzi, and Thomas S. Summer disclaims beneficial ownership of the shares.
(2)The number of shares is based on an Amendment No. 1 to Schedule 13G filed January 29, 2024 by BlackRock Inc., a parent holding company, on behalf of the subsidiaries listed in Exhibit A of its filing, none of which beneficially owns five percent or greater of our common stock. BlackRock, Inc. is deemed to be the beneficial owner of shares of our common stock as a result of acting as a parent holding company.
(3)The number of shares is based on an Amendment to Schedule 13G filed January 25, 2024 by State Street Corporation, a parent holding company on behalf of the subsidiaries listed in Exhibit 1 of its filing. State Street Corporation is deemed to be the beneficial owner of shares of our common stock as a result of acting as a parent holding company.
(4)The number of shares is based on Amendment No. 15 to Schedule 13G filed February 13, 2024 by The Vanguard Group ("Vanguard"). Vanguard is deemed to be the beneficial owner of shares of our common stock as a result of acting as investment adviser.

114

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Director and Executive Officer Stock Ownership Requirements
We require that all directors and executive officers maintain the significant stock ownership levels shown below, in order to align their interests with those of our stockholders.

6x	2x	5x
base salary for the CEO	base salary for other named executive officers	cash component of annual retainer for non-employee directors

Executive officers, including the CEO, are required to attain these stock ownership levels within five years of assuming their leadership roles, and directors are required to do so within five years of joining the Board. The CEO is also required to hold 1,500,000 shares of common stock during the term of his employment agreement.
To determine whether a director or executive officer meets the required ownership level, shares of our stock beneficially owned by the covered executive, as well as unvested awards of PRSUs and RSUs, but not shares underlying unvested or unexercised stock options, are counted for purposes of meeting the stock holding target. Once a director or executive meets the target, they are expected to maintain holdings at the target for as long as he or she remains a Board member or in a role that is identified as a covered executive under the policy.
The Compensation Committee and the Board may consider failure to meet the requirements of the policy in making compensation decisions for a covered executive and may take any other action appropriate to support the intent of the policy, including requiring an executive or director to retain a percentage of shares pursuant to stock option exercises or vesting events in future years.
Each of the directors and named executive officers is in compliance with the applicable stock ownership guidelines, or on track to meet them within the required period.
Security Ownership of Management
The following table sets forth information, as of April 4, 2024, with respect to the beneficial ownership of our shares of common stock by each of our named executive officers and directors and all of our current directors and executive officers as a group.
The percentage ownership is based upon 2,450,129,759 shares of common stock outstanding as of April 4, 2024.
Shares of common stock that may be acquired on or within 60 days of April 4, 2024 are deemed to be outstanding and to be beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
The persons indicated below have sole voting power with respect to the shares owned by them, except as otherwise stated in the notes to the table. The address of each person listed below is 230 Park Avenue South, New York, New York 10003.

2024 PROXY STATEMENT	115

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class (%)
David M. Zaslav	19,810,999	(2)	*
Chief Executive Officer, President and Director
Gunnar Wiedenfels	954,273	(3)	*
Chief Financial Officer
Bruce L. Campbell	1,200,516	(4)	*
Chief Revenue and Strategy Officer
Jean-Briac Perrette	999,020		*
CEO and President, Global Streaming and Games
Gerhard Zeiler	295,916		*
President, International
Samuel A. Di Piazza, Jr.	24,540	(5)	*
Director, Board Chair
Li Haslett Chen	16,345		*
Director
Richard W. Fisher	18,764		*
Director
Paul A. Gould	717,198		*
Director
Debra A. Lee	16,345		*
Director
Kenneth W. Lowe	1,051,134	(6)	*
Director
John C. Malone	19,080,709	(7)(8)	*
Director
Fazal Merchant	51,106		*
Director
Paula A. Price	0		*
Director
Geoffrey Y. Yang	149,361	(9)	*
Director
All current directors and executive officers as a group (18 persons)	44,636,125		1.8%
(*)    Less than one percent.

116

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
(1)Includes shares that may be acquired within 60 days of April 4, 2024, in the amounts below:

Common Stock
David M. Zaslav	14,695,947
Gunnar Wiedenfels	520,373
Bruce L. Campbell	705,475
Jean-Briac Perrette	490,146
Gerhard Zeiler	66,546
Li Haslett Chen	16,345
Richard W. Fisher	16,345
Debra L. Lee	16,345
Kenneth W. Lowe	17,138
John C. Malone	563,534
Geoffrey Y. Yang	16,345
All current directors and executive officers as a group (18 persons)	17,201,183
(2)Includes 153 shares held by Mr. Zaslav's spouse.
(3)Includes 14,140 shares held in UTMA accounts for Mr. Wiedenfels' children, of which Mr. Wiedenfels is the custodian and 13,045 shares held by Mr. Wiedenfels' spouse.
(4)Includes 145,418 shares held in an LLC through a grantor retained annuity trust, of which Mr. Campbell is the settlor and trustee, and 209,700 shares held by a trust, of which Mr. Campbell's spouse is the trustee for the benefit of Mr. Campbell's children.
(5)Includes 3,443 shares held by Mr. Di Piazza's spouse.
(6)Includes 793 shares held by a trust, of which Mr. Lowe has investment power.
(7)Includes (i) 1,500,289 shares held by Mr. Malone’s spouse, as to which shares Mr. Malone disclaims beneficial ownership, (ii) 91,789 shares held by trusts for the benefit of Mr. Malone’s children with respect to which Mr. Malone is not the trustee, has no voting or investment power, and has a power of substitution with respect to the shares held in the trusts, as to which shares Mr. Malone disclaims beneficial ownership, (iii) 7,443,867 shares held by a trust, with respect to which Mr. Malone is the sole trustee and (iv) 455,400 shares held by the Malone Family Land Preservation Foundation with respect to which Mr. Malone has no pecuniary interest, disclaims beneficial ownership and has voting and investment power.
(8)Includes 3,650,000 shares which have been pledged in support of one or more lines of credit or margin accounts as of March 31, 2024.
(9)Includes (i) 10,706 shares held in a limited partnership, (ii) 11,937 shares held in an investment company and (iii) 35,653 shares held in a family trust of which Mr. Yang is trustee.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our equity securities to file reports with the SEC indicating their ownership and changes in their reported ownership of our equity securities within a specified time frame. Based solely on our review of such reports and written representations from the individuals required to file the reports, we believe that all reports required to be filed under Section 16(a) for fiscal year 2023 were made on a timely basis, except for one Form 4 filing on behalf of Richard Fisher on August 18, 2023, with respect to one transaction.

2024 PROXY STATEMENT	117

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
2024 Annual Meeting Information – Frequently Asked Questions
2024 Proxy Materials
Q:    Why am I receiving these proxy materials?
A:     You received these materials because you owned shares of Warner Bros. Discovery stock on April 4, 2024, the record date, and that entitles you to notice of, and to vote at, the 2024 Annual Meeting of Stockholders. This proxy statement describes the matters to be voted on at the meeting and provides information on those matters. The proxy materials (which include our 2023 Form 10-K) provide certain information about Warner Bros. Discovery that we must disclose to you when the Board of Directors solicits your proxy.
Q:    How can I get electronic access to the proxy materials?
A:     Stockholders may access the 2024 proxy materials at: www.proxyvote.com. Our 2024 proxy materials are also available in the Investor Relations section of our corporate website at ir.wbd.com.
Stockholders may elect to receive future distributions of proxy materials by electronic delivery. To take advantage of this service you will need an email account and access to an Internet browser. To enroll, go to www.proxyvote.com and click "Sign up for E-delivery." Your enrollment for electronic delivery of proxy materials will remain in effect until you terminate it or for so long as the email address provided by you is valid.
Q:    What is "householding"?
A:     To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Warner Bros. Discovery stock but sharing the same address, we have adopted a procedure approved by the SEC called "householding." Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report, proxy statement and other materials mailed to you, please submit a request to our Corporate Secretary at the address noted above or call our Investor Relations department at (212) 548-5882, and we will promptly send you what you have requested. You can also contact our Investor Relations department at the telephone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.
Voting Procedures
Q:    What matters will be voted on at the 2024 Annual Meeting?
A:     The principal business of the meeting will be the following matters:
■the election of eight directors;
■the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
■an advisory vote to approve our 2023 named executive officer compensation, commonly referred to as a "Say on Pay" vote;
■the approval of the Amended and Restated Warner Bros. Discovery, Inc. Stock Incentive Plan; and
■the consideration of three stockholder proposals, if properly presented at the 2024 Annual Meeting.

118

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
We will also transact such other business as may properly be presented at the 2024 Annual Meeting of Stockholders or at any postponements or adjournments thereof. However, we are not aware of any other matters to be acted upon at the 2024 Annual Meeting of Stockholders.
Q:    Who is entitled to vote at the 2024 Annual Meeting?
A:     The close of business on April 4, 2024 was the record date for determining the holders of our common stock entitled to notice of, and to vote at, the 2024 Annual Meeting of Stockholders and any postponement or adjournment thereof.
Q:    How many shares can vote at the 2024 Annual Meeting and how many votes does each share have?
A:     As of April 4, 2024, we had outstanding 2,450,129,759 shares of common stock, with each of those shares being entitled to one vote. We do not have any other classes of stock outstanding.
Q:    How many shares must be present or represented at the 2024 Annual Meeting to conduct business at the meeting?
A:    The presence, in person or by properly executed proxy, of the holders of a majority of the total voting power of the outstanding shares of common stock entitled to vote at the 2024 Annual Meeting of Stockholders will constitute a quorum for the transaction of any business at the meeting.
If a quorum is not present, the meeting will be adjourned until a quorum is obtained. Shares present virtually during the annual meeting will be considered shares represented in person at the meeting for purposes of determining the presence of a quorum. Abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a proposal) will be treated as present for purposes of determining the presence of a quorum.
Q:    What vote is required for Proposal One – Election of Directors?
A:     The directors will be elected if they receive a plurality of the outstanding shares of common stock present virtually or by proxy and entitled to vote on Proposal One;
■If you withhold your vote, it will have no effect on the election of directors; and
■Broker non-votes are not considered votes cast on this proposal and therefore will have no effect on the election of directors.
Q:    What vote is required for Proposal Two – Ratification of Appointment of Independent Registered Public Accounting Firm?
A:     The affirmative vote of a majority of the outstanding shares of common stock present virtually or by proxy and entitled to vote on Proposal Two is required for ratification.
■Abstentions will have the same effect as a vote "AGAINST" this proposal; and
■If you are a street name stockholder and do not vote your shares, your bank, broker or other holder of record can vote your shares at its discretion on this item.
Q:    What vote is required for Proposal Three – Advisory Vote to Approve Named Executive Officer Compensation ("Say on Pay")?
A:     For Proposal Three, stockholders are being asked to vote on a non-binding advisory vote basis on our 2023 named executive officer compensation. The affirmative vote of a majority of the outstanding shares of common stock present virtually or by proxy and entitled to vote on Proposal Three is required to approve Proposal Three.
■Abstentions will have the same effect as a vote "AGAINST" this proposal; and
■Broker non-votes are not considered votes cast on this proposal and therefore will have no effect on the outcome of Proposal Three.

2024 PROXY STATEMENT	119

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Q:    What vote is required for Proposal Four – Approval of the Amended and Restated Warner Bros. Discovery, Inc. Stock Incentive Plan?
A:     The affirmative vote of a majority of the outstanding shares of common stock present virtually or by proxy and entitled to vote on Proposal Four is required for approval of the Amended and Restated Warner Bros. Discovery, Inc. Stock Incentive Plan.
■Abstentions will have the same effect as a vote "AGAINST" this proposal; and
■Broker non-votes are not considered votes cast on this proposal and therefore will have no effect on the outcome of Proposal Four.
Q:    What vote is required for Proposals Five, Six and Seven – Stockholder Proposals?
A:     If properly presented at the 2024 Annual Meeting of Stockholders, the affirmative vote of a majority of the outstanding shares of common stock present virtually or by proxy and entitled to vote on each of Proposals Five, Six and Seven is required to approve each of Proposals Five, Six and Seven.
■Abstentions will have the same effect as a vote "AGAINST" these proposals; and
■Broker non-votes are not considered votes cast and therefore will have no effect on the outcome of the stockholder proposals.
Q:    How can I vote my shares at the 2024 Annual Meeting?
A:     If you are a holder of common stock as of the record date, telephone and Internet voting is available 24 hours a day through 11:59 p.m. (Eastern Time) on June 2, 2024. If you are located in the United States or Canada and are a stockholder of record as of the record date, you can vote your shares by calling toll-free 1-800-690-6903. Whether you are a stockholder of record or a beneficial owner, you can also vote your shares on the Internet at www.proxyvote.com.
Both the telephone and Internet voting systems have easy-to-follow instructions on how you may vote your shares and allow you to confirm that the system has properly recorded your vote. If you are voting your shares by telephone or Internet, you should have on hand when you call or access the website, as applicable, the proxy card or voting instruction card. If you vote by telephone or Internet, you do not need to return your proxy card to us.
If you have received, by request, a hard copy of the proxy card or voting instruction card and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the 2024 Annual Meeting of Stockholders.
Properly completed proxies will be voted as you direct. Properly executed proxies that do not contain voting instructions will be voted "FOR" Proposals One, Two, Three and Four and "AGAINST" Proposals Five, Six and Seven.
While we encourage holders of common stock to vote by proxy, you also have the option of voting your shares at the 2024 Annual Meeting of Stockholders. All holders of common stock, whether your shares are registered directly in your name with our transfer agent or held in a brokerage account by a bank or other nominee, may virtually attend the 2024 Annual Meeting of Stockholders and vote online, subject to compliance with the procedures described below. In order to vote online at the 2024 Annual Meeting of Stockholders, you will need the control number on your proxy card or voting instruction form, as further described below.
Q:    If my Warner Bros. Discovery shares are held in "street name" by a broker, bank or other nominee, will the broker, bank or other nominee vote my shares on each of the annual business proposals?
A:     If you hold your shares in street name and do not give instructions to your broker, bank or other nominee, the broker, bank or other nominee will be able to vote your shares with respect to "discretionary items" but will not be able to vote your shares with respect to "non-discretionary items," in which case your shares will be treated as "broker non-votes" with respect to those items. "Broker non-votes" are shares that are held in street name by a bank, broker or other nominee that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. The auditor ratification proposal (Proposal Two) is a "discretionary item," whereas the election of directors (Proposal One), the advisory vote on 2023 named executive officer compensation (Proposal Three), the approval of the Amended and Restated Warner Bros. Discovery, Inc. Stock Incentive Plan (Proposal Four) and the stockholder proposals (Proposals Five, Six and Seven) are "non-discretionary items." Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares may, in the discretion of the broker, bank or other nominee, be voted only on the auditor ratification proposal (Proposal Two). If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will NOT be voted on Proposal One, Proposal Three, Proposal Four, Proposal Five, Proposal Six or Proposal Seven.

120

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Q:    May I change or revoke my vote after returning a proxy card or voting by telephone or over the Internet?
A:     Yes. Before your proxy is voted at the 2024 Annual Meeting of Stockholders, you may change or revoke your vote on the proposals by telephone or over the Internet (if you originally voted by telephone or over the Internet), by virtually attending the 2024 Annual Meeting and voting online during the meeting, or by delivering a signed proxy revocation or a new signed proxy with a later date to: Warner Bros. Discovery, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Any signed proxy revocation or new signed proxy card must be received before the start of the 2024 Annual Meeting of Stockholders. Your virtual attendance at the 2024 Annual Meeting of Stockholders will not, by itself, revoke your proxy.
If your shares are held in an account by a broker, bank or other nominee whom you previously contacted with voting instructions, you should contact your broker, bank or other nominee to change your vote.
Q:    Whom should I contact if I have any questions about the proxy materials or voting?
A:     If you have any questions about the proxy materials or if you need assistance submitting your proxy card or voting instruction card or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue
20th Floor
New York, NY 10022
(877) 717-3922 (call toll-free)
(212) 750-5833 (banks and brokerage firms)
If your shares are held "street name," through a bank, brokerage firm or other nominee, you should contact such bank, brokerage firm or other nominee if you need to obtain voting instruction cards or have questions on how to vote your shares.
Proxy Solicitation
Q:    Who is soliciting my vote?
A:     The Board of Directors of Warner Bros. Discovery, Inc. has sent you this proxy statement and is soliciting your vote on proposals being submitted for consideration at our 2024 Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/WBD2024 on June 3, 2024 and any adjournments or postponements thereof.
In addition to solicitation by mail, our officers and employees, who will receive no extra compensation for their services, may solicit proxies by telephone, in writing, electronically or in person. We will reimburse brokers and nominees who hold shares in their names for their reasonable out-of-pocket expenses to furnish proxy materials to the beneficial owners of such shares.
We have also engaged Innisfree M&A Incorporated, a proxy solicitation agent, to assist us with our solicitation for this annual meeting and expect to pay no more than $35,000, plus reimbursement of out-of-pocket expenses for its efforts in connection with this annual meeting.
Q:    Who will bear the cost of soliciting votes for the 2024 Annual Meeting?
A:     We will pay the cost of solicitation of proxies, including the preparation, website posting, printing and delivery of the Notice of Internet Availability of Proxy Materials, proxy statement and related materials. We will furnish copies of these materials to banks, brokers, fiduciaries, custodians and other nominees that hold shares on behalf of beneficial owners so that they may forward the materials to beneficial owners.

2024 PROXY STATEMENT	121

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Attending the 2024 Annual Meeting
Q:    How do I virtually attend the 2024 Annual Meeting?
A:     We will host the 2024 Annual Meeting of Stockholders live online via webcast. You may attend the 2024 Annual Meeting of Stockholders live online by visiting www.virtualshareholdermeeting.com/WBD2024. The webcast will start at 10:00 a.m., Eastern Time, on Monday, June 3, 2024. You will need the control number included on your proxy card or voting instruction form in order to be able to vote or ask questions during the 2024 Annual Meeting of Stockholders. Instructions on how to attend and participate online are posted at www.virtualshareholdermeeting.com/WBD2024.
Online check-in will begin at 9:45 a.m., Eastern Time, on Monday, June 3, 2024, and you should allow ample time for the online check-in proceedings. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 9:45 a.m., Eastern Time on Monday, June 3, 2024. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the 2024 Annual Meeting log-in page.
Q:    Why is the 2024 Annual Meeting a virtual, online meeting?
A:     There will not be a physical meeting location for the 2024 Annual Meeting. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our 2024 Annual Meeting by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct of Meeting which will be posted at www.virtualshareholdermeeting.com/WBD2024 in advance of the meeting. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
Q:    How do I submit a question at the 2024 Annual Meeting?
A:     Stockholders may submit questions at the 2024 Annual Meeting of Stockholders by using the virtual meeting platform at www.virtualshareholdermeeting.com/WBD2024. Once you have logged into the site using your control number, you will be able to submit questions electronically via the virtual meeting platform.

122

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Additional Information
Availability of Annual Report
We filed our 2023 Form 10-K with the SEC on February 23, 2024. The 2023 Form 10-K, including all exhibits, can also be found in the Investor Relations section of our corporate website: ir.wbd.com and can be downloaded free of charge. Paper copies of the 2023 Form 10-K may be obtained without charge, and paper copies of exhibits to the 2023 Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the attention of Investor Relations by mail at Warner Bros. Discovery, Inc., 230 Park Avenue South, New York, New York 10003, by telephone at (212) 548-5882 (or toll-free at (877) 324-5850), or by email at investor.relations@wbd.com.
Website References
We routinely use our Investor Relations website to provide news releases, announcements and other statements about our business and results of operations, some of which may contain information that may be deemed to be material to investors. Accordingly, we encourage investors to monitor our website and review the information that we share at ir.wbd.com. Information contained on or connected to any website referenced in this proxy statement is not incorporated by reference in this proxy statement or in any other report or document we file with the SEC.
Cautionary Statement Concerning Forward-Looking Statements
Information set forth in this proxy statement contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties and on information available to Warner Bros. Discovery as of the date hereof. The Company’s actual results could differ materially from those stated or implied due to risks and uncertainties associated with its business, which include the risk factors disclosed in the Company's filings with the SEC, including but not limited to the Company’s most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K.
Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as "anticipate," "believe," "could," "continue," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. Forward-looking statements include, without limitation, statements regarding future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Warner Bros. Discovery expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

2024 PROXY STATEMENT	123

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Submission of Stockholder Proposals for 2025 Annual Meeting
The table below summarizes the requirements for stockholders who wish to submit proposals or director nominations for the 2025 Annual Meeting of Stockholders. Stockholders are encouraged to consult Rule 14a-8 of the Exchange Act and our Bylaws, as appropriate, to see all applicable requirements.

	Proposals for inclusion in 2025 Proxy Statement	Other proposals/nominees to be presented at 2025 Annual Meeting of Stockholders*
Type of Proposal	SEC rules permit stockholders to submit proposals for inclusion in our 2025 Proxy Statement by satisfying the requirements set forth in Rule 14a-8 of the Exchange Act	Stockholders may present proposals or director nominations directly at the 2025 Annual Meeting of Stockholders (and not for inclusion in our proxy materials) by satisfying the requirements set forth in Section 1.6 of our Bylaws**
When proposal must be received by WBD	No later than December 20, 2024	No earlier than February 3, 2025 and no later than March 5, 2025***
Where to send	By mail: Corporate Secretary, Warner Bros. Discovery, Inc. 230 Park Avenue South, New York, NY 10003 By Email: CorporateSecretary@wbd.com
What to include	The information required by Rule 14a-8	The information required by our Bylaws**
*    Any proposal without the required notice will not be considered properly submitted under our Bylaws. Any proposal that is received by us after March 5, 2025, will not be considered filed on a timely basis under Rule 14a-4(c)(1). Proposals that are not properly submitted or timely filed will not be presented at the 2025 Annual Meeting. For proposals that are properly submitted and timely filed, SEC rules permit management to retain discretion to vote proxies we receive, provided that: (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion; and (2) the proponent does not issue a proxy statement.
**    Our Bylaws are filed as an exhibit to our 2023 Form 10-K and are available in the corporate governance section of our Investor Relations website at ir.wbd.com.
***    Assumes our 2025 Annual Meeting of Stockholders is held between May 4, 2025 and August 2, 2025, as it is expected to be. Please see our Bylaws for additional information regarding the advance notice deadline in the event the 2025 Annual Meeting of Stockholders is not held between May 4, 2025 and August 2, 2025.
Other Business
The Board knows of no other business to be brought before the 2024 Annual Meeting of Stockholders. If, however, any other business should properly come before the 2024 Annual Meeting of Stockholders, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.
By Order of the Board of Directors,
Tara L. Smith
Executive Vice President & Corporate Secretary
Global Head of ESG
April 19, 2024

124

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Appendix A
Amended & Restated
Warner Bros. Discovery, Inc.
Stock Incentive Plan
Article I
Purpose of Plan
1.1Purpose. The purpose of the Plan is to promote the success of the Company by providing a method whereby (i) eligible employees of the Company and its Subsidiaries and (ii) independent contractors providing services to the Company and its Subsidiaries may be awarded additional remuneration for services rendered and encouraged to invest in capital stock of the Company, thereby increasing their proprietary interest in the Company’s businesses, encouraging them to remain in the employ or service of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company and its Subsidiaries. The Plan is also intended to aid in (i) attracting
Persons of exceptional ability to become officers and employees of the Company and its Subsidiaries and (ii) inducing independent contractors to agree to provide services to the Company and its Subsidiaries.
1.2Adoption of Plan. The Plan originally became effective on April 8, 2022 (the "Original Effective Date"). The Plan was subsequently amended and restated in its entirety by the Board on February 27, 2024 and will become effective on the Stockholder Approval Date if such stockholder approval occurs before the first (1st) anniversary of the date on which the Plan was amended and restated.
Article II
Definitions
2.1Certain Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):
"Affiliate" of the Company means any corporation, partnership or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.
"Agreement" means a stock option agreement, stock appreciation rights agreement, restricted shares agreement, stock units agreement, cash award agreement or an agreement evidencing another type of equity-based Award, or more than one type of Award, as any such Agreement may be supplemented or amended from time to time.
"Approved Transaction" means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, provided that, with respect to clauses (i) through (iv), the Approved Transaction will not occur until the closing of the event described in such clause.
"Award" means a grant of Options, SARs, Restricted Shares, Restricted Stock Units, Performance Awards, Cash Awards, or Other Stock-Based Awards.
"Board" means the Board of Directors of the Company.
"Board Change" means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

2024 PROXY STATEMENT	125

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
"Cash Award" means an Award made pursuant to Section 10.1 of the Plan to a Holder.
"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.
"Committee" means the Compensation Committee (or another committee) of the Board (or a subcommittee of such committee) appointed pursuant to Section 3.1 to administer the Plan.
"Common Stock" means the Series A common stock of the Company.
"Company" means Warner Bros. Discovery, Inc., a Delaware corporation.
"Control Purchase" means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board.
"Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
"Dividend Equivalents" means, with respect to Restricted Stock Units or Other Stock-Based Awards, to the extent specified by the Committee only, an amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to stockholders of record during the Restriction Period on a like number and kind of shares of Common Stock.
"Domestic Relations Order" means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.
"Exchange" means the Nasdaq Stock Market or any other exchange or marketplace on which Company stock is listed or traded.
"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.
"Fair Market Value" of a share of any series of Common Stock on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a share of such series of Common Stock on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of such series of Common Stock are listed on such day, or the Committee can, in its sole discretion, use averages or weighted averages either on a daily basis or such longer period as complies with Code Section 409A. If for any day the Fair Market Value of a share of the applicable series of Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.
"Holder" means a person who has received an Award under the Plan that has not been fully satisfied or terminated.
"Nonqualified Stock Option" means a stock option granted under Article VI.
"Option" means a Nonqualified Stock Option.
"Original Effective Date" has the meaning ascribed thereto in Section 1.2.
"Performance Award" means an Award made pursuant to Article X of the Plan that is subject to the attainment of one or more Performance Objectives.
"Performance Objective" means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.
"Person" means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.
"Plan" means this Amended & Restated Warner Bros. Discovery, Inc. Stock Incentive Plan, as may be further amended, restated or supplemented from time to time.
"Prior Plan" means the Discovery Communications, Inc. 2013 Incentive Plan, as amended and restated from time to time.
"Restricted Shares" means shares of any series of Common Stock awarded pursuant to Article VIII.
"Restricted Stock Units" has the meaning ascribed thereto in Section 9.1.
"Restriction Period" means a period of time beginning on the date of each Award of Restricted Shares or Restricted Stock Units and ending on the Vesting Date with respect to such Award.
"SARs" means stock appreciation rights, awarded pursuant to Article VII, with respect to shares of any specified series of Common Stock.

126

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
"Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Securities Act section shall include any successor section.
"Share Limit" means the maximum aggregate number of shares of Common Stock that are permitted to be issued under the Plan as described in Section 4.1.
"Stockholder Approval Date" means the date that the Company’s stockholders approve this Plan, as amended and restated.
"Subsidiary" of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
"Unvested Dividends" has the meaning ascribed thereto in Section 8.1.
"Vesting Date," with respect to any Award granted hereunder, means the date on which such Award ceases to be subject to vesting conditions, as designated in or determined in accordance with the Agreement with respect to such Award. If more than one Vesting Date is designated for an Award, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.
Article III
Administration
3.1Committee. The Plan shall be administered by the Committee. The Committee shall be comprised of not less than two Persons.
3.2Powers. The Committee shall have full power and authority to grant Awards to eligible persons, to determine the terms and conditions (which need not be identical) of all Awards so granted, to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan and to supervise the administration of the Plan. The Committee shall have sole authority in the selection of persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Committee may take into account the nature of the services rendered by the respective employees and independent contractors, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee in its discretion deems relevant.
3.3Interpretation. The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all persons.
Article IV
Shares Subject to the Plan
4.1Number of Shares; Award Limits. Subject to the provisions of this Article IV, the maximum number of shares of Common Stock with respect to which Awards may be granted during the term of the Plan shall be 185,268,7511 shares of Common Stock, calculated as the sum of (i) 135 million shares, minus 113,050,390 shares granted between April 8, 2022 and April 4, 2024, plus 125 million additional shares reserved by this amendment and restatement of the Plan; plus (ii) such additional number of shares of Common Stock as is equal to the sum of (x) the number of shares reserved for issuance under the Prior Plan that remained available for grant under the Prior Plan as of immediately prior to the Original Effective Date and (y) the number of shares of Common Stock subject to awards granted under the Prior Plan, that (A) expire, terminate or are annulled for any reason without having been exercised, (B) that is a stock appreciation right under the Prior Plan that is exercised for cash and (C) any award of restricted shares or restricted stock units under the Prior Plan that are forfeited prior to becoming vested (provided that the holder received no benefits of ownership of such restricted shares or restricted stock units other than voting rights and the accumulation of unvested dividends and unpaid dividend equivalents that are likewise forfeited).
Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. The shares of Common Stock subject to (i) any Award granted under the Plan that shall expire, terminate or be annulled for any reason without having been exercised, (ii) any Award of any SARs or Restricted Stock Units granted under the Plan that shall be exercised or settled, as the case may be, for cash, and (iii) any Award of Restricted Shares or Restricted Stock Units that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Restricted Stock Units other than voting rights and the accumulation of Unvested
1    As of April 4, 2024

2024 PROXY STATEMENT	127

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Dividends and unpaid Dividend Equivalents that are likewise forfeited) shall again be available for purposes of the Plan. Notwithstanding the foregoing, (a) in the case of the exercise of a SAR for shares, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise; (b) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Holder to (I) purchase shares of Common Stock upon the exercise of an Award or (II) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (c) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards. Except for Awards described in Section 4.3 or 11.1, no person may be granted in any calendar year Awards covering more than 25 million shares of Common Stock (as such amount may be adjusted from time to time as provided in Section 4.2). No person shall be awarded Cash Awards during any calendar year that are designed to pay out in excess of $25,000,000 per calendar year covered by the Cash Award.
4.2Adjustments. If the Company subdivides its outstanding shares of any series of Common Stock into a greater number of shares of such series of Common Stock (by stock dividend, stock split, reclassification, or otherwise) or combines its outstanding shares of any series of Common Stock into a smaller number of shares of such series of Common Stock (by reverse stock split, reclassification, or otherwise) or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase such series of Common Stock or other similar corporate event (including mergers or consolidations) affects any series of Common Stock so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, in such manner as the Committee, in its sole discretion, deems equitable and appropriate, shall make such adjustments to any or all of (i) the number and kind of shares of stock which thereafter may be awarded, optioned or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of shares of stock subject to outstanding Awards, and (iii) the purchase, exercise or base price and the relevant appreciation base with respect to any of the foregoing; provided, however, that the number of shares subject to any Award shall always be a whole number. Notwithstanding the foregoing, if all shares of any series of Common Stock are redeemed, then each outstanding Award shall be adjusted to substitute for the shares of such series of Common Stock subject thereto the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of shares of such series of Common Stock and otherwise the terms of such Award, including, in the case of Options or similar rights, the aggregate exercise price, and, in the case of SARs, the aggregate base price, shall remain constant before and after the substitution (unless otherwise determined by the Committee and provided in the applicable Agreement). The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this Section 4.2.
4.3Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4.1.
4.4Minimum Vesting. Except for any accelerated vesting permitted under Section 11.1, and subject to such additional vesting requirements or conditions as the Committee may establish with respect an Award, each Award (other than a Substitute Award) will vest over a minimum period of one year from the date of grant. Notwithstanding the preceding sentence, the minimum vesting requirements shall not apply to Awards involving an aggregate number of shares not in excess of 5% of the Share Limit.
Article V
Eligibility
5.1General. The persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall, subject to Section 5.2, be such persons who are employees (including officers) of, or independent contractors providing services to, the Company or its Subsidiaries as the Committee shall select. Awards may be made to employees or independent contractors who hold or have held
Awards under the Plan or any similar or other awards under any other plan of the Company or any of its Affiliates.
5.2Ineligibility. No member of the Committee, while serving as such, shall be eligible to receive an Award.

128

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Article VI
Stock Options
6.1Grant of Options. Subject to the limitations of the Plan, the Committee shall designate from time to time those eligible persons to be granted Options, shall determine the time when each Option shall be granted to such eligible persons, shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of Options, shall designate the series and number of shares of Common Stock subject to such Option, and, subject to Section 6.2, shall designate the exercise price of the shares of Common Stock subject to such Option.
6.2Exercise Price. The price at which shares may be purchased upon exercise of an Option shall be fixed by the Committee and may be no less than the Fair Market Value of the shares of the applicable series of Common Stock subject to the Option as of the date the Option is granted.
6.3Term of Options. Subject to the provisions of the Plan with respect to death, retirement and termination of employment or service, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement.
6.4Exercise of Options. An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and the Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part.
6.5Manner of Exercise.
(a)Form of Payment. An Option shall be exercised by notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment of the exercise price for the shares to be purchased upon exercise of an Option and of any amounts required by Section 11.9 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) whole shares of any series of Common Stock (whether by delivery or attestation), (iv) the withholding of shares of the applicable series of Common Stock issuable upon such exercise of the Option, (v) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, or (vi) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of shares under the Delaware General Corporation Law. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Committee deems appropriate.
(b)Value of Shares. Unless otherwise determined by the Committee and provided in the applicable Agreement, shares of any series of Common Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and shares of any series of Common Stock withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.
(c)Issuance of Shares. The Company shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable after the exercise thereof and payment in full of the exercise price therefor and of any amounts required by Section 11.9, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. Unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Holder or other person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made, and (ii) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment. In no event shall any dividends or dividend equivalents be paid on or accrued on Options.
6.6Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 4.2): (i) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (ii) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4.3) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (iii) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 11.1(b), or (iv) take any other action under the Plan that constitutes a "repricing" within the meaning of the rules of the Exchange.

2024 PROXY STATEMENT	129

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Article VII
SARs
7.1Grant of SARs. Subject to the limitations of the Plan, SARs may be granted by the Committee to such eligible persons in such numbers, with respect to any specified series of Common Stock, and at such times during the term of the Plan as the Committee shall determine. Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement. Subject to the limitations of the Plan, the Committee shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of SARs.
7.2Exercise of SARs. SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Agreement; provided, however, that subsequent to the grant of an Award of SARs, the Committee, at any time before complete termination of any such SAR, may accelerate the time or times at which such SARs may be exercised in whole or in part. The base price of a SAR may be no less than the Fair Market Value of the applicable series of Common Stock with respect to which the SAR was granted as of the date the SAR is granted. Subject to the limitations of the Plan, upon the exercise of a SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, the Holder thereof shall be entitled to receive from the Company, for each share of the applicable series of Common Stock with respect to which the SAR is being exercised, consideration (in the form determined as provided in Section 7.3) equal in value to the excess of the Fair Market Value of a share of the applicable series of Common Stock with respect to which the SAR was granted on the date of exercise over the base price per share of such SAR.
7.3Consideration. The consideration to be received upon the exercise of a SAR by the Holder shall be paid in the applicable series of Common Stock with respect to which the SAR was granted (valued at Fair Market Value on the date of exercise of such SAR) or cash equivalent thereto, as determined by the Committee and provided in the applicable Agreement. In no event shall any dividends or dividend equivalents be paid on or accrued with respect to a SAR. Unless the Committee shall otherwise determine, to the extent a SAR is exercisable, it will be exercised automatically on its expiration date.
7.4Limitations. The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the time periods during which a Holder may exercise SARs, and for such other limits on the rights of the Holder and such other terms and conditions of the SAR, including a condition that the SAR may be exercised only in accordance with rules and regulations adopted from time to time, as the Committee may determine. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.
7.5Exercise. For purposes of this Article VII, the date of exercise of a SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR (unless otherwise determined by the Committee and provided in the applicable Agreement).
7.6Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 4.2): (i) amend any outstanding SAR granted under the Plan to provide a base price per share that is lower than the then-current base price per share of such outstanding SAR, (ii) cancel any outstanding stock appreciation right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4.3) covering the same or a different number of shares of Common Stock and having a base price per share lower than the then-current base price per share of the cancelled stock appreciation right, (iii) cancel in exchange for a cash payment any outstanding SAR with a base price per share above the then-current Fair Market Value, other than pursuant to Section 11.1(b), or (iv) take any other action under the Plan that constitutes a "repricing" within the meaning of the rules of the Exchange.
Article VIII
Restricted Shares
8.1Grant. Subject to the limitations of the Plan, the Committee shall designate those persons eligible to be granted Awards of Restricted Shares, shall determine the time when each such Award shall be granted, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of Restricted Shares, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Committee shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid and nonassessable. All determinations made by the Committee pursuant to this Section 8.1 shall be specified in the Agreement.

130

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Shares ("Unvested Dividend") shall be paid to the Holder only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of previously Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that specified series of Common Stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on the Unvested Dividends.
8.2Issuance of Restricted Shares. When shares of the applicable series of Common Stock are issued at the beginning of the Restriction Period, book entry shares or any stock certificate or certificates representing such Restricted Shares shall be registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, any certificates representing the Restricted Shares and any securities constituting Unvested Dividends shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Unvested Dividend), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. Any such certificates shall remain in the custody of the Company or its designee, and the Holder shall deposit with the custodian stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares and any securities constituting Unvested Dividends that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.
8.3Restrictions. Restricted Shares issued at the beginning of the Restriction Period shall constitute issued and outstanding shares of the applicable series of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Shares and to exercise all other rights, powers and privileges of a Holder of shares of the applicable series of Common Stock with respect to such Restricted Shares; except that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder will not be entitled to delivery of any stock certificate or certificates representing such Restricted Shares or to have the book entry ownership designation changed until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived,(ii) the Company or its designee will retain custody of any stock certificate or certificates representing the Restricted Shares during the Restriction Period as provided in Section 8.2,(iii) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or his or her interest in any of them during the
Restriction Period, and (iv) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares will cause a forfeiture of such Restricted Shares with respect thereto.
8.4Cash Payments. In connection with any Award of Restricted Shares, an Agreement may provide for the payment of a cash amount to the Holder of such Restricted Shares after such Restricted Shares shall have become vested. Such cash amounts shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.
8.5Completion of Restriction Period. On the Vesting Date with respect to each Award of Restricted Shares and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Shares shall become vested, (ii) any Unvested Dividends with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested, and (iii) any cash amount to be received by the Holder with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted Shares and Unvested Dividends that shall not become vested shall be forfeited to the Company, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares and Unvested Dividends that shall have been so forfeited. Notwithstanding the foregoing, subsequent to the grant of an Award of Restricted Shares, the Committee, at any time before complete vesting or forfeiture of any such Restricted Shares, may accelerate the time or times at which such Restricted Shares vest in whole or in part. The Committee may, in its discretion, provide that the delivery of any Restricted Shares and Unvested Dividends that shall have become vested, and payment of any related cash amounts that shall have become payable under this Article VIII, shall be deferred until such date or dates as the recipient may elect. Any election of a recipient pursuant to the preceding sentence shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A of the Code.

2024 PROXY STATEMENT	131

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Article IX
Restricted Stock Units
9.1Grant. In addition to granting Awards of Options, SARs and Restricted Shares, the Committee shall, subject to the limitations of the Plan, have authority to grant to eligible persons Awards of Restricted Stock Units which may be in the form of shares of any specified series of Common Stock or units, the value of which is based, in whole or in part, on the Fair Market Value of the shares of any specified series of Common Stock. Subject to the provisions of the Plan, including any rules established pursuant to Section 9.2, Awards of Restricted Stock Units shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Committee may determine in its discretion, which need not be identical for each Award. The terms of each Award need not be identical, and neither the Board nor the Committee need treat Holders uniformly. The determinations made by the Committee pursuant to this Section 9.1 shall be specified in the applicable Agreement.
9.2Rules. The Committee may, in its discretion, establish any or all of the following rules for application to an Award of Restricted Stock Units:
(a)Any shares of Common Stock which are part of an Award of Restricted Stock Units may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of the Award.
(b)Such Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and any shares of Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; provided, however, that the issuance of any shares of Common Stock in connection with an Award of Restricted Stock Units shall be for at least the minimum consideration necessary to permit such shares to be deemed fully paid and nonassessable.
(c)Awards of Restricted Stock Units may provide for deferred payment schedules, vesting over a specified period of employment or service, the payment after vesting (on a current or deferred basis) of amounts of Dividend Equivalents with respect to the number of shares of Common Stock covered by the Award, and elections by the employee to defer payment of the Award or the lifting of restrictions on the Award, if any, provided that any such deferrals shall comply with the requirements of Section 409A of the Code. Restricted Stock Units shall not constitute issued and outstanding shares of the applicable series of Common Stock, and the Holder shall not have any of the rights of a stockholder with respect to the shares of Common Stock covered by such an Award of Restricted Stock Units, in each case until Awards have paid out in shares of Common Stock after the end of the Restriction Period.
(d)The Awards of Restricted Stock Units may provide Holders with the right to receive Dividend Equivalents. Dividend Equivalents may be settled in cash and/or shares of Common Stock and will be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as provided in the Agreement with respect to the Restricted Stock Units. No interest will be paid on the Dividend Equivalents.
(e)In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restrictions or limitations to which a Restricted Stock Unit Award was made subject at the time of grant.
Article X
Cash Awards, Other Stock-Based Awards, and Performance Awards
10.1Cash Awards. In addition to granting Options, SARs, Restricted Shares, Restricted Stock Units, or Other Stock-Based Awards, the Committee shall, subject to the limitations of the Plan, have authority to grant to eligible persons Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies as the Committee shall determine. The determinations made by the Committee pursuant to this Section 10.1 shall be specified in the applicable Agreement. Notwithstanding the foregoing, subsequent to the grant of a Cash Award, the Committee, at any time before complete termination of any such Cash Award, may accelerate the time or times at which such Cash Award vests in whole or in part.
10.2Other Stock-Based Awards. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock, may be granted hereunder to Holders ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Holder is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board or the Committee may determine. Subject to the provisions of the Plan, the Board or the Committee shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price

132

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
applicable thereto. Other Stock-Based Awards may provide Holders with the right to receive Dividend Equivalents. Dividend Equivalents may be settled in cash and/or shares of Common Stock and will be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Awards with respect to which paid, as provided in the Agreement with respect to the Other Stock-Based Awards. No interest will be paid on the Dividend Equivalents. Subsequent to the grant of an Other Stock-Based Award, the Committee, at any time before complete termination of any such Other Stock-Based Award, may accelerate the time or times at which such Other Stock-Based Award vests in whole or in part.
10.3Designation as a Performance Award. The Committee shall have the right to designate any Award of Options, SARs, Restricted Shares, Restricted Stock Units, Other Stock-Based Awards or Cash Awards as a Performance Award.
10.4Performance Objectives. The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives over a performance period established by the Committee based upon one or more of the following business criteria that apply to the Holder, one or more business units, divisions or Subsidiaries of the Company or the applicable sector of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies: increased revenue; net income measures (including income after capital costs and income before or after taxes); stock price measures (including growth measures and total stockholder return); price per share of Common Stock; market share; audience metrics (such as program ratings, web impressions, and subscribers); earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization (EBITDA); economic value added; market value added; debt to equity ratio; cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, adjusted operating income before depreciation and amortization, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); expense measures (including overhead cost and general and administrative expenses); margins; stockholder value; total stockholder return; proceeds from dispositions; total market value and corporate values measures (including ethics compliance, environmental and safety) or any other business criteria established by the Committee. Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the Award are satisfied, and the Committee’s determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing.
The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) non-recurring or unusual gains or losses, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (vi) fluctuation in foreign currency exchange rates, (vi) charges for restructuring and rationalization programs, and (vii) any other adjustment determined by the Committee. Such performance measures (i) may vary by Holder and may be different for different Awards and (ii) may be particular to a Holder or the department, branch, line of business, subsidiary or other unit in which the Holder works and may cover such period as may be specified by the Committee.
10.5Waiver of Performance Objectives. The Committee shall have the discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award unless the relevant Agreement states otherwise.
Article XI
General Provisions
11.1Acceleration of Awards.
(a)Death or Disability. If a Holder’s employment shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted
Shares shall be deemed to have expired and all such Restricted Shares and any related Unvested Dividends shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Restricted Stock Units, each such Award of Restricted Stock Units and any unpaid Dividend Equivalents shall become vested in full.

2024 PROXY STATEMENT	133

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
(b)Approved Transactions; Board Change; Control Purchase.
In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Unvested Dividends shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Restricted Stock Units, each such Award of Restricted Stock Units and any unpaid Dividend Equivalents shall become vested in full, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. The effect, if any, on a Cash Award or Other Stock-Based Award of an Approved Transaction, Board Change or Control Purchase shall be prescribed in the applicable Agreement. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the applicable series of Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.
Notwithstanding any provision of the Plan to the contrary, in the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized, in its discretion, (i) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (ii) to cancel any such Awards and to deliver to the Holders cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the exercise price of the Options or the base price of the SARs, as applicable.
No action pursuant to this Section 11.1(b) shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.
11.2Termination of Employment or Service.
(a)General. If a Holder’s employment or service shall terminate prior to an Option’s or SAR’s becoming exercisable or being exercised in full, or during the Restriction Period with respect to any Restricted Shares or Restricted Stock Units, then such Option or SAR shall thereafter become or be exercisable, the Holder’s rights to any unvested Restricted Shares, Restricted Stock Units, Unvested Dividends, unpaid Dividend Equivalents and related cash amounts shall thereafter vest, in each case solely to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder’s employment terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination of the Holder’s employment or service for "cause" will be treated in accordance with the provisions of Section 11.2(b). The effect on a Cash Award or Other Stock-Based Award of the termination of a Holder’s employment or service for any reason, other than for "cause," shall be prescribed in the applicable Agreement.
(b)Termination for Cause. If a Holder’s employment or service with the Company or a Subsidiary of the Company shall be terminated by the Company or such Subsidiary for "cause" during the Restriction Period with respect to any Restricted Shares or Restricted Stock Units or prior to any Option or SAR becoming exercisable or being exercised in full or prior to the payment in full of any Cash Award (for these purposes, "cause" shall have the meaning

134

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall include insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity), then, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) all Options and SARs and all unvested or unsettled Restricted Stock Units and all unpaid Cash Awards held by such Holder shall immediately terminate, and (ii) such Holder’s rights to all Restricted Shares, Unvested Dividends, any unpaid Dividend Equivalents and any related cash amounts shall be forfeited immediately. The Committee may determine retroactively, within one year after employment or service ends, that the Company or its Subsidiary had "cause" for termination of a Holder who has ceased to be employed or in service and may cause the forfeiture of any still outstanding Awards.
(c)Miscellaneous. The Committee may determine whether any given leave of absence constitutes a termination of employment; provided, however, that for purposes of the Plan, (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company provided the employee’s right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment. Unless otherwise determined by the Committee and provided in the applicable Agreement, Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company. For this purpose, "Company" shall mean the Company and any Subsidiary or Affiliate thereof, the services providers of which are eligible to receive Awards under this Plan.
11.3Right of Company to Terminate Employment or Service. Nothing contained in the Plan or in any Award, and no action of the Company or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ or service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any Subsidiary of the Company to terminate the employment or service of the Holder at any time, with or without cause, subject, however, to the provisions of any employment or other service-providing agreement between the Holder and the Company or any Subsidiary of the Company.
11.4Nonalienation of Benefits; Nontransferability of Awards. Except as set forth below, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Person entitled to such benefits. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and, during the life of the Holder, shall be exercisable only by the Holder; provided, however, that, except with respect to Awards subject to Section 409A of the Code, the Board or the Committee may permit or provide in an Award for the gratuitous transfer of the Award by the Holder to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Holder and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Holder, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11.4 shall be deemed to restrict a transfer to the Company.
11.5Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan. Any such documentation may contain (but shall not be required to contain) such provisions as the Committee deems appropriate to ensure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Company. Any such Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 11.7(b).
11.6Designation of Beneficiaries. Each person who shall be granted an Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such person.

2024 PROXY STATEMENT	135

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
11.7Termination and Amendment.
(a)General. No Awards that would not have been authorized under the Share Limit that was in effect immediately prior to the date on which the Plan was amended and restated may be granted under this amended and restated Plan before the Stockholder Approval Date. If the Stockholder Approval Date does not occur before the first (1st) anniversary of the date on which the Plan was amended and restated, then the amended and restated Plan shall terminate on such first (1st) anniversary, and the Plan as in effect prior to its amendment and restatement shall remain in effect in accordance with it terms. If the Stockholder Approval Date occurs before the first (1st) anniversary of the date on which the Plan was amended and restated, then the Plan, as amended and restated, shall terminate on the tenth (10th) anniversary of the Stockholder Approval Date, unless the Plan shall theretofore have been terminated as hereinafter provided. The Plan may be terminated suspended, discontinued, modified or amended at an earlier time if such action is deemed advisable by the Committee.
(b)Modification. No termination, modification or amendment of the Plan may, without the consent of the person to whom any Award shall theretofore have been granted, materially adversely affect the rights of such person with respect to such Award, except as otherwise permitted by Section 11.20. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder, or as otherwise permitted under Section 11.20, and subject to the terms and conditions of the Plan (including Section 11.7(a)), the Committee may amend outstanding Agreements with any Holder, including any amendment which would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder’s consent, unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and grant a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this Section 11.7(b) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.
11.8Government and Other Regulations. The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the Securities Act, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted. For so long as any series of Common Stock are registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act with respect to all shares of the applicable series of Common Stock that may be issued to Holders under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.
11.9Withholding. The Company’s obligation to deliver shares of Common Stock or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Restricted Stock Units or Other Stock-Based Awards or the satisfaction of the Performance Objectives applicable to a Performance Award, as appropriate, may, in the discretion of the Committee, be paid in shares of the applicable series of Common Stock already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions (including the conditions referenced in Section 6.5) as the Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Company of, all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company with respect to such Award.
If provided for in an Award or approved by the Board or the Committee in its sole discretion, a Holder may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board or the Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such

136

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a Fair Market Value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a Fair Market Value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
11.10Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
11.11Treatment with Respect to Other Benefit Programs. By acceptance of an Award, unless otherwise provided in the applicable Agreement or required by law, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary of the Company. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company or its Subsidiary on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary of the Company.
11.12Unfunded Plan. Neither the Company nor any Subsidiary of the Company shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards, and the Plan shall constitute an "unfunded" plan of the Company. Except as provided in Article VIII with respect to Awards of Restricted Shares and except as expressly set forth in an Agreement, no employee or independent contractor shall have voting or other rights with respect to the shares of Common Stock covered by an Award prior to the delivery of such shares. Neither the Company nor any Subsidiary of the Company shall, by any provisions of the Plan, be deemed to be a trustee of any shares of Common Stock or any other property, and the liabilities of the Company and any Subsidiary of the Company to any employee or independent contractor pursuant to the
Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee, independent contractor, former independent contractor or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary of the Company, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
11.13Governing Law. The Plan and all Awards made hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware.
11.14Accounts. The delivery of any shares of Common Stock and the payment of any amount in respect of an Award shall be for the account of the Company or the applicable Subsidiary of the Company, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 11.9.
11.15No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Agreement. In such instance, unless the Committee determines to round payments up to the nearest whole Share, determines that payment shall be made in cash in lieu of such fractional shares based on the Fair Market Value of a share of Common Stock at such time, or determines otherwise, fractional shares of Common Stock and any rights thereto shall be forfeited or otherwise eliminated.
11.16Legends. Each certificate evidencing shares of Common Stock subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.
11.17Company’s Rights. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.
11.18Successors. Any obligations of the Company under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

2024 PROXY STATEMENT	137

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
11.19Interpretation. The words "include," "includes," "included" and "including" to the extent used in the Plan shall be deemed in each case to be followed by the words "without limitation."
11.20Compliance with Section 409A of the Code. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Holder pursuant to the Plan in connection with his or her employment or service termination constitutes "nonqualified deferred compensation" within the meaning of Section 409A of the Code and (ii) the Holder is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company or its Subsidiary in accordance with its procedures, by which determinations, the Holder (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of "separation from service" (as determined under Section 409A of the Code) (the "New Payment Date"), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Holder during the period between the date of separation from service and the New Payment Date shall be paid to the Holder in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.
Neither the Company nor any of its Subsidiaries makes any representations or warranties and shall have no liability to the Holder or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not satisfy the conditions of that section. No provision of this Plan or an Agreement shall be construed to indemnify any Holder for any taxes incurred by reason of Section 409A of the Code (or timing of incurrence thereof).
11.21Authorization of Sub-Plans (including for Grants to non-U.S. Employees and Independent Contractors). The Board or the Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board or the Committee shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s or the Committee’s discretion under the Plan as the Board or the Committee deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board or the Committee shall deem necessary or desirable. All supplements adopted by the Board or the Committee shall be deemed to be part of the Plan, but each supplement shall apply only to Holders within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Holders in any jurisdiction which is not the subject of such supplement.
11.22Clawback Policy. Notwithstanding any other provisions in this Plan, any Award shall be subject to recovery or clawback by the Company under the terms of any Agreement or any clawback policy adopted by the Company (as amended from time to time), including any clawback policy adopted by the Company (as amended from time to time) in accordance with SEC regulations, any securities exchange listing requirements or other applicable law.
11.23Stock Ownership Guidelines. Any Award shall be subject to any applicable stock ownership guidelines adopted by the Company, as amended or superseded from time to time.
11.24Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company or its Subsidiary will be liable to any Holder, former Holder, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company or its Subsidiary. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

138

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Appendix B
Warner Bros. Discovery, Inc.
Nasdaq Board Diversity Matrix
The following table is presented in accordance with the requirements of, and in the format prescribed by, Nasdaq Rule 5606.

Warner Bros. Discovery, Inc. Board Diversity Matrix (As of April 4, 2024)
Total Number of Directors	11

Part 1: Gender Identity	Female	Male
Directors	3	8
Part 2: Demographic Information
African American or Black	2	—
Asian	1	2
White	—	6

2024 PROXY STATEMENT	139

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices
Appendix C
Non-GAAP Financial Measures
Warner Bros. Discovery, Inc. uses the non-GAAP financial measure of Adjusted EBITDA in this proxy statement as one of the important financial measures, among other measures, to evaluate the operating performance of our business. The Company defines Adjusted EBITDA as operating income excluding: (i) employee share-based compensation, (ii) depreciation and amortization, (iii) restructuring and facility consolidation, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) certain inter-segment eliminations, (vii) third-party transaction and integration costs, (viii) amortization of purchase accounting fair value step-up for content, (ix) amortization of capitalized interest for content, and (x) other items impacting comparability.
Management uses certain non-GAAP financial measures, such as Adjusted EBITDA, in making financial, operating and planning decisions and in evaluating our performance. The Company believes Adjusted EBITDA is relevant to investors because it allows them to analyze the operating performance of the Company using the same metric management does. Adjusted EBITDA should be considered in addition to, but not a substitute for, operating income, net income and other measures of financial performance reported in accordance with U.S. GAAP. Please see the 2023 Form 10-K for a reporting of our financial results in accordance with GAAP.
The following information is provided to reconcile Adjusted EBITDA to net loss, its most comparable GAAP measure, for the year ended December 31, 2023 and for the year ended December 31, 2022 on a pro forma combined basis. Pro forma combined results present the combined results of the Company and the WarnerMedia Business as if the WarnerMedia Transaction had been completed on January 1, 2021. Management believes reviewing our pro forma combined operating results in addition to actual operating results is useful in identifying trends in, or reaching conclusions regarding, the overall operating performance of our businesses. The pro forma combined financial information is based on the historical operating results and includes adjustments in accordance with Article 11 of Regulation S-X to illustrate the effects of the WarnerMedia Transaction as if it had occurred on January 1, 2021. The pro forma combined financial information includes, where applicable, adjustments for (i) additional costs of revenues from the fair value step-up of film and television library, (ii) additional amortization expense related to acquired intangible assets, (iii) additional depreciation expense from the fair value of property and equipment, (iv) transaction costs and other one-time non-recurring costs, (v) additional interest expense for borrowings related to the WarnerMedia Transaction and amortization associated with fair value adjustments of debt assumed, (vi) changes to align accounting policies, (vii) elimination of intercompany activity, and (viii) associated tax-related impacts of adjustments. Adjustments do not include costs related to integration activities, cost savings or synergies that have been or may be achieved by the combined business. These pro forma adjustments are based on available information as of December 31, 2023 and upon assumptions that the Company believes are reasonable to reflect the impact of the WarnerMedia Transaction on the Company's historical financial information on a supplemental pro forma basis. The pro forma financial information is presented for informational purposes and is not indicative of the results of operations that would have been achieved if the WarnerMedia Transaction had occurred on January 1, 2021, nor is it indicative of future results.
For historical pro forma financial information including segment level detail and reconciliations of non-GAAP metrics to their GAAP equivalent, please refer to the Trending Schedules and Non-GAAP Reconciliations posted in the "Quarterly Results" section of the Company's investor relations website at ir.wbd.com.

140

Proxy Statement Summary	Proposal 1	Corporate Governance	Audit Matters	Executive Compensation	Other Matters	Additional Information	Appendices

	Year Ended December 31,
	2023	2022
Unaudited; in millions	Actual	Pro Forma Combined
Net loss available to Warner Bros. Discovery, Inc.	$(3,126)	$(5,359)
Net income attributable to noncontrolling interests	47	74
Income tax benefit	(784)	(1,607)
Loss before income taxes	(3,863)	(6,892)
Other expense (income), net	94	(306)
Interest expense, net	2,221	2,292
Operating loss	(1,548)	(4,906)
Impairments and loss on dispositions	77	117
Restructuring and other charges	585	3,667
Depreciation and amortization	7,985	7,227
Employee share-based compensation	488	434
Transaction and integration costs	162	631
Facility consolidation costs	32	—
Amortization of fair value step-up for content	2,373	2,004
Amortization of capitalized interest for content	46	—
Adjusted EBITDA	$10,200	$9,174
As shown in the table above, Adjusted EBITDA increased 11% from 2022 to 2023. On a constant currency basis ("ex-FX"), Adjusted EBITDA increased 12% from 2022 to 2023.
The impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis, in addition to results reported in accordance with GAAP provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with GAAP. The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts.
The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “2023 Baseline Rate”), and the prior year amounts translated at the same 2023 Baseline Rate. In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies.

2024 PROXY STATEMENT	141

WARNER BROS. DISCOVERY

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WBD2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V40624-P09240-Z87209

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WARNER BROS. DISCOVERY, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, AND 4, AND "AGAINST" PROPOSALS 5, 6 AND 7.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote On Directors

1. ELECTION OF DIRECTORS

Nominees:

01) Li Haslett Chen	05) John C. Malone
02) Richard W. Fisher	06) Fazal Merchant
03) Paul A. Gould	07) Paula A. Price
04) Kenneth W. Lowe	08) David M. Zaslav

Vote On Proposals

		For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Warner Bros. Discovery, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐
3.	To vote on an advisory resolution to approve the 2023 compensation of Warner Bros. Discovery, Inc.'s named executive officers, commonly referred to as a "Say-on-Pay" vote.	☐	☐	☐
4.	To approve the amended and restated Warner Bros. Discovery, Inc. Stock Incentive Plan.	☐	☐	☐
5.	To vote on a stockholder proposal entitled, "Report on Use of AI", if properly presented.	☐	☐	☐
6.	To vote on a stockholder proposal entitled, "Adopt a Shareholder Right to Call a Special Shareholder Meeting", if properly presented.	☐	☐	☐
7.	To vote on a stockholder proposal entitled, "Corporate Financial Sustainability", if properly presented.	☐	☐	☐

8. By the proxy holders, in their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted "FOR" proposals 1, 2, 3 and 4, and "AGAINST" proposals 5, 6 and 7.** If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 3, 2024:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V40625-P09240-Z87209

WARNER BROS. DISCOVERY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2024 ANNUAL MEETING OF STOCKHOLDERS
JUNE 3, 2024

The stockholder(s) hereby appoint(s) Savalle C. Sims and Tara L. Smith, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Common Stock of Warner Bros. Discovery, Inc. that the stockholder(s) is/are entitled to vote at the 2024 Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on June 3, 2024, held virtually at www.virtualshareholdermeeting.com/ WBD2024, and any adjournment or postponement thereof. Instructions on how to access the Annual Meeting are available on our Investor Relations website (http://ir.wbd.com), by contacting us at investor.relations@wbd.com or at 1-877-324-5850.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4, AND "AGAINST" PROPOSALS 5, 6 AND 7.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE